Execution Version

FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

GLOBAL MARINE HOLDINGS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

Dated as of November 30, 2017

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THIS LIMITED LIABILITY COMPANY AGREEMENT AMONG THE MEMBERS OF THE ISSUER.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO A SECURITYHOLDERS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN OF THE ISSUER’S EQUITYHOLDERS. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER OF SECURITIES REPRESENTED BY THIS INSTRUMENT UPON WRITTEN REQUEST.

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EXHIBITS:

Exhibit A	Form of Joinder to Limited Liability Company Agreement
Exhibit B	Form of Consent of Spouse

SCHEDULES:

Schedule A	Members Schedule
Schedule B	Business and Business Strategy of the Company
Schedule C	Code of Conduct

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FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
GLOBAL MARINE HOLDINGS, LLC
This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of November 30, 2017, of GLOBAL MARINE HOLDINGS, LLC, a Delaware limited liability company (the “Company”), is made by and among the Members (as herein defined) and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 1.1.
RECITALS
A.     The Company has been formed as a limited liability company pursuant to Section 214 of the Delaware Act by filing a Certificate of Formation of the Company (the “Certificate of Formation”) with the Office of the Secretary of State of the State of Delaware on September 12, 2014.
B.    The HC2 Member entered into a Limited Liability Company Agreement of the Company dated September 12, 2014 (the “Original Operating Agreement”).
C.    The HC2 Member, Zencor Holdings and Commando Partners LLC entered into an Amended and Restated Limited Liability Company Agreement of the Company dated December 3, 2014 (the “Amended and Restated Operating Agreement”).
D.    The HC2 Member, Zencor Holdings, Commando Partners LLC and certain Incentive Members entered into a Second Amended and Restated Limited Liability Company Agreement of the Company dated April 27, 2015 (the “Second Amended and Restated Operating Agreement”).
E.    The HC2 Member, Zencor Holdings, Commando Partners LLC and certain Incentive Members entered into a Third Amended and Restated Limited Liability Company Agreement of the Company dated June 9, 2016 (the “Third Amended and Restated Operating Agreement”).
F.    In connection with the consummation of the transactions contemplated by that certain Business Purchase Agreement (the “Business Purchase Agreement”), dated as of October 11, 2017, by and among the Fugro Member, GMSL and the Company, the Members desire to amend and restate the Third Amended and Restated Operating Agreement to, among other things, reflect the issuance of 43,882,283 Class A-2 Units (representing 23.6% of the aggregate number of outstanding Class A Units, Class A-1 Units and Class A-2 Units) to the Fugro Member (such Class A-2 Units, the “Initial Fugro Units”), establish the rights and preferences of the Members following such consummation and provide for the governance of the Company.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members, intending to be legally bound, hereby agree as follows:

#4837-3810-7979

ARTICLE I
Definitions
1.1    Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided in this Agreement):“3% Holders” has the meaning set forth in Section 13.3(b).
“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:
(i)    crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2 (g)(1), and 1.704-2(i); and
(ii)    debiting to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
“Adjusted Initial Fugro Units” means a number of Class A-2 Units equal to (a) the number of Initial Class A/A-1 Units multiplied by (b) a fraction, the numerator of which is the Fugro BPA Percentage as of the date of determination and the denominator of which is the GMSL BPA Percentage as of the date of determination.
“Adjustment Decrease Amount” of each Member, means, upon the occurrence of any Class A-2 Adjustment, an amount equal to the excess, if any, of (a) the aggregate amount of distributions actually received by such Member pursuant to Section 7.2(a) or (b) after the Fugro Acquisition Date, over (b) the amount of distributions that such Member would have been entitled to receive pursuant to Section 7.2(a) or (b) if the Class A-2 Distribution Percentage and the Class A/A-1 Distribution Percentage in effect immediately following such Class A-2 Adjustment had been in effect on the Fugro Acquisition Date.
“Adjustment Increase Amount” of each Member, means, upon the occurrence of any Class A-2 Adjustment, an amount equal to the excess, if any, of (a) the amount of distributions that such Member would have been entitled to receive pursuant to Section 7.2(a) or (b) if the Class A-2 Distribution Percentage and the Class A/A-1 Distribution Percentage in effect immediately following such Class A-2 Adjustment had been in effect on the Fugro Acquisition Date, over (b) the aggregate amount of distributions actually received by such Member pursuant to Section 7.2(a) or (b) after the Fugro Acquisition Date.
“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group. Notwithstanding the forgoing, in no event shall any Member or any of

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its Affiliates be deemed to be an Affiliate of any other Member or any of its Affiliates (other than the Company) solely by reason of such Member’s control of the Company.
“Agreement” has the meaning set forth in the preamble.
“Aggregate Adjustment Payment” has the meaning set forth in Section 7.5.
“Amended and Restated Operating Agreement” has the meaning set forth in the Recitals.
“Amended Sale Notice” has the meaning set forth in Section 11.4(a)(ii).
“Annual Business Plan” has the meaning set forth in Section 3.8.
“Available Cash” at the time of any distribution, means all cash then held by the Company to the extent not otherwise required to pay Company (or its Subsidiaries’) expenses.
“Average Price” has the meaning set forth in Section 11.8(b).
“Bankruptcy” means, with respect to any Person, that (i) such Person has (A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Person an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; (ii) one hundred and twenty (120) days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) ninety (90) days have elapsed since the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties and such appointment has not been vacated or stayed or the appointment is not vacated within ninety (90) days after the expiration of such stay.
“Board” has the meaning set forth in Section 3.1(a).
“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:
(A)    The initial Book Value of any Company asset contributed (or deemed contributed) by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution or deemed contribution;
(B)    The Book Value of each Company asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more

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than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets (other than cash) as consideration for all or part of its Units unless the Board determines that such adjustment is not necessary to reflect the relative economic interests of the Members in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); (iv) the acquisition of an additional interest in the Company by any new existing Member in exchange for the provisions of services to or for the benefit of the Company; and (v) in connection with the issuance by the Company of a noncompensatory option (other than an option to acquire de minimis interest in the Company);
(C)    The Book Value of a Company asset distributed to any Member shall be the Fair Market Value of such Company asset as of the date of distribution thereof;
(D)    The Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Company asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section § 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this subparagraph (D) to the extent that an adjustment pursuant to subparagraph (B) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (D); and
(E)    If the Book Value of a Company asset has been determined or adjusted pursuant to subparagraphs (A), (B) or (D) above, such Book Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.
“Business Purchase Agreement” has the meaning set forth in the Recitals.
“Capital Account” has the meaning set forth in Section 6.2(a).
“Capital Contribution” means any contribution to the capital of the Company in cash or property by a Member or, in the case of a Class A-1 Member, the dollar amount allocated to the Class A-1 Units held by such Class A-1 Member in the applicable Grant Agreement with respect to the Class A-1 Units awarded thereunder, whenever made or deemed made.
“Certificate” means the Certificate of Formation, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Certificate of Formation” has the meaning set forth in the preamble.
“Class A Member” means a Member holding Class A Units.

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“Class A Percentage Interest” of each Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A Units held by such Member and the denominator of which is the aggregate Class A Units held by all Members.
“Class A Unit” means a Unit having the rights and obligations specified with respect to a “Class A Unit” in this Agreement.
“Class A-1 Member” means a Member holding Class A-1 Units.
“Class A-1 Unit” means a Unit having the rights and obligations specified with respect to a “Class A-1 Unit” in this Agreement.
“Class A-2 Adjustment” has the meaning set forth in Section 5.6.
“Class A-2 Member” means a Member holding Class A-2 Units.
“Class A-2 Distribution Percentage” means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A-2 Units held by all Members and the denominator of which is the aggregate Class A Units, Class A-1 Units and Class A-2 Units held by all Members.
“Class A-2 Percentage Interest” of each Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A-2 Units held by such Member and the denominator of which is the aggregate Class A-2 Units held by all Members.
“Class A-2 Unit” means a Unit having the rights and obligations specified with respect to a “Class A-2 Unit” in this Agreement.
“Class A/A-1 Distribution Percentage” means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A Units and Class A-1 Units held by all Members and the denominator of which is the aggregate Class A Units, Class A-1 Units and Class A-2 Units held by all Members.
“Class A/A-1/A-2 Percentage Interest” of each Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A Units, Class A-1 Units and Class A-2 Units held by such Member and the denominator of which is the aggregate Class A Units, Class A-1 Units and Class A-2 Units held by all Members.
“Class A/A-1/A-2/B Percentage Interest” of each Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units and Class B Units held by such Member and the denominator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units and Class B Units held by all Members.
“Class A/A-1/A-2/B/C Percentage Interest” of each Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units, Class B Units and Class C Units held by such Member and the denominator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units, Class B Units and Class C Units held by all Members.

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“Class A/A-1/A-2/B/C/D Percentage Interest” of each Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units, Class B Units, Class C Units and Class D Units held by such Member and the denominator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units, Class B Units, Class C Units and Class D Units held by all Members.
“Class B Member” means a Member holding Class B Units.
“Class B Threshold Percentage” of each Class B Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class B Units held by such Class B Member and the denominator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units and Class B Units held by all Members.
“Class B Unit” means a Unit having the rights and obligations specified with respect to a “Class B Unit” in this Agreement.
“Class C Member” means a Member holding Class C Units.
“Class C Threshold Percentage” of each Class C Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class C Units held by such Class C Member and the denominator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units, Class B Units and Class C Units held by all Members.
“Class C Unit” means a Unit having the rights and obligations specified with respect to a “Class C Unit” in this Agreement.
“Class D Member” means a Member holding Class D Units.
“Class D Threshold Percentage” of each Class D Member means a fraction (expressed as a percentage), the numerator of which is the aggregate Class D Units held by such Class D Member and the denominator of which is the aggregate Class A Units, Class A-1 Units, Class A-2 Units, Class B Units, Class C Units and Class D Units held by all Members.
“Class D Unit” means a Unit having the rights and obligations specified with respect to a “Class D Unit” in this Agreement.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
“Code of Conduct” has the meaning set forth in Section 3.7(a).
“Common Stock” means the common stock or other equity securities of Newco.
“Company” has the meaning set forth in the preamble.
“Company Associated Person” means Zencor Holdings, Zencor Management, Dick Fagerstal or any employee of the Company or any of its Subsidiaries.

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“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Section 1.704-2(d).
“Company Sale” means the consummation of a transaction, whether in a single transaction or in a series of related transactions, with any Independent Third Party or group of Independent Third Parties pursuant to which such Person or Persons acquire (whether by merger, consolidation, recapitalization, reorganization, redemption, transfer or issuance of equity securities or otherwise), directly or indirectly, (a) a majority of the Voting Units then outstanding or a number of Units of the Company (or any surviving or resulting Person) possessing the voting power to elect a majority of the board of directors (or governing body of such surviving or resulting Person), or (b) assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis); provided that in no event shall a Company Sale be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Company or any of its Subsidiaries or (ii) contributing equity securities to entities controlled by the Company (to the extent otherwise permitted hereunder), in either case unless following or contemporaneously with such transaction an Independent Third Party or group of Independent Third Parties makes an acquisition described in clause (a) or (b) above.
“Consent of Spouse” has the meaning set forth in Section 4.4.
“Covered Person” has the meaning set forth in Section 13.7(a).
“Deemed Fugro Value” at any time of determination means an amount equal to (a) $65,000,000 minus (b) the aggregate amount of any Fugro Adjustment Claims settled on or prior to such date.
“Deemed GMSL Value” at any time of determination means an amount equal to (a) $210,000,000 minus (b) the aggregate amount of any GMSL Adjustment Claims settled on or prior to such date.
“Deemed Total Value” at any time of determination means an amount equal to the sum of (a) the Deemed GMSL Value and (b) the Deemed Fugro Value.
“Delaware Act” means the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as amended from time to time.
“Demand Registrations” has the meaning set forth in Section 13.1(a).
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board.

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“Directors” has the meaning set forth in Section 3.1(a).
“Drag Sale” has the meaning set forth in Section 11.8(c).
“EBITDA” means, for any period, the net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, the sum, without duplication, of amounts for (a) consolidated interest expense, (b) provisions for taxes based on income, (c) total depreciation expense, (d) total amortization expense, and (e) other non-cash charges reducing such net income.
“Electing Majority Members” has the meaning set forth in Section 11.6(a).
“Electing Person” has the meaning set forth in Section 3.1(e)(i).
“Exchange Act” has the meaning set forth in Section 13.4(b).
“Fair Market Value” of any asset as of any date means the purchase price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s-length transaction. Except as otherwise set forth in this Agreement (including, without limitation, Section 11.8), the Fair Market Value of any asset shall be determined in good faith by the Board based on such factors as the Board, in the exercise of their reasonable business judgment, considers relevant.
“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents, the lineal descendants of such Person’s parents (whether natural or adopted) and any spouse of the foregoing persons (collectively, “relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership, limited liability company or corporation the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.
“First Return Threshold Amount” at any time of determination means the greater of (a) the excess of (i) (x) two multiplied by (y) the aggregate Capital Contributions of the Class A Members over (ii) the aggregate amount previously distributed to the Class A Members pursuant to Section 7.2 and (b) the amount which, when taken together with all other distributions to the Class A Members, would result in an internal rate of return for the Class A Members, taken as a group (calculated taking account of the actual timing of Capital Contributions and distributions pursuant to Section 7.2 and using the xIRR function on Microsoft Excel) equal to 15% if such amount were distributed to the Class A Members at such time.
“Fiscal Year” means the Company’s Taxable Year.

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“Fugro Acquisition Date” means the date of the Fourth Amended and Restated Limited Liability Company Agreement of the Company.
“Fugro Adjustment Claim” means any claim by GMSL for indemnification under the Business Purchase Agreement or the Warranty and Indemnity Agreement which has been finally determined in favor of GMSL in accordance with the terms of the applicable agreement and which the Fugro Member has elected to settle by an adjustment to the number of Class A-2 Units issued to the Fugro Member pursuant to the Business Purchase Agreement.
“Fugro Directors” has the meaning set forth in Section 3.1(d)(i).
“Fugro BPA Percentage” means a fraction (expressed as a percentage), the numerator of which is the Deemed Fugro Value and the denominator of which is the Deemed Total Value.
“Fugro Interest” has the meaning set forth in Section 11.8(b).
“Fugro Member” means Fugro Consultants International N.V., a public limited liability corporation organized under the laws of Curacao tax resident in the Netherlands.
“Fugro Member Parent” means Fugro N.V., a Dutch public company.
“Fugro Member Sale” has the meaning set forth in Section 11.8(b).
“Fugro Offer Notice” has the meaning set forth in Section 11.8(b).
“Fugro Offer Period” has the meaning set forth in Section 11.8(b).
“Fugro Offer Price” has the meaning set forth in Section 11.8(b).
“Fugro Offerees” has the meaning set forth in Section 11.8(b).
“Fugro Sale Process” has the meaning set forth in Section 11.8(a).
“GAAP” means generally accepted accounting principles in the United States of America.
“GCL” means the General Corporation Law of the State of Delaware, as the same may be amended from time to time.
“GMHL” shall mean Global Marine Holdings Limited, a company incorporated in England with registered number 04352407.
“GMSL” means Global Marine Systems Limited, a company incorporated in England with registered number 01708481.
“GMSL Adjustment Claim” means any claim by the Fugro Member for indemnification under the Business Purchase Agreement or the Warranty and Indemnity Agreement which has been finally determined in favor of the Fugro Member in accordance with the terms of

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the applicable agreement and which GMSL has elected to settle by an adjustment to the number of Class A-2 Units issued to the Fugro Member pursuant to the Business Purchase Agreement.
“GMSL BPA Percentage” means a fraction (expressed as a percentage), the numerator of which is the Deemed GMSL Value and the denominator of which is the Deemed Total Value.
“Grant Agreement” means any agreement between the Company, on the one hand, and any of its or any of its subsidiaries’ officers, directors, consultants or employees, on the other hand, pursuant to which the Company grants such individuals Class A-1 Units, Class B Units, Class C Units and/or Class D Units.
“HC2 Member” means HC2 Holdings 2, Inc., a Delaware corporation.
“HC2 Member Parent” means HC2 Holdings, Inc., a Delaware corporation.
“Incentive Interest” has the meaning set forth in Section 5.3(i).
“Incentive Member” means each Member holding Incentive Interests.
“Indemnified Party” has the meaning set forth in Section 13.7(c).
“Indemnifying Member” has the meaning set forth in Section 7.4.
“Indemnifying Parties” has the meaning set forth in Section 13.7(c).
“Independent Investment Bank” has the meaning set forth in Section 11.8(c).
“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own, directly or indirectly, in excess of five percent (5%) of the total Membership Interests of the Company on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with, or is otherwise an Affiliate of, any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner or such other Persons.
“Initial Class A/A-1 Units” means the aggregate number of outstanding Class A Units and Class A-1 Units as of the Fugro Acquisition Date.
“Initial Fugro Units” has the meaning set forth in the Recitals.
“Initial Public Offering” has the meaning set forth in Section 13.11(a).
“Joinder” has the meaning set forth in Section 4.7.
“Leverage Ratio” means the ratio as of the last day of any fiscal quarter of (a) the aggregate stated balance sheet amount of all indebtedness for borrowed money (net of all cash and cash equivalents) of the Company and its Subsidiaries as of such day, determined on a consolidated basis in accordance with GAAP, to (b) EBITDA for the four-fiscal quarter period ending on such date.

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“Liquidator” has the meaning set forth in Section 10.2(a).
“Losses” means items of loss and deduction of the Company determined according to Section 6.2(b).
“Majority in Voting Interest” means, at any time, a Member or Members which own a majority of the votes of all of the Voting Units outstanding at such time.
“Majority Member” means, at any time, a Member that individually or together with its Affiliates owns a majority of the Voting Units outstanding at such time.
“Majority of the Board” means, at any time, a combination of any of the then Directors constituting a majority of the votes of all of the Directors who are then elected and qualified.
“Majority of the Minority” means, at any time, the Members holding a majority of the Voting Units held by the Members other than a Majority Member.
“Member” means each Person identified on the Members Schedule as of the date hereof who is a party to or is otherwise bound by this Agreement and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.
“Member Minimum Gain” with respect to each Member Nonrecourse Debt, means the amount of Company Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d)(1)) that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).
“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.
“Member Nonrecourse Deduction” has the meaning set forth in Treasury Regulation Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.
“Members Schedule” has the meaning set forth in Section 5.1.
“Membership Interest” means the interest acquired by a Member in the Company, including such Member’s right (based on the type and class and/or series of Unit or Units held by such Member), as applicable, (A) to a distributive share of Profits, Losses, and other items of income, gain, loss, deduction and credits of the Company, (B) to a distributive share of the assets of the Company, (C) to vote on, consent to or otherwise participate in any decision of the Members, and (D) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

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“NASDAQ” means the National Association of Securities Dealers Automated Quotations system.
“Newco” has the meaning set forth in Section 13.11(a).
“Nonvoting Units” means the Class A-1 Units, the Class B Units, the Class C Units and the Class D Units.
“Notice” has the meaning set forth in Section 9.6(a).
“Offer Notice” has the meaning set forth in Section 11.7(a).
“Offer Period” has the meaning set forth in Section 11.7(a).
“Offered Units” has the meaning set forth in Section 11.4(a)(i).
“Offerees” has the meaning set forth in Section 11.7(a).
“officers” has the meaning set forth in Section 3.3(a).
“Original Operating Agreement” has the meaning set forth in the Recitals.
“Other Indemnitors” has the meaning set forth in Section 3.6.
“Other Registration Rights” has the meaning set forth in Section 13.1(a)(iii).
“Permitted Transfer” means (i) with respect to any Transfer of Units by any Member (a) in the case of an individual Member, a Transfer pursuant to applicable laws of descent and distribution or to any member of such Member’s Family Group, (b) in the case of any entity, a Transfer among its Affiliates, or the partners (including limited partners) or employees of it or its Affiliates, (c) in connection with any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, a Transfer in which all Members holding the same type and class or series of Units are treated the same and which transaction does not involve the Transfer of Units to an Independent Third Party, including the reorganization of the Company into Newco, (d) a Transfer to any Person that is already a Member prior to such Transfer, or (e) a Transfer to the Company pursuant to a Grant Agreement (including the incentive plan governing such Grant Agreement) or the Zencor Management Agreement and (ii) solely with respect to the HC2 Member, any pledge, hypothecation, grant of a security interest or lien, or other encumbrance on all or any portion of its Membership Interest for the benefit of the HC2 Member or any of its Affiliates.
“Permitted Transferee” means any Person to whom a Permitted Transfer was made.
“Person” means any individual, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.
“Piggyback Registration” has the meaning set forth in Section 13.2(a).
“Preemptive Interests” has the meaning set forth in Section 4.11(a).

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“Preferred Return” of a Class A Member or Class A-1 Member for any period means an 8% annual rate of return on the Unreturned Capital Contributions of such Class A Member or Class A-1 Member, as applicable, compounded (i.e., treated as additional Unreturned Capital Contributions) annually on January 1 of each year, computed in the manner of interest and taking proper account of the timing of distributions pursuant to Section 7.2 and Capital Contributions. For purposes of computing the Preferred Return, Capital Contributions  made by the Class A Members for Class A Units issued prior to the date of the Third Amended and Restated Operating Agreement shall be deemed to have been made as of December 3, 2014,  Capital Contributions made by the Class A Members for Class A Units issued after the date of the Third Amended and Restated Operating Agreement shall be deemed to have been made as of the date contributed and the Class A-1 Members shall be deemed to have made Capital Contributions in respect of their Class A-1 Units on the date such Class A-1 Units were granted.
“Proceeding” has the meaning set forth in Section 13.7(c).
“Profits” means items of income and gain of the Company determined according to Section 6.2(b).
“Prohibited Transferee” means (i) any Person with respect to which the Board has reasonably determined that such Person or any of its Affiliates, is, or is reasonably expected to become, a competitor of the Company or any of its Subsidiaries; (ii) a Person who is the subject of any ongoing investigation or sanctions by any governmental authority regarding any alleged criminal or fraudulent activity of such Person, including any alleged violation of any applicable anti-corruption, anti-money laundering, anti-terrorism and economic sanction and anti-boycott laws; (iii) a Person who is, or whose Affiliate is, then a party adverse in any pending or threatened (in writing) action, suit or proceeding (A) to the Company or any of its Subsidiaries or (B) to any Member or an Affiliate thereof in which the amount at issue exceeds $2,000,000; or (iv) a Person who is then in Bankruptcy (or an Affiliate that is substantively consolidated with a Person that is then in Bankruptcy).
“Projections” means the internally-generated budget, as customarily prepared by management of the Company, including a projected consolidated balance sheet of the Company and its Subsidiaries, the related consolidated statements of projected operations or income and projected cash flow, in each case on a fiscal quarter basis.
“Proposed Tag Purchaser” has the meaning set forth in Section 11.4(a)(i).
“Public Offering” means any underwritten offering of Common Stock to the public pursuant to an effective Registration Statement under the Securities Act (or the closing of another transaction that results in any Common Stock (or the common stock or other equity securities of any successor corporation the common stock of which is exchanged for the Common Stock) being publicly traded and widely held by the public); provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.
“Public Sale” means any sale of securities pursuant to a Public Offering or a Rule 144 Sale.

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“Recommended Offer” has the meaning set forth in Section 11.8(c).
“Registrable Securities” means (i) the Units, (ii) any other securities that may be issued or distributed in respect of such Units by way of any equity split, equity dividend, exchange or other distribution, recapitalization, reclassification, merger, consolidation or similar event, including Common Stock, and (iii) the shares of Common Stock issuable upon conversion or exchange of the Units. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (x) when they have been Transferred in a Public Sale, (y) when such Registrable Securities can be sold without restriction (including as to manner of sale requirements or volume restrictions) under Rule 144 of the Securities Act and or (z) when such Registrable Securities have been otherwise Transferred if (I) new certificates not bearing the legend set forth in Section 11.5 shall have been delivered by the Company, (II) subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force and (III) such securities can be sold without restriction (including as to manner of sale requirements or volume restrictions) under Rule 144 of the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected.
“Registration Notice” has the meaning set forth in Section 13.1(a).
“Registration Request” has the meaning set forth in Section 13.1(a).
“Registration Statement” means any registration statement of the Company filed with the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form), including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Regulatory Allocations” has the meaning set forth in Section 8.2(f).
“Representatives” has the meaning set forth in Section 4.9(a).
“Requesting Holder” has the meaning set forth in Section 13.1(a).
“Required Registration” has the meaning set forth in Section 13.5.
“Rule 144 Sale” means a sale of securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act (or any successor law).
“Sale Notice” has the meaning set forth in Section 11.4(a)(i).
“Sale Period” has the meaning set forth in Section 11.7(d).

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“Sale Price” has the meaning set forth in Section 11.7(a).
“Sale Process” has the meaning set forth in Section 11.8(c).
“SEC” means the Securities and Exchange Commission.
“Second Amended and Restated Operating Agreement” has the meaning set forth in the Recitals.
“Second Return Threshold Amount” at any time of determination means the greater of (a) the excess of (i) (x) two multiplied by (y) the aggregate Capital Contributions of the Class A Members over (ii) the aggregate amount previously distributed to the Class A Members pursuant to Section 7.2 and (b) the amount which, when taken together with all other distributions to the Class A Members, would result in an internal rate of return for the Class A Members, taken as a group (calculated taking account of the actual timing of Capital Contributions and distributions pursuant to Section 7.2 and using the xIRR function on Microsoft Excel) equal to 20% if such amount were distributed to the Class A Members at such time.
“Securities Act” means the United States Securities Act of 1933, as amended from time to time.
“Segregated Account” has the meaning set forth in Section 5.2(b)(ii).
“Subject Interest” has the meaning set forth in Section 11.7.
“Subscription Agreement” means each subscription agreement entered into by the Company and a Member pursuant to which such Member has purchased Units.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing manager or general partner of such limited liability company, partnership, association or other business entity.
“Subsidiary Available Cash” means Available Cash calculated only with respect to the Subsidiaries of the Company on a combined basis and without giving effect to any Available Cash at the Company.

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“Subsidiary Leverage Ratio” means the Leverage Ratio as calculated only with respect to the Subsidiaries of the Company on a combined basis and without giving effect to any indebtedness of the Company that is nonrecourse to a Subsidiary (but excluding any intercompany debt that would be eliminated upon consolidation).
“Tag Notice” has the meaning set forth in Section 11.4(a)(i).
“Tag Period” has the meaning set forth in Section 11.4(a)(i).
“Tag Transfer” has the meaning set forth in Section 11.4(a)(i).
“Tagging Member” has the meaning set forth in Section 11.4(a)(i).
“Tax Matters Partner” has the meaning set forth in Code Section 6231 (as in effect immediately before the enactment of the Bipartisan Budget Act of 2015) (and any similar provision of state, local or foreign law) and, is the “partnership representative” for purposes of Code Section 6223(a) (as in effect following the enactment of the Bipartisan Budget Act of 2015) (and any similar provision of state, local or foreign law).
“Taxable Year” means the Company’s taxable year ending on December 31 (or part thereof in the case of the Company’s first and last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board (if no year is so required by Section 706 of the Code).
“Third Amended and Restated Operating Agreement” has the meaning set forth in the Recitals.
“Threshold Equity Value” of each Class B Unit, Class C Unit and Class D Unit means the “Threshold Equity Value” set forth in respect of such Class B Unit, Class C Unit or Class D Unit, as applicable, in the Grant Agreement pursuant to which such Class B Unit, Class C Unit or Class D Unit, as applicable, was issued.
“Transfer” means any gift, sale, transfer, assignment, pledge, hypothecation, grant of a security interest or lien, encumbrance or other disposition (whether with or without consideration, whether directly or indirectly, and whether voluntarily, involuntarily or by operation of law), including any derivative transaction that has the effect of changing materially the economic benefits and risks of ownership (and “Transferee” and any other derivation thereof shall have correlative meanings).
“Transfer Opinion” has the meaning set forth in Section 11.1(a)(iii).
“Transferring Member” has the meaning set forth in Section 11.4(a)(i).
“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

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“Unit” means a unit representing a fractional part of a Membership Interest and shall include all types and classes or series of Units; provided that any type or class or series of Unit shall have the designations, preferences and rights set forth in this Agreement.
“Unpaid Preferred Return Amount” means, with respect to any Class A Member or Class A-1 Member as of any date of determination, the amount of the Preferred Return applicable to such Member that has not been previously distributed to such Member pursuant to Section 7.2(b) as of such date.
“Unreturned Capital Contributions” of any Class A Member or Class A-1 Member at any time of determination, means the excess of (a) the aggregate Capital Contributions made by such Class A Member or Class A-1 Member on or prior to such time over (b) the aggregate amount previously distributed to such Class A Member or Class A-1 Member pursuant to Section 7.2(a).
“Unvested Class A-1 Unit” means any Class A-1 Unit that is not a Vested Class A-1 Unit.
“Unvested Incentive Interest” means any Incentive Interest that is not a Vested Incentive Interest.
“Vested Class A-1 Unit” means any Class A-1 Unit that has vested pursuant to the terms and conditions of any document pursuant to which such Class A-1 Unit was acquired by the initial holder thereof or any other document governing the vesting of such Class A-1 Unit.
“Vested Incentive Interest” means any Incentive Interest that has vested pursuant to the terms and conditions of any document pursuant to which such Incentive Interest was acquired by the initial holder thereof or any other document governing the vesting of such Incentive Interest.
“Voting Units” means the Class A Units and Class A-2 Units.
“Warranty and Indemnity Agreement” means that certain Warranty and Indemnity Agreement, dated as of October 11, 2017, by and among the Fugro Member, GMSL and the Company.
“Zencor Holdings” means Zencor Holdings LLC, a Delaware limited liability company.
“Zencor Management” means Zencor Management LLC, a Delaware limited liability company.
“Zencor Management Agreement” means the Management Agreement dated as of December 3, 2014 by and between Zencor Management and the Company, as amended from time to time.
1.2    Other Definitional Provisions. Capitalized terms used in this Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement.

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ARTICLE II
Organization of the Company
2.1    Formation.(a)    The Certificate of Formation was prepared, executed and filed with the Secretary of State of the State of Delaware on September 12, 2014, by an “authorized person” for such purpose within the meaning of the Delaware Act, all of which is hereby authorized and ratified in all respects. This Agreement supersedes the Original Operating Agreement, the Amended and Restated Operating Agreement, the Second Amended and Restated Operating Agreement and the Third Amended and Restated Operating Agreement and shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.
(b)    Any officer of the Company as an “authorized person” within the meaning of the Delaware Act is hereby authorized, at any time that the Board has approved an amendment to the Certificate in accordance with the terms hereof, to promptly execute, deliver and file such amendment in accordance with the Delaware Act.
(c)    The Company shall, to the extent permissible, elect to be treated as a partnership for federal, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.
2.2    Name. The name of the Company is “Global Marine Holdings, LLC” or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company,” “LLC” or “L.L.C.”
2.3    Registered Office; Agent. The Company shall maintain a registered office in the State of Delaware at c/o Corporation Service Company at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 or at such other place within Delaware as the Secretary of the Company may designate. The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware is Corporation Service Company at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 or such other agent as the Board or the Secretary of the Company may from time to time designate.
2.4    Term. The term of existence of the Company shall be perpetual from the date the Certificate of Formation was filed with the Secretary of State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement.

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2.5    Purposes and Powers. The purposes and character of the business of the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.
ARTICLE III
Management of the Company
3.1    Board of Directors.
(a)    Establishment. There is hereby established a committee (the “Board”) comprised of natural persons (the “Directors”) having the authority and duties set forth in this Agreement. Each Director shall be entitled to one vote. Except as provided in Section 3.1(i), any decisions to be made by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company (including as a result of each Director being a “manager” (as that term is defined in the Delaware Act) of the Company as further provided in this Section 3.1(a)). Directors need not be residents of the State of Delaware.
(b)    Powers. The business and affairs of the Company shall be managed by or under the direction of the Board. Unless otherwise approved by the Board, all actions outside of the ordinary course of business of the Company or its Subsidiaries to be taken by or on behalf of the Company or its Subsidiaries shall require the approval of the Board. Except as otherwise specifically provided herein, the Board shall have all rights and powers of a “manager” under the Delaware Act, and shall have such authority, rights and powers in the management of the Company business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.
(c)    Number of Directors. At any time, the Majority in Voting Interest shall have the power to determine the size of the Board, including the power to (i) decrease the size of the Board (provided that any decrease in size of the Board is in compliance with Section 3.1(d) or (ii) increase the size of the Board (provided that the size of the Board shall never be greater than seven (7) Directors) and to elect the Directors.

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(d)    Appointments to the Board. Subject to Section 3.1(c), the Board shall be constituted as follows:
(i)    for so long as the Fugro Member and its Affiliates continue to hold, in the aggregate, at least 50% of the number of Class A-2 Units acquired by the Fugro Member as of the Fugro Acquisition Date, the Fugro Member shall have the right to elect two (2) Directors (the “Fugro Directors”). The issuance by the Company of new Units to any Person shall not limit the Fugro Member's rights under this Section 3.1(d)(i);
(ii)    for so long as the engagement of Zencor Management pursuant to the Zencor Management Agreement remains in effect, Dick Fagerstal shall have the right to be a Director; and
(iii)    the HC2 Member shall have the right to elect all other Directors.
(e)    Election, Removal, Resignation and Vacancies. Each Director shall hold office as a Director until his or her respective successor is elected and qualified or until his earlier death, resignation or removal.
(i)    Removal. Upon receipt of written notice from the Persons possessing the right to elect any Director pursuant to Section 3.1(d) (each, an “Electing Person”) for election or removal, each Member shall promptly vote all of his, her or its Voting Units, whether presently held or hereafter acquired, and shall take all action necessary, including without limitation, promptly calling a special meeting of the Members or promptly seeking the written consent of the Members, to elect or remove any such Director.
(ii)    Resignation. Any Director may resign at any time by giving written notice to the Company. Such resignation shall take effect on the date of the receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
(iii)    Vacancies. At any time that a vacancy is created on the Board by the death, removal or resignation of any Director, the Electing Person shall nominate a Director to fill such vacancy in accordance with Section 3.1(d).
(f)    Meetings of the Board. The Board shall meet at least quarterly and at such other times and at such places (either within or outside of the State of Delaware) as the Board may designate. Special meetings of the Board shall be held on the call of the Majority in Voting Interest or by the Chief Executive Officer (with the prior approval of the Majority in Voting Interest (including via email from a representative of the Majority in Voting Interest)) upon at least (x) five (5) days written (including via email) notice for any quarterly meeting of the Board and (y) forty-eight (48) hours’ written (including via email) notice to the Directors for any other meeting of the Board, or upon such shorter notice as may be approved by all of the Directors. A record shall be maintained by the Secretary of the Company of each meeting of the Board.
(i)    Conduct of Meetings. Any meeting of the Directors may be held in person, telephonically or by video conference; provided, for the avoidance of doubt, that the

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Directors shall not be required to attend any meeting of the Directors in person and may at all times attend any such a meeting telephonically.
(ii)    Quorum. A Majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting shall adjourn the meeting from time to time, and notice of the adjournment and the time and place of the rescheduled meeting shall be given to all Directors. A Director may vote or be present at a meeting either in person or by proxy. Each proxy shall be signed by the Director giving such proxy.
(iii)    Attendance and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
(iv)    Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent or by electronic transmission without a meeting. Any such action taken by the Board without a meeting shall be effective only if the consent or consents set forth the actions so taken and are in writing or sent by electronic transmission by either (i) all of the Directors or (ii) a Majority of the Board if such action is taken after at least forty-eight (48) hours’ prior written (including via email) notice of such proposed action having been delivered to all Directors.
(g)    Compensation of the Directors. Unless otherwise determined by the Board, (i) any Director that is not an employee of the Company or any of its Affiliates shall be entitled to receive compensation at the rate of $25,000 per annum for his or her services as a Director and (ii) all other Directors shall not be entitled to receive compensation for his or her services in such capacity. In addition, reimbursement for out-of-pocket expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board for any Director; provided, that nothing contained in this Section 3.1(g) shall be construed to preclude any Director from serving the Company or any of its Subsidiaries in any other capacity and receiving compensation for such service except as provided in Section 4.9.
(h)    Proxy. In order to effectuate the provisions of Section 3.1(d)(ii) and 3.1(d)(iii), each Member hereby grants to the HC2 Member a proxy to vote at any annual or special meeting of Members, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Units owned or held of record by such Member in connection with the matters set forth in Section 3.1(d)(ii) and 3.1(d)(iii) solely to the extent necessary to comply with the provisions of Section 3.1(d)(ii) and 3.1(d)(iii). EACH OF THE PROXIES GRANTED HEREBY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST. The HC2 Member shall only exercise its proxy to effect the provisions of Section 3.1(d)(ii) and 3.1(d)(iii). To effectuate the provisions of this Section 3.1(h), the Secretary of the Company and each Subsidiary of the Company, or, if there shall be no Secretary, then such other officer or employee

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of the Company or such Subsidiary as the Board or the board or comparable governing body of such Subsidiary may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 3.1(h). No Member, in such Member’s capacity as such, shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.
(i)    Proxy. In order to effectuate the provisions of Section 3.1(d)(i), each Member hereby grants to the Fugro Member a proxy to vote at any annual or special meeting of Members, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Units owned or held of record by such Member in connection with the matters set forth in Section 3.1(d)(i) solely to the extent necessary to comply with the provisions of Section 3.1(d)(i). EACH OF THE PROXIES GRANTED HEREBY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST. The Fugro Member shall only exercise its proxy to effect the provisions of Section 3.1(d)(i). To effectuate the provisions of this Section 3.1(i), the Secretary of the Company and each Subsidiary of the Company, or, if there shall be no Secretary, then such other officer or employee of the Company or such Subsidiary as the Board or the board or comparable governing body of such Subsidiary may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 3.1(i). No Member, in such Member’s capacity as such, shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement
(j)    Consent of Fugro Directors. Notwithstanding any provision of this Agreement to the contrary, for so long as the Fugro Member has the right to elect the Fugro Directors pursuant to Section 3.1(d), the following actions shall require the approval of (i) a Majority of the Board and (ii) at least one (1) of the Fugro Directors:
(i)    a material change in the business or business strategy of the Company as set forth on Schedule B hereto;
(ii)    incurrence of any indebtedness for borrowed money to the extent that the Leverage Ratio, as of the last day of the fiscal quarter most recently ended, calculated on a pro forma basis after giving effect to such indebtedness for borrowed money, would exceed 3.75:1.00;
(iii)    incurrence or making of any capital expenditure for cash, which when added to the aggregate amount of cash capital expenditures by the Company and its Subsidiaries over the then current fiscal quarter period, would exceed an amount equal to 25% of the enterprise value of the Company and its Subsidiaries as of the last day of the fiscal quarter most recently ended;
(iv)    issuance or sale of any Membership Interests by the Company to the extent the price paid for such Membership Interests is below Fair Market Value;
(v)    declaration of or payment of dividend or other distribution, direct or indirect, by any Subsidiary of the Company on account of the Company’s equity interest in such Subsidiary to the extent that, as of any date of determination (a) the Subsidiary Leverage Ratio, as of the last day of the fiscal quarter most recently ended,

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exceeds 3.75:1.00; (b) after giving effect to such dividend or distribution, Subsidiary Available Cash would be less than $15,000,000 in the aggregate; (c) net income of the Subsidiaries of the Company (computed on a combined basis and not including the Company) for the four-fiscal quarter period most recently ended, determined on a combined basis in accordance with GAAP, is less than zero; or (d) the Projections for the Subsidiaries of the Company on a combined basis with respect to the immediately succeeding four fiscal quarters show that (1) Subsidiary Available Cash will be less than $15,000,000 as of the last day of such period or (2) the Subsidiary Leverage Ratio, as of the last day of such period, will exceed 3.75:1.00; provided, for the avoidance of doubt, that, for so long as the Fugro Member has the right to elect the Fugro Directors pursuant to Section 3.1(d), the Members and the Company shall cause GMSL and GMHL to not, without the prior approval of at least one (1) of the Fugro Directors, declare or pay a dividend or make any other distribution, in each case, as described in this Section 3.1(j)(v);
(vi)    entrance into, renewal, amendment or modification of any contract, arrangement or transaction between any Member or any Affiliate of any Member, on the one hand, and the Company or any of its Subsidiaries, on the other hand, except for (A) this Agreement (which may be amended as provided in Section 14.4), and (B) entering into any contract, arrangement or transaction (x) provided for in this Agreement or (y) on an arms’ length basis; provided that the entrance into, renewal, amendment or modification of any such contract, arrangement or transaction relating to a loan, funding or similar instrument or equivalent thereof made by the Company or any of its Subsidiaries, on the one hand, to a Member or any Affiliate of any Member on the other shall always require the approval of (i) a Majority of the Board and (ii) at least one (1) of the Fugro Directors; and
(vii)    dissolution of the Company in accordance with Section 10.1.
3.2    Committees of the Board. The Board may, by resolution, designate from among the Directors one or more committees (including, but not limited to, an Audit Committee), each of which shall be comprised of one or more Directors, and may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Directors at any meeting of that committee. Any members of a committee may be removed by a Majority of the Board. The initial committees of the Board shall be the Executive Committee and the Compensation Committee. As of the date hereof, the members of the Executive Committee are Dick Fagerstal, Ian Douglas and Paul Voigt, with Dick Fagerstal serving as chairman, and the members of the Compensation Committee are Michael Sena and Dick Fagerstal, with Michael Sena serving as chairman.

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3.3    Officers.
(a)    Appointment of Officers. The Board shall appoint individuals as officers (“officers”) of the Company, which may include a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, a General Counsel, a Secretary and such other officers (such as a Treasurer or any number of Vice Presidents) as the Board deems advisable. No officer need be a Member or a Director. An individual may be appointed to more than one office. Each officer of the Company shall be a “manager” (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement.
(b)    Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing, in each case, unless the Board shall have previously restricted (specifically or generally) such powers. In addition, the officers shall have such other powers and duties as may be prescribed by the Board or this Agreement. The Chief Executive Officer and the President shall have the power and authority to delegate to any agents or employees of the Company rights and powers of officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, as the Chief Executive Officer or the President may deem appropriate from time to time, in each case, unless the Board shall have previously restricted (specifically or generally) such powers.
(c)    Authority of Officers. Subject to Section 3.3(b), any officer of the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Company.
(d)    Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any officer, for any reason or for no reason, at any time. Any officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.
(e)    Compensation of Officers. The officers shall be entitled to receive compensation from the Company as determined by the Board.

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(f)    Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board, the Chief Executive Officer shall have general supervision over the day-to-day business, operations and affairs of the Company and shall perform such duties and exercise such powers as are incident to the office of chief executive officer of a corporation organized under the GCL. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.
(g)    President. Under the direction of and, at all times, subject to the authority of the Board, the President, if any, shall perform such duties and exercise such powers as are incident to the office of president of a corporation organized under the GCL. In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.
(h)    Chief Financial Officer. The Chief Financial Officer, if any, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units, and, in general, shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the GCL. The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer and/or the President.
(i)    Secretary. The Secretary shall (i) keep the minutes of the meetings of the Members and the Board in one or more books provided for that purpose; (ii) see that all notices to be given by the Company are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records; (iv) keep a register of the addresses of each Member (to be recorded on the Members Schedule) which shall be furnished to the Secretary by such Member; (v) have general charge of the Members Schedule; and (vi) in general perform all duties incident to the office of the secretary of a corporation organized under the GCL. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chief Executive Officer and/or the President.
(j)    Other Officers. All other officers of the Company shall have such powers and perform such duties as may from time to time be prescribed by the Board and/or the Chief Executive Officer.
3.4    Fiduciary Duties. Subject to Section 4.9, the Directors and officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the directors and officers, respectively, of a corporation to the stockholders of such corporation under the GCL. Notwithstanding the foregoing and anything to the contrary in this Agreement, (a) no Director or officer other than a Company Associated Person shall be required to or otherwise have any fiduciary or other duty to show or offer any opportunity to the Company (and the Members waive all right and entitlement to such opportunity) and (b) no Director or officer other than a Company Associated Person, nor any of his or her respective Affiliates, will have any

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liability to the Company or its Members under this Agreement for the failure to show or offer such opportunity to the Company or pursuing such opportunity, provided that such pursuit would not be in contravention of any other agreement between such Director or officer, as the case may be, and the Company or its Subsidiaries.
3.5    Performance of Duties; Liability of Directors and Officers. In performing his or her duties, each of the Directors and the officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid), of the following other Persons or groups: (a) one or more officers or employees of the Company; (b) any attorney, independent accountant, or other Person employed or engaged by the Company; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act. No individual who is a Director or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Director or an officer of the Company or any combination of the foregoing.
3.6    Indemnification. Notwithstanding Section 3.4, the Directors and officers shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members, and, to the fullest extent allowed by the GCL (as if the Company were a corporation formed under the GCL), each Director and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys’ fees and other expenses, from and against all claims, liabilities, and expenses arising out of any management of the affairs of the Company and its direct and indirect subsidiaries; provided that (a) such Director’s or officer’s course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Director or officer pursuant to this Agreement and (b) such course of conduct did not constitute a breach of the fiduciary duties set forth in Section 3.4 The rights of indemnification provided in this Section 3.6 are intended to provide indemnification of the Directors and the officers to the fullest extent permitted by the GCL regarding a corporation’s indemnification of its directors and officers and will be in addition to any rights to which the Directors or officers may otherwise be entitled by contract or as a matter of law and shall extend to his heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.6. Each Director’s and each officer’s right to indemnification pursuant to this Section 3.6 may be conditioned upon the delivery by such Director or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation. The Company acknowledges that certain of the Directors and officers may have certain rights to indemnification provided by other sources with respect to such Directors’ and officers’ association with the Company (collectively, the “Other Indemnitors”). Notwithstanding the existence of any Other Indemnitor with respect to any such Director or officer

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(i) the Company shall be the indemnitor of first resort (i.e., the Company’s obligations for indemnification are primary and any obligations of any Other Indemnitor to provide indemnification for the same liabilities are secondary), (ii) the Company shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the greatest extent permitted by this Section 3.6, without regard to any rights such a Director or officer may have against any Other Indemnitors, and (iii) the Company waives, relinquishes and releases all Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No payment by any Other Indemnitor on behalf of any Director or officer with respect to any claim for which such Director or officer has sought indemnification from the Company shall affect any of the provisions of this Section 3.6, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such payment to all of the rights of recovery of a Director or officer against the Company.
3.7    Code of Business Conduct.
(a)    The Members and the Company shall, and shall cause its Subsidiaries to, comply with the code of conduct and compliance policy that is attached to this Agreement as Schedule C (the “Code of Conduct”), as amended from time to time in the manner set forth in Section 3.7(b).
(b)    The Code of Conduct shall be reviewed by the Board at least once a year and updated as needed. For so long as the Company is a Subsidiary of any Person subject to reporting requirements under the Exchange Act, the Code of Conduct shall be consistent with any code of conduct of such Person which is applicable to the Company. The Fugro Member shall have the right to audit the compliance of the Company and its Subsidiaries with the Code of Conduct as in effect from time to time.
3.8    Annual Business Plan. Prior to the end of each fiscal year, the Company shall prepare a business plan for the Company and its Subsidiaries for the following fiscal year, in a manner consistent, including with respect to the level of detail, with past practices (the “Annual Business Plan”). The Annual Business Plan shall require the approval of the Majority of the Board; provided that, prior to granting such approval, the Board shall discuss the draft Annual Business Plan during a Board meeting in which each Director shall have the opportunity to express his or her views; provided, further, that if the Annual Business Plan materially deviates from the business strategy of the Company as set forth on Schedule B hereto, approval of such Annual Business Plan shall require the consent of at least one (1) of the Fugro Directors pursuant to Section 3.1(j)(i). The Company’s management shall be expected to report to the Board on the implementation of the Annual Business Plan at meetings of the Board or otherwise as and to the extent requested by the Board.

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ARTICLE IV
Members; Voting Rights
4.1    Meetings of Members.
(a)    Generally. Meetings of the Members may be called by the Board or by a Majority in Voting Interest. Only Members who hold Voting Units shall have the right to attend meetings of the Members. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Board or Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Secretary of the Company of each meeting of the Members.
(b)    Notice of Meetings of Members. Written (including via email) or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting of the Members, describing the purposes for which the meeting is called shall be delivered not fewer than (i) five (5) days before the date of the meeting or (ii) forty-eight (48) hours before the date of the meeting if deemed reasonably necessary by the Board or a Majority in Voting Interest, to each holder of Voting Units (with a copy to the Secretary of the Company), by or at the direction of the Member(s) calling the meeting or the Board, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).
(c)    Quorum. Except as otherwise provided herein (including Section 4.10) or by applicable law, at any time, a Majority in Voting Interest, represented in person or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members which own a Majority in Voting Interest shall be present or represented. Except as otherwise required by applicable law, resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a majority of the Voting Units represented and entitled to vote at such meeting at which a quorum is present.
(d)    Actions Without a Meeting. Unless otherwise prohibited by law, any action to be taken at a meeting of the Members may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a Member or Members holding not less than a Majority in Voting Interest. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of a Member or Members.
4.2    Voting Rights. Except as specifically provided herein or otherwise required by applicable law, for all purposes hereunder, each Member shall be entitled to (x) one vote per Voting Unit held by such Member and (y) no votes for any Nonvoting Units held by such Member. A Member which owns Voting Units may vote or be present at a meeting either in person or by proxy. There will be no cumulative voting in the election or removal of Directors.

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4.3    Registered Members. The Company shall be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.
4.4    Consent of Spouse. If a Member who is a natural person is married on the date such person becomes a Member, then such Member shall obtain from his or her spouse an executed spousal consent, evidencing the spouse’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement in the form of Exhibit B hereto (“Consent of Spouse”) and effective as of the date such person becomes a Member. Such Consent of Spouse shall not be deemed to confer or convey to the spouse any rights in the Member’s securities that do not otherwise exist by operation of law or by agreement of the parties hereto. If a Member should marry or remarry subsequent to the date such person becomes a Member, such Member shall within thirty (30) calendar days thereafter obtain a Consent of Spouse from his or her new spouse.
4.5    Limitation of Liability. No Member will be obligated personally for any debt, obligation or liability of the Company or of any of its Subsidiaries or other Members by reason of being a Member, whether arising in contract, tort or otherwise. Except as otherwise provided in the Delaware Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company or of any of its Subsidiaries. No Member will have any responsibility to restore any negative balance in its, his or her Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or of any of its Subsidiaries or return distributions made by the Company.
4.6    Withdrawal; Resignation. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to own or hold any Units, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. Any Member resigning or withdrawing in contravention of this Section 4.6 shall indemnify, defend and hold harmless the Company and all other Members from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Company or any such other Member arising out of or resulting from such resignation or withdrawal. As soon as any Person who is a Member ceases to own or hold any Units, such Person shall no longer be a Member.

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4.7    Death of a Member. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be transferred to such Member’s heirs (provided that, within a reasonable time after such transfer, the applicable heirs shall sign a joinder to this Agreement substantially in the form of Exhibit A attached hereto (a “Joinder”)).
4.8    Authority. No Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind the Company.
4.9    Outside Activities.
(a)    Subject to the terms of any written agreement by any Member to the contrary (including the non-competition agreements with employees of the Company or any of its subsidiaries), a Member, any of its Affiliates, agents, employees, officers, directors, managers, partners, members and representatives, in each case other than any Company Associated Person (collectively, its “Representatives”), shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly (notwithstanding that one or more Affiliates, agents, employees, officers, directors, managers, partners, members and representatives are serving on the Board):
(i)    have business interests and engage in business activities in addition to those relating to the Company and its Subsidiaries;
(ii)    engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including business interests and activities which compete with the Company and its Subsidiaries; and
(iii)    do business with any client, customer, supplier, lender or investor of, to or in the Company or any of its Subsidiaries.
(b)    Subject to the terms of any written agreement by any Member to the contrary (including the non-competition agreements with employees of the Company or any of its subsidiaries), if a Member (other than a Company Associated Person) or its Representative acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any other Person, on the other hand, neither such Member nor its Representative shall (x) have any duty (contractual or otherwise) or be required to communicate or present such corporate opportunity to the Company or its Subsidiaries, and (y) notwithstanding any provision of this Agreement to the contrary, be liable to the Company or any of its Subsidiaries or any Member for breach of any duty (contractual or otherwise) by reasons of the fact that such Member or its Representative directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its Subsidiaries.

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(c)    Subject to the terms of any written agreement by any Member to the contrary, neither the Company nor any other Member shall have any rights by virtue of this Agreement in any business interests or activities of any Member.
4.10    Actions Requiring Member Approval.
(a)    Notwithstanding any other provision of this Agreement, the Company shall not, without first obtaining the affirmative vote or written consent of each of (i) a Majority in Voting Interest, (ii) the Majority of the Minority and (iii) if required pursuant to Section 3.1(j), the consent of at least one (1) of the Fugro Directors:
(i)    issue or sell any Membership Interests to the extent the price paid for such Membership Interests is below Fair Market Value; or
(ii)    enter into, renew, amend or modify any contract, arrangement or transaction with any Member or any Affiliate of any Member, on the one hand, and the Company or any of its Subsidiaries, on the other hand, except for (A) this Agreement (which shall be governed by its own respective terms), and (B) entering into any contract, arrangement or transaction (x) provided for in this Agreement or (y) on an arms’ length basis or otherwise fair to the Company as determined by the Board.
4.11    Preemptive Rights.
(a)    Prior to the consummation of an Initial Public Offering, in the event that (x) the Company intends to sell or issue any Units or any other Membership Interests, or (y) any Subsidiary of the Company intends to sell or issue any equity interests in such Subsidiary to any Person other than to a wholly-owned Subsidiary of the Company (any such Units, Membership Interests or equity interests, the “Preemptive Interests”), the Fugro Member shall have the right to purchase, subject to Section 4.11(b) and 4.11(c), an amount of such Preemptive Interests up to (but not in excess of) its Class A/A-1/A-2 Percentage Interest immediately prior to such sale or issuance, on the same terms and conditions as such Preemptive Interests are being offered and sold, such subscription being conditioned upon the actual sale of such Preemptive Interests; provided, however, that such preemptive right shall not extend to any issuance of Class A-1 Units or Incentive Interests, or any other Units, Membership Interests or equity interests that are to be issued by the Company or any of its Subsidiaries (i) by reason of a dividend, split, split-up or other distribution on Units or Membership Interests of the Company or equity interests of such Subsidiary, (ii) to officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to any purchase plan or arrangement, option plan, or other incentive plan or agreement approved by the Board, (iii) to any Person as direct purchase consideration in connection with strategic acquisitions approved by the Board or (iv) in connection with an Initial Public Offering.

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(b)    At any time the Company or any of its Subsidiaries proposes to issue any Preemptive Interests, the Company shall give written notice to the Fugro Member specifying the contemplated date such Preemptive Interests are to be sold, the amount of such Preemptive Interests, the rights and limitations of such Preemptive Interests, the purchase price and other terms and conditions upon which such Preemptive Interests are to be issued, and any other material terms thereof. The Company shall deliver such notice to the Fugro Member no later than 25 Business Days prior to such contemplated purchase date, and the Fugro Member shall have until 10 Business Days prior to the contemplated purchase date specified in such notice to inform the Company of its intentions as to the exercise of the preemptive right provided under this Section 4.11, including the maximum number of Preemptive Interests for which it wishes to exercise its preemptive rights. If no written reply is received by the Company prior to the tenth Business Day before the contemplated purchase date specified in such notice, the Company may treat the preemptive right of the Fugro Member under this Section 4.11 to have been waived for that, but only for that, transaction. For the avoidance of doubt, the Fugro Member shall not have any right to acquire any portion of any Preemptive Interests proposed to be issued and sold by the Company unless all of such Preemptive Interests are issued and sold concurrently.
(c)    Notwithstanding the other provisions of this Section 4.11, if the Board determines that, in the best interests of the Company, the Company should issue or sell any Units or other Membership Interests or any Subsidiary of the Company should offer or sell any equity interests in such Subsidiary that would otherwise be Preemptive Interests required to be offered to the Fugro Member pursuant to this Section 4.11 prior to such offer to the Fugro Member, the Company or its Subsidiary, as applicable, may effect such issuance or sale without first complying with the provisions of this Section 4.11; provided, however, that, within thirty (30) days after the consummation of such issuance or sale, the Company shall offer, and/or cause the Person to whom such issuance or sale was made to offer, to the Fugro Member the opportunity to purchase an amount of such securities up to (but not in excess of) its Class A/A-1/A-2 Percentage Interest immediately prior to such issuance or sale.
ARTICLE V
Units; Membership
5.1    Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series, with each type or class or series having the rights and privileges, including voting rights, if any, set forth in this Agreement. The Secretary of the Company shall maintain a schedule of all Members from time to time with the names and addresses of the Members, the Units held by them and the Capital Contributions made by them (as the same may be amended, modified or supplemented from time to time, the “Members Schedule”), a copy of which as of the execution of this Agreement is attached hereto as Schedule A. The Members Schedule shall remain strictly confidential and shall only be disclosed by the Company to the Board; provided, however, that each Member shall be entitled to receive redacted versions of the Members Schedule that only discloses the portions related to such Member as well as the aggregate number of Units outstanding. Ownership of a Unit (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting.

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5.2    Incentive Interests.
(a)       Threshold Equity Value.  Notwithstanding Section 7.2, a holder of an Incentive Interest shall not be entitled to receive any distributions on account of such Incentive Interest unless and until the sum of the aggregate amount of distributions made by the Company in respect of all Units and the aggregate amount of proceeds paid by the Company in respect of redemptions of any Units (measured, in each case, from and after the date such Incentive Interest was issued) at least equals the Threshold Equity Value applicable to such Incentive Interest.  In the event that an Incentive Interest is not entitled to participate in a distribution in which it otherwise would have participated but for the operation of the preceding sentence, then the amount as to which such Incentive Interest is not entitled to participate shall be distributed in respect of all then outstanding Units in accordance with Section 7.2, subject to the preceding sentence.  Determinations pursuant to this Section 5.2(a) shall be made for each dollar of distribution made by the Company.
(b)       Vesting; Segregated Accounts.
(i)    The Incentive Interests and Class A-1 Units held by an Incentive Member or Class A-1 Member shall vest in accordance with the terms of the related Grant Agreement.
(ii)    The Company shall reserve amounts otherwise distributable to an Incentive Member or Class A-1 Member pursuant to Section 7.2 in respect of Unvested Incentive Interests or Unvested Class A-1 Units, as applicable, held by such Member and deposit such amounts in a segregated account with respect to such Member (a “Segregated Account”).  As promptly as practicable following the end of each calendar quarter, or such other dates as reasonably determined by the Board, the Company shall release amounts on deposit in such Member’s Segregated Account related to any Unvested Incentive Interests or Unvested Class A-1 Units, as applicable, that vested on or prior to such date.
(c)       Termination.
(i)    In the event that, pursuant to any agreement between an Incentive Member or Class A-1 Member, on the one hand, and the Company or any of its Subsidiaries, on the other hand, such Member were to forfeit any Incentive Interests or Class A-1 Units, as applicable, then without further action on the part of the Company or any other Member, such Member shall (A) forfeit such Incentive Interests or Class A-1 Units, as applicable, and (B) forfeit any amounts on deposit in such Member’s Segregated Account related to such forfeited Incentive Interests or Class A-1 Units, as applicable.

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(ii)    Upon such forfeitures in subparagraph (i) above, (A) such Member’s forfeited Incentive Interests or Class A-1 Units, as applicable, shall be deemed to be no longer outstanding and (B) the forfeited amounts on deposit in such Member’s Segregated Account shall be distributed to the Members pursuant to Section 7.2.
5.3    Authorization and Issuance of Units.
(a)    Class A Units. The Company is hereby authorized to issue Class A Units. The number of issued and outstanding Class A Units shall be as set forth on the Members Schedule (as it may be amended from time to time by the Company to reflect future issuances).
(b)    Class A-1 Units. The Company is hereby authorized to issue Class A-1 Units. The number of issued and outstanding Class A-1 Units shall be as set forth on the Members Schedule (as it may be amended from time to time by the Company to reflect future issuances).
(c)    Class A-2 Units. The Company is hereby authorized to issue Class A-2 Units. The number of issued and outstanding Class A-2 Units shall be as set forth on the Members Schedule (as it may be amended from time to time by the Company to reflect future issuances).
(d)    Class B Units. The Company is hereby authorized to issue Class B Units. The number of issued and outstanding Class B Units shall be as set forth on the Members Schedule (as it may be amended from time to time by the Company to reflect future issuances).
(e)    Class C Units. The Company is hereby authorized to issue Class C Units. The number of issued and outstanding Class C Units shall be as set forth on the Members Schedule (as it may be amended from time to time by the Company to reflect future issuances).
(f)    Class D Units. The Company is hereby authorized to issue Class D Units. The number of issued and outstanding Class D Units shall be as set forth on the Members Schedule (as it may be amended from time to time by the Company to reflect future issuances).
(g)    Other Units. In addition to the Class A Units, the Class A-1 Units, the Class A-2 Units, the Class B Units, the Class C Units and the Class D Units, the Company is hereby authorized to issue other classes and series of Units. With respect to such other classes and series of Units, the Board is hereby authorized to provide for the issuance of such Units in any class or series by amending this Agreement to reflect such issuance and to establish the Units to be included in each such class or series, and to fix the relative rights, obligations, preferences and limitations of the Units of each such class or series.
(h)    Additional Units. Except as expressly provided by this Agreement, the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any Units.
(i)    Tax Matters. Unless otherwise determined by the Board, it is intended that all Class B Units, Class C Units and Class D Units (each, an “Incentive Interest”) will be treated as “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343.

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5.4    Issuance of Units. Subject to the limitations contained in Sections 3.1(j), 4.11, 11.1(a)(ii) and 11.1(a)(iii) hereof, the Company (with the approval of the Board) shall have the right to issue any authorized but unissued Units; provided, that the Company shall not issue any Units to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section 5.5 hereof. Upon the issuance of Units, the Board shall adjust the Capital Accounts of the Members as necessary in accordance with Section 6.2.
5.5    New Members from the Issuance of Units. In order for a Person to be admitted as a Member pursuant to the issuance of Units to such Person, such Person shall have executed and delivered to the Secretary of the Company a Joinder. Upon the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Units. The Board shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 6.2.
5.6    Adjustment to Initial Fugro Units. In the event that either GMSL or the Fugro Member elect, in accordance with the terms of the Business Purchase Agreement or the Warranty and Indemnity Agreement, as applicable, to settle any claim for indemnification thereunder, in whole or in part, by an adjustment to the number of Class A-2 Units issued to the Fugro Member pursuant to the Business Purchase Agreement, then the Members Schedule shall be adjusted, effective as of the date of this Agreement, to reflect the ownership by the Fugro Member of an amount of Class A-2 Units equal to the number of Adjusted Initial Fugro Units (a “Class A-2 Adjustment”); provided, for the avoidance of doubt, that any such Class A-2 Adjustment will apply only to the Initial Fugro Units and will not affect the number of any Units acquired by Fugro after the date of this Agreement.
ARTICLE VI
Capital Contributions and Capital Accounts
6.1    Capital Contributions.
(a)    On or prior to the date hereof, as set forth in the applicable Subscription Agreement and on the Members Schedule, the Members have made (or are deemed to have made) the respective Capital Contributions giving rise to their respective Capital Accounts and are deemed to own the number, type, series and class of Units, in each case, in the amounts set forth opposite such Member’s name on the Members Schedule as in effect on the date hereof.
(b)    No Member shall make or be required to make any additional contributions to the Company with respect to such Member’s Units. Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

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6.2    Capital Accounts.
(a)    Maintenance Rules. The Company shall maintain for each type of Member a separate capital account (a “Capital Account”) in accordance with this Section 6.2(a). Each Capital Account shall be maintained in accordance with the following provisions:
(i)    Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Member to the Company pursuant to this Agreement, such Member’s allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Member pursuant to Section 8.2 or Section 8.3, and the amount of any liabilities of the Company assumed by such Member or which are secured by any property distributed to such Member.
(ii)    Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Member pursuant to this Agreement, such Member’s allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Member pursuant to Section 8.2 or Section 8.3 and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.
(iii)    If all or any portion of a Unit is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit (or portion thereof).
(iv)    If a new or existing Member contributes money or property to the Company (other than a de minimis amount as determined by the Board) as consideration for the issuance by the Company of any Units after the date hereof, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.
(b)    Definition of Profits and Losses. “Profits” and “Losses” mean, for each Taxable Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such Taxable Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

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(i)    The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.
(ii)    If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property (provided that if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5)(i), the allocation of gain or loss shall be made immediately prior to the related acquisition of the interest in the Company).
(iii)    Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.
(iv)    Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).
(v)    To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).
6.3    Negative Capital Accounts. If any Member has a deficit balance in its Capital Account, such Member shall have no obligation to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, and such negative balance shall not be considered an asset of the Company or of any Member.
6.4    No Withdrawal. No Member will be entitled to withdraw any part of his or its Capital Contribution or Capital Account or to receive any distribution from the Company, except as expressly provided in this Agreement.
6.5    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions.

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6.6    Status of Capital Contributions.
(a)    No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement.
(b)    Except as otherwise provided herein, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.
ARTICLE VII
Distributions
7.1    Generally.
(a)    Subject to the provisions of Section 7.3, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company and its Subsidiaries which shall include the payment or the making of provision for the payment when due of the Company’s and its Subsidiaries’ obligations, including the payment of any management or administrative fees and expenses or any other obligations. Once the Board has determined to make a distribution to the Members, such distribution shall be made pursuant to the terms of Section 7.2 and Section 7.3. For the avoidance of doubt, subject to Section 5.2, all distributions under this Article VII with respect to any class of Units shall be made pro rata among the Members holding such class of Units based on their ownership of such class of Units.
(b)    Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution to Members if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.
7.2    Discretionary Distributions. Subject to the provisions of Section 5.2(b), Section 7.3 and Section 7.5, the Company shall distribute Available Cash at the times and in amounts determined by the Board. Any distribution made to Members pursuant to this Section 7.2 shall be made as follows:
(a)    First, (i) in the Class A/A-1 Distribution Percentage to the Class A Members and Class A-1 Members in proportion to their respective Unreturned Capital Contributions at the time of such distribution and simultaneously (ii) in the Class A-2 Distribution Percentage to the Class A-2 Members in proportion to their respective Class A-2 Percentage Interests, until the Class A Members and Class A-1 Members shall have received aggregate distributions pursuant to this paragraph (a) equal to the aggregate Unreturned Capital Contributions of the Class A Members and Class A-1 Members at the time of such distribution;

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(b)    Second, (i) in the Class A/A-1 Distribution Percentage to the Class A Members and Class A-1 Members in proportion to their respective Unpaid Preferred Return Amounts at the time of such distribution and simultaneously (ii) in the Class A-2 Distribution Percentage to the Class A-2 Members in proportion to their respective Class A-2 Percentage Interests, until the Class A Members and Class A-1 Members shall have received aggregate distributions pursuant to this paragraph (b) equal to the aggregate Unpaid Preferred Return Amounts of the Class A Members and Class A-1 Members at the time of such distribution;
(c)    Third, 100% to the Class B Members in proportion to their respective Class B Units until the Class B Members have received aggregate distributions pursuant to this paragraph (c) equal to the product of (x) the aggregate Class B Threshold Percentages of all Class B Members and (y) the aggregate distributions made pursuant to paragraph (b) above and this paragraph (c);
(d)    Fourth, 100% to the Class A Members, Class A-1 Members, Class A-2 Members and Class B Members in proportion to their respective Class A/A-1/A-2/B Percentage Interests until the Class A Members have received aggregate distributions pursuant to this Section 7.2 equal to the First Return Threshold Amount;
(e)    Fifth, 100% to the Class C Members in proportion to their respective Class C Units until the Class C Members have received aggregate distributions pursuant to this paragraph (e) equal to the product of (x) the aggregate Class C Threshold Percentages of all Class C Members and (y) the aggregate distributions made pursuant to paragraphs (b) through (d) above and this paragraph (e);
(f)    Sixth, 100% to the Class A Members, Class A-1 Members, Class A-2 Members, Class B Members and Class C Members in proportion to their respective Class A/A-1/A-2/B/C Percentage Interests until the Class A Members have received aggregate distributions pursuant to this Section 7.2 equal to the Second Return Threshold Amount;
(g)    Seventh, 100% to the Class D Members in proportion to their respective Class D Units until the Class D Members have received aggregate distributions pursuant to this paragraph (g) equal to the product of (x) the aggregate Class D Threshold Percentages of all Class D Members and (y) the aggregate distributions made pursuant to paragraphs (b) through (f) above and this paragraph (g); and
(h)    Thereafter, to the Members in proportion to their respective Class A/A-1/A-2/B/C/D Percentage Interests.
7.3    Tax Advances. The Board shall have the discretion to enter into any agreement or other arrangement with any Member with respect to periodic distributions of cash to such Member, which distributions may be made prior to distributions that would otherwise be made pursuant to Section 7.2, to assist the Member in paying the Member’s income taxes attributable to Company income allocated to the Member; provided, however, any distributions made to any Member pursuant to this Section 7.3 shall be treated as an advance on future distributions that would otherwise be made to such Member pursuant to Section 7.2 and shall reduce any such distributions.

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7.4    Indemnification and Reimbursement for Payments on Behalf of a Member. Except as otherwise provided in this Agreement, if the Company is required by law (as determined by the Tax Matters Partner based on the advice of legal or tax counsel to the Company) to make any payment on behalf of a Member in its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then such Member (the “Indemnifying Member”) will indemnify the Company in full for the entire amount paid, including interest, penalties and expenses associated with such payment. At the option of the Board, the amount to be indemnified may be charged against a Capital Account of the Indemnifying Member, and, at the option of the Board, either:
(a)    promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member will make a cash payment to the Company in an amount equal to the full amount to be indemnified (and the amount paid will be added to the Indemnifying Member’s Capital Account but will not be deemed to be a Capital Contribution), or
(b)    the Company will reduce distributions which would otherwise be made to the Indemnifying Member until the Company has recovered the amount to be indemnified (and the amount of such reduction will be deemed to have been distributed for all purposes, but such deemed distribution will not further reduce the Indemnifying Member’s Capital Account).
A Member’s obligation to make contributions to the Company under this Section 7.4 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 7.4, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.4, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company’s and its subsidiaries’ effective cost of borrowed funds.
7.5    Class A-2 Adjustments. In the event that the Company has made distributions pursuant to Section 7.2(a) or (b) after the date of this Agreement but prior to any Class A-2 Adjustment, the Company shall promptly provide written notice of such Class A-2 Adjustment to the Members, and (i) each Class A Member, Class A-1 Member and Class A-2 Member shall, within ten (10) Business Days after the furnishing of such notice, pay to the Company an amount in cash equal to such Member’s Adjustment Decrease Amount, if any (all such payments received by the Company, the “Aggregate Adjustment Payment”), and (ii) as soon as practicable after the Company has received any such payments, the Company shall distribute, in cash, the Aggregate Adjustment Payment to the Members in proportion to their respective Adjustment Increase Amounts, if any; provided, however, that, in the event that any Member does not, within the time period set forth in clause (i) above, make payment to the Company in the full amount of its Adjustment Decrease Amount, if any, (x) such Member’s unpaid Adjustment Decrease Amount shall bear interest until repaid in full, calculated at a rate equal to fifteen percent (15%) per annum compounded semi-annually and, (y) in the event that the Company makes any distribution pursuant to Section 7.2 prior to the repayment in full of such Member’s Adjustment Decrease Amount (including any accrued interest), the Company shall withhold such unpaid Adjustment Decrease Amount from the amount of distributions such Member would otherwise have been entitled to receive, and the Company shall distribute such withheld amount to the other Members in proportion to their respective unpaid Adjustment Increase Amounts, if any; and provided, further, that any payments made, or distributions received, by any Member in respect of its Adjustment Decrease Amount or Adjustment

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Increase Amount, as applicable (not including the amount of interest accrued on any Adjustment Decrease Amount which is not timely repaid), shall be deemed to be an adjustment to the aggregate amount of distributions received by such Member pursuant to Section 7.2(a) or (b), as applicable, and the amount of such Member’s Unreturned Capital Contributions and Unpaid Preferred Return Amount shall be adjusted accordingly.
ARTICLE VIII
Allocations
8.1    Allocations of Profits and Losses. After giving effect to the allocations set forth in Section 8.2, the Company’s Profit and Loss (and items of income, gain, credit, deduction, loss and expense) for any Fiscal Year (or other applicable period) shall be allocated among the Members so as, to the extent possible, to cause each Member’s Capital Account balance, as increased by the amount of such Member’s share of Company Minimum Gain, the amount of such Member’s share of Member nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-(i)(5)) and any other amount such Member is deemed obligated to restore pursuant to Treasury Regulation Section 1.704-2, to equal, as nearly as possible, the amount that would be distributed to such Member if: (a) the Company were dissolved and terminated, (b) the assets of the Company were sold for an amount equal to their respective Book Values, (c) all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Book Value of the assets(s) securing such liability) and (d) the net proceeds were distributed in accordance with Section 10.2.
8.2    Regulatory and Special Allocations. Notwithstanding the provisions of Section 8.1:
(a)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of Profit (if the adjustment increases the basis of the asset) or Loss (if the adjustment decreases such basis) and such Profit or Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(b)    If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulation Section 1.704-2(d)(1)) during any Taxable Year, each Member shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

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(c)    Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(d)    In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Profits shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 8.2(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(d) were not a term of this Agreement. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(e)    If any Member has an Adjusted Capital Account Deficit at the end of any Taxable Year, each such Member shall be specially allocated Profits in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 8.2(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article VIII have been made as if Section 8.2(d) above and this Section 8.2(e) were not in this Agreement.
(f)    The allocations set forth in paragraphs (a), (b), (c), (d) and (e) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article VIII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.
8.3    Curative Allocations. If the Tax Matters Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit is not specified in this Article VIII (an “unallocated item”), or that the allocation of any item of Company income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Board may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Member that would be affected

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thereby (which consent no such Member may unreasonably withhold) and provided further that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.
8.4    Tax Allocations.
(a)    All income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. Each item of income, gain, loss, deduction and credit realized by the Company in any Taxable Year shall be allocated pro rata to the Members according to the amount of Profit or Loss, as the case may be, allocated to them in such year.
(b)    Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method of Treasury Regulation Section 1.704-3(b), or such other method elected by the Tax Matters Partner, so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.
(c)    If the Book Value of any Company property is adjusted pursuant to Section 6.2(a)(iv), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).
(d)    Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).
(e)    Allocations pursuant to this Section 8.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, distributions or other items pursuant to any provisions of this Agreement.

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ARTICLE IX
Elections and Reports
9.1    Generally. The Company will keep appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.3.
9.2    Tax Status. The Members intend that the Company be treated as a partnership for federal, state and local income tax purposes and the Company and each Member shall file all tax returns on the basis consistent therewith.
9.3    Reports. The Company will use reasonable efforts to deliver or cause to be delivered, by March 15 of each year or as soon as practicably possible, to each person who was a Member at any time during the previous Taxable Year, all information (including a Schedule K-1) reasonably necessary for the preparation of such person’s United States federal income tax returns and any state, local and foreign income tax returns which such person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such person’s share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes).
9.4    Tax Elections. The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply the information necessary to give proper effect to any such election.
9.5    Tax Controversies. The initial Tax Matters Partner shall be the HC2 Member. A Majority in Voting Interest may replace the Tax Matters Partner at any time and from time to time. The Tax Matters Partner is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. The Tax Matters Partner will have sole discretion to determine whether the Company (either in its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on or attributable to any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member, and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.4.

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9.6    Code Section 83 Safe Harbor Election.
(a)    Safe Harbor Election. Notwithstanding Section 9.4, by executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider or a Person who provides services for the benefit of the Company (should such an election be applicable to a Person who provides services for the benefit of the Company) by the Company on or after the effective date of such Revenue Procedure (or any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service) in connection with services provided to (or, as applicable, the benefit of) the Company; provided that all Members shall be provided with written notice of any such Safe Harbor election. For purposes of making such Safe Harbor election, the Tax Matters Partner is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, that execution of such Safe Harbor election by the Tax Matters Partner constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the Notice (and any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service), including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each Safe Harbor Partnership Interest issued by the Company in a manner consistent with the requirements of the Notice (and any substantially similar Revenue Procedure or other guidance issued by the Internal Revenue Service).
(b)    Failure to Comply. Any Member or former Member that fails to comply with requirements set forth in Section 9.6(a) shall indemnify and hold harmless the Company and each adversely affected Member and former Member from and against any and all losses, liabilities, taxes, damages, judgments, fines, costs, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, costs and expenses of suits and proceedings, and reasonable fees and disbursements of counsel), in each case resulting from such Member’s or former Member’s failure to comply with such requirements. The Board may offset distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company and any other Person under this Section 9.6(b) (and any amount so offset with respect to such Person’s obligation to indemnify a Person other than the Company shall be paid over to such other Person by the Company). A Member’s obligations to comply with the requirements of Section 9.6(a) and to indemnify the Company and any Member or former Member under this Section 9.6(b) shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 9.6, the Company shall be treated as continuing in existence. The Company and any Member or former Member may pursue and enforce all rights and remedies it may have against each Member or former Member under this Section 9.6(b), including (i) instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the prime rate plus three (3) percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each fiscal quarter and (ii) specific performance and/or immediate injunctive or other equitable relief from any court of competent jurisdiction (without the necessity of showing actual money damages, or posting

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any bond or other security) in order to enforce or prevent any violation of the provisions of Section 9.6(a).
(c)    Certain Amendments. Each Member authorizes the Board to amend Section 9.6(a) and Section 9.6(b) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred by the Company to a service provider in connection with services provided to the Company or for the benefit of the Company (should such an election be applicable to a person who provides services for the benefit of the Company) as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to or for the benefit of the Company).
9.7    Engagement in Trade or Business in the United States. The Company shall conduct any future activity that would constitute a United States trade or business for tax purposes through GMSL or another Subsidiary of GMSL.

ARTICLE X
DISSOLUTION AND LIQUIDATION
10.1    Dissolution. The Company shall be dissolved and its affairs wound up only upon the happening of any of the following events:
(a)    Upon the election to dissolve the Company by action of a Majority in Voting Interest; or
(b)    The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act; provided, that, notwithstanding anything contained herein to the contrary, no Member shall make an application for the dissolution of the Company pursuant to § 18-802 of the Delaware Act without the unanimous approval of the Members.
Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been distributed as provided in Section 10.2 and the Certificate shall have been canceled.

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10.2    Liquidation.
(a)    Liquidator. Upon dissolution of the Company, the Board will appoint a Person to act as the “Liquidator,” and such Person shall act as the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2. The Liquidator will agree not to resign at any time without thirty (30) days’ prior written notice to the Board. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2. The Liquidator will receive as compensation for its services (1) no additional compensation, if the Liquidator is an employee of the Company or any of its subsidiaries, or (2) if the Liquidator is not such an employee, such compensation as the Board may approve, plus, in either case, reimbursement of the Liquidator’s out-of-pocket expenses in performing its duties.
(b)    Liquidating Actions. The Liquidator will liquidate the assets of the Company and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:
(i)    First, to the payment of the Company’s debts and obligations to its creditors (including Members), including sales commissions and other expenses incident to any sale of the assets of the Company, in order of the priority provided by law.
(ii)    Second, to the establishment of and additions to such reserves as the Board deems necessary or appropriate.
(iii)    Third, to the Members, in accordance with Section 7.2.
The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board deems advisable, such reserves will be distributed to the Members in accordance with Section 7.2 in the manner provided above in this Section 10.2(b). The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Member immediately prior to the distribution of the Company’s assets pursuant to this Section 10.2(b) being equal to the amount distributable to such Member pursuant to this Section 10.2(b).
(c)    Distribution in Kind. Notwithstanding the provisions of Section 10.2(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of

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Section 10.2(b), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation on a pro rata basis among the Members of each class based on their ownership of such class of Units. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, any property to be distributed will be valued at its Fair Market Value.
(d)    Reasonable Time for Winding Up. A reasonable time will be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Member’s interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within ninety (90) days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).
(e)    Termination. Upon completion of the distribution of the assets of the Company as provided in Section 10.2(b) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.
ARTICLE XI
Transfer of Units
11.1    Restrictions on Transfer.
(a)    General Restrictions.
(i)    Each Member acknowledges and agrees that such Member shall not Transfer any Unit(s) except in accordance with the provisions of this Article XI, Article XIII and, to the extent applicable to such Member, any Grant Agreement or any Subscription Agreement. Any attempted Transfer in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such Transfer on its books or treat any purported Transferee as the owner of such Unit(s) or a Member for any purpose.
(ii)    Notwithstanding anything to the contrary in this Agreement, except in connection with a Company Sale or a Drag Sale, no Unit may be Transferred and the Company shall not issue any Units unless (A) such Transfer or issuance, as the case may be, shall not affect the Company’s existence or qualification as a limited liability company under the Delaware Act, and (B) such Transfer or issuance, as the case may be, shall not cause the Company to be classified as a publicly traded partnership treated as a corporation or otherwise as other than a partnership for United States federal income tax purposes.

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(iii)    The Company shall have the right to require, as a condition to any Transfer (other than in connection with a Company Sale or a Drag Sale), receipt of an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act and is not in violation of any other applicable securities law, provided, however, that in the case of a Transfer to an accredited investor (as defined below), the Transferee may provide, in lieu of such opinion, evidence, reasonably satisfactory to the Board, that the Transferee is an accredited investor under applicable securities laws and that such Transfer is not required to be registered under the Securities Act and is not in violation of any other applicable securities law (such opinion of counsel or evidence in lieu of such opinion, the “Transfer Opinion”).
(b)    Additional Restrictions. From and after the date hereof, in addition and subject to the restrictions set forth in Section 11.1(a), no Member or other holder of Units may Transfer any direct or indirect interest in such Member’s or holder’s Units other than:
(i)    the HC2 Member:
(A)    to any Person pursuant to a Permitted Transfer;
(B)    as a Transferring Member to any Person subject to the obligations set forth in Section 11.4;
(C)    to any Person pursuant to Section 11.6 in connection with a Company Sale; or
(D)    to the applicable purchaser pursuant to Section 11.8 in connection with a Drag Sale;
(ii)    the Fugro Member:
(A)    to any Person pursuant to a Permitted Transfer;
(B)    as a Tagging Member to the Proposed Tag Purchaser pursuant to Section 11.4;
(C)    to the applicable purchaser pursuant to Section 11.6 in connection with a Company Sale;
(D)    at any time on or after the second anniversary of the Fugro Acquisition Date, to any Person subject to the obligations set forth in Section 11.7; or
(E)    to any Person pursuant to Section 11.8 in connection with a Fugro Member Sale or a Drag Sale;
(iii)    any other Member or holder of Units (other than the HC2 Member, the Fugro Member or their respective Permitted Transferees):

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(A)    to any Person pursuant to a Permitted Transfer;
(B)    as a Tagging Member to the Proposed Tag Purchaser pursuant to Section 11.4;
(C)    to the applicable purchaser pursuant to Section 11.6 in connection with a Company Sale;
(D)    to the applicable purchaser pursuant to Section 11.8 in connection with a Drag Sale;
(E)    in the case of any Class A Units or Class A-2 Units, any Transfer in accordance with the provisions of any arrangement approved by the Board to the Company in connection with any repurchase of such Units; or
(F)    in the case of any Incentive Interests or Class A-1 Units, any Transfer in accordance with the provisions of any Grant Agreement or arrangement approved by the Board to the Company in connection with any repurchase of such Units in connection with the termination of his or her employment or any consulting relationship with the Company or any of its Subsidiaries.
(c)    No Circumvention of Transfer Restrictions.
(i)    Each Member agrees that the Transfer restrictions in this Agreement may not be avoided by the holding of Units directly or indirectly through a Person that can itself be sold in order to dispose of an interest in Units free of such restrictions. Any Transfer of any securities (or other interest) resulting in any change in the control, directly or indirectly, of a Member or of any other Person having control, directly or indirectly, over any such Member shall be treated as being a Transfer of the Units held by such Member, and the provisions of this Agreement that apply in respect of the Transfer of Units shall thereupon apply in respect of the Units so held; provided, that a change in control of either the HC2 Member Parent or the Fugro Member Parent shall not constitute a Transfer of Units.
(ii)    Zencor Holdings hereby acknowledges and agrees that:
(A)    as of the date hereof, Dick Fagerstal owns, directly or indirectly, 100% of the economic, voting and all other rights relating to Zencor Holdings (and each of its parent entities (other than a natural person)), and Zencor Holdings shall not permit any, direct or indirect, Transfer of any securities (or other interest) issued by it (or any of its parent entities (other than a natural person)) without the prior written consent of the Majority in Voting Interest, and that it shall treat any attempted Transfer of any such securities (or other interest) in violation of this clause (A) as null and void for all purposes, and shall not record any such Transfer on its books or treat any purported Transferee as the owner of such securities (or other interest) for any purpose; provided however, that the prior written consent of the

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Majority in Voting Interest shall not be unreasonably withheld in connection with any Transfer of any such securities (or other interest) that would otherwise be in violation of this clause (A) (1) pursuant to applicable laws of descent and distribution as they relate to Dick Fagerstal, as applicable, or (2) for bona fide estate planning purposes (which bona fide estate planning purposes, if requested by the Majority in Voting Interest, shall be reasonably verified by the Majority in Voting Interest);
(B)    neither it nor any of its parent entities (other than a natural person) has incurred nor will any of them incur any obligations or liabilities (whether contingent or absolute) other than obligations or liabilities pursuant to this Agreement or any other agreement contemplated thereby and hereby, contracts for the maintenance of Zencor Holdings’ registered agent in the state of its incorporation or formation and obligations with respect to the payment of franchise (or similar) tax in the state of its formation;
(C)    neither it nor any of its parent entities (other than a natural person) has nor will any of them have any other asset or interest other than the Units (or the equity interests of its direct Subsidiary) and the rights pursuant to this Agreement or any other agreement contemplated thereby and hereby;
(D)    neither it nor any of its parent entities (other than a natural person) has ever conducted, nor will any of them conduct any business other than ownership of the Units; and
(E)    neither it nor any of its parent entities (other than a natural person), nor will any of them become, a party to or bound by, any contract other than contracts for the maintenance of Zencor Holdings’ registered agent in the state of its incorporation or formation, and contracts with an accounting firm or other tax professional for the preparation of tax returns an account applications with the bank(s) for bank account(s).
11.2    Effect of Transfer.
(a)    Notwithstanding anything to the contrary in this Agreement, no Transferee of any Unit(s) received pursuant to a Transfer (but excluding (i) Transferees that were Members immediately prior to such a Transfer, who shall automatically become a Member with respect to any additional Units they so acquire, and (ii) any Transferee that is an Affiliate of the Member Transferring Units to such Transferee, who shall automatically become a Member upon such Transferee executing and delivering to the Secretary of the Company a Joinder) shall become a Member in respect of or be deemed to have any ownership rights in the Unit(s) so Transferred unless the purported Transferee is admitted as a Member as set forth in Section 11.3.

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(b)    Following a Transfer of any Unit(s) that is permitted under this Article XI, the Transferee of such Unit(s) shall succeed to the Capital Account associated with such Unit(s) and shall receive allocations and distributions under Articles VI, VII, VIII and X in respect of such Unit(s). Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the transferor and the Transferee according to Code Section 706.
(c)    Any Member who Transfers all of his or its Units (i) shall automatically and without any further action cease to be a Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company.
(d)    In the case of any Permitted Transfer to an Affiliate, if such Transferee ceases to be an Affiliate of such Transferring entity, such Transferee shall re-Transfer the Units Transferred by such Member back to the Transferring entity or to another Affiliate thereof and, pending such re-Transfer, such Transferee shall not have any rights under this Agreement in respect of such Units Transferred by such Member.
11.3    Procedures for Transfer.
(a)    Subject in all events to the general restrictions on Transfers contained in this Agreement and, to the extent applicable, any Grant Agreement and any Subscription Agreement, no Transfer of Unit(s) (other than a Company Sale or a Drag Sale) may be completed, nor shall the Company be liable or responsible in respect of any Transfer or Transferee, until the prospective Transferee is admitted as a Member.
(b)    The Company shall not admit any prospective Transferee as a Member unless (x) such Person executes and delivers to the Secretary of the Company a Joinder (unless such Transferee is already a Member immediately prior to such Transfer) and (y) the Company receives (or waives in writing its right to receive) the Transfer Opinion.
(c)    If a Transfer is consummated in accordance with the terms of this Agreement, the Secretary of the Company shall amend the Members Schedule to reflect such Transfer. Upon the amendment of the Members Schedule by the Secretary of the Company, such prospective Transferee shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Units in the name of such prospective Transferee.
11.4    Tag-Along Rights.
(a)    Tag-Along Process.
(i)    Sale Notice. If any of (x) the HC2 Member, (y) Zencor Holdings or (z) any Class A Member or group of Class A Members that hold, individually or in the aggregate, Class A Units representing a Class A/A-1/A-2 Percentage Interest of at least four percent (4%) (each, a “Transferring Member”), proposes to Transfer, in a single transaction or series of related transactions (other than pursuant to a Permitted Transfer (that does not constitute a Transfer to any Person that is already a Member prior to such Transfer) or a Company Sale), any Class A Units, the Transferring Member(s) shall deliver a written notice (the “Sale Notice”) to the Company, each Class A Member and each Class A-2 Member at least thirty

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(30) calendar days prior to making such Transfer (the “Tag Transfer”), specifying in reasonable detail the identity of the prospective Transferee(s) (the “Proposed Tag Purchaser”), the number of Class A Units to be Transferred (the “Offered Units”) and the terms and conditions of the Tag Transfer. Each Class A Member and Class A-2 Member may elect (each such Member that so elects, a “Tagging Member”) to participate in the Tag Transfer upon the terms and conditions set forth in the Sale Notice by delivering written notice (each, a “Tag Notice”) to the Transferring Member(s) within ten (10) calendar days after delivery of the Sale Notice (the “Tag Period”), which Tag Notice shall specify the number of Class A Units or Class A-2 Units that such Tagging Member desires to include in such Tag Transfer; provided, however, that (A) each Tagging Member may not elect to sell any Units other than Class A Units or Class A-2 Units and (B) no Class A Unit that is subject to vesting shall be entitled to be sold pursuant to this Section 11.4 unless such Unit has fully vested. Delivery of a Tag Notice shall constitute an irrevocable and unconditional offer by such Tagging Member to sell to the Proposed Tag Purchasers the number of Class A Units or Class A-2 Units set forth therein on the same terms and conditions as set forth in the Sale Notice; provided that such Tagging Member shall not be obligated to consummate such Transfer if the Transferring Member(s) either fail to sell their Offered Units or otherwise deviate from the terms set forth in such Sale Notice.
(ii)    Amended Sale Notice. Notwithstanding anything to the contrary herein, the Transferring Member(s) shall not consummate the Tag Transfer contemplated by the Sale Notice on material terms more favorable in the aggregate to the Transferring Member(s) than those set forth in the Sale Notice (including as to price per Unit, amount of Units or form of consideration to be received) unless (x) each Class A Member and Class A-2 Member has elected to be a Tagging Member for the maximum number of Class A Units and Class A-2 Units that can be included in the Offered Units or (y) the Transferring Member(s) shall first have delivered a second notice setting forth such more favorable material terms (the “Amended Sale Notice”) to each Class A Member and Class A-2 Member. Each Class A Member and Class A-2 Member receiving an Amended Sale Notice may elect to participate in the contemplated Tag Transfer on such amended terms by delivering written notice (also, a “Tag Notice”) to the Transferring Member(s) not later than five (5) calendar days after delivery of the Amended Sale Notice.
(iii)    Closing of Tag Transfer. The closing of any Tag Transfer shall be held at the principal office of the Company at 11:00 a.m. local time on a Business Day chosen by the Transferring Member(s) (upon at least five (5) days’ notice to the Tagging Members); provided that such closing may be held at such other time and place as the parties to the Tag Transfer may agree.

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(b)    Tagging Members’ Rights and Obligations.
(i)    Transfer Units.
(A)    If one or more Class A Members or Class A-2 Members elect to be Tagging Members and give the Transferring Member(s) a timely Tag Notice, then each such Tagging Member shall be entitled to request to sell, subject to the other provisions of this Section 11.4, in the contemplated Tag Transfer a percentage of Class A Units and Class A-2 Units held by such Tagging Member that is equal to (1) the total number of Class A Units and Class A-2 Units which the Transferee is willing to purchase multiplied by (2) a fraction (A) the numerator of which is the number of Class A Units and Class A-2 Units held by such Tagging Member, and (B) the denominator of which is the aggregate number of Class A Units and Class A-2 Units owned by the Transferring Member(s) and all Tagging Members (including such Tagging Member) who are participating in the applicable Tag Transfer.
(B)    The Transferring Member(s) shall use commercially reasonable efforts to cause the Proposed Tag Purchasers to agree to acquire all of the Class A Units and Class A-2 Units desired to be sold by such Tagging Members set forth in each such Tag Notice.
(C)    In the event that the Proposed Tag Purchasers are unwilling or unable to acquire all Class A Units and Class A-2 Units proposed to be included in the Tag Transfer upon such terms, the Transferring Member(s) shall have the option to either (1) cancel such Tag Transfer (in which case all Class A Units and Class A-2 Units shall remain subject to all of the restrictions of this Agreement, including the provisions of this Section 11.4), or (2) allocate the total number of Class A Units and Class A-2 Units that the Proposed Tag Purchasers are willing to purchase among the Transferring Member(s) and the Tagging Members on a pro rata basis in proportion to the Class A Units and Class A-2 Units proposed to be sold in such Tag Transfer.
(ii)    Consideration.
(A)    If the applicable Tag Transfer is actually consummated, then (1) each Tagging Member shall receive in exchange for or in respect of, as applicable, the Class A Units and Class A-2 Units held by such Tagging Member the same consideration per Unit from such Tag Transfer as received by the Transferring Member(s), and (2) each Tagging Member shall pay its own costs of any sale and a pro rata share on a several and not joint basis (based on the relative consideration to be received in respect of the Units to be sold) of the expenses incurred by the Transferring Member(s) (to the extent such expenses are incurred for the benefit of all Tagging Members and are not otherwise paid by the Company or the Proposed Tag Purchasers).

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(B)    In the event that any non-cash consideration is paid by the Proposed Tag Purchaser, each Tagging Member shall be entitled to receive, on a pro rata basis, the same proportionate amount of cash and non-cash consideration as received by the Transferring Member(s) (the amount and value of such consideration shall be determined in good faith by the Board).
(iii)    Purchase Agreement Obligations. Each Tagging Member that sells Class A Units or Class A-2 Units in a Tag Transfer shall (A) take all reasonably necessary actions as reasonably directed by the Transferring Member(s) in connection with the consummation of the Tag Transfer, including executing the applicable purchase agreement and all documents and instruments which are necessary or desirable to effectuate such Tag Transfer, (B) be obligated to provide the same representations, warranties, covenants and agreements (other than any non-compete or non-solicit covenant or agreement) with respect to such Tagging Member as provided by the Transferring Member(s), and (C) join on a pro rata several and not joint basis (based on the relative consideration to be received in respect of the Units to be sold) in any indemnification obligations (including participating in any escrow arrangements) that the Transferring Member(s) agree to provide in connection with such Tag Transfer; provided that, other than in the case of fraud, no Tagging Member’s obligations for indemnification and similar obligations shall exceed the aggregate cash proceeds received by, and any amount deposited into escrow on behalf of, such Tagging Member on account of the Class A Units or Class A-2 Units sold in such Tag Transfer.
(c)    Effect of Sale Notice. If none of the Class A Members or Class A-2 Members give a Tag Notice prior to the expiration of the Tag Period for giving such notice, then the Transferring Member(s) may Transfer Class A Units to any Person at a price no greater, and on other material terms and conditions that are not more favorable in the aggregate to the Transferring Member(s), than those set forth in the Sale Notice at any time within ninety (90) calendar days after expiration of the Tag Period. Any such Class A Units not Transferred by the Transferring Member(s) during such ninety (90)-calendar day period shall again be subject to the provisions of this Section 11.4 upon any subsequent proposed Transfer.
(d)    Termination of Restrictions. The restrictions set forth in this Section 11.4 shall continue with respect to each Class A Unit until the earlier of (i) the Transfer of such Class A Unit in a Public Sale, a Company Sale or a Drag Sale, or (ii) the consummation of an Initial Public Offering.
11.5    Legend. Any certificates or instruments representing the Units will bear the following legend:“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GLOBAL MARINE HOLDINGS, LLC (THE “ISSUER”), AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER’S MEMBERS. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

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11.6    Company Sale.
(a)    Obligations of the Members. If, at any time, the Majority of Voting Interests elect to consummate, or to cause the Company to consummate, a Company Sale (the “Electing Majority Members”), then such Electing Majority Members shall notify the Company and the other Members in writing at least thirty (30) calendar days prior to the consummation of such Company Sale of the Electing Majority Members’ election to exercise its rights under this Section 11.6. If the Electing Majority Members deliver such notice, then, subject to this Section 11.6, (i) the Company shall (x) authorize the Electing Majority Members to initiate a process to seek a Company Sale and direct and control all decisions in connection therewith (including the hiring or termination of any investment bank or professional adviser and making all decisions regarding valuation and consideration), (y) participate in, and cooperate in good faith with, such process, in each case as requested by the Electing Majority Members and (z) take all other necessary and desirable actions as are reasonably directed by the Electing Majority Members in connection with the consummation of any such Company Sale and (ii) the Members, to the extent they have any right or standing to do so, shall vote for, consent to, and raise no objections to the proposed Company Sale, and the Members and the Company shall take all other actions necessary or reasonably required to cause the consummation of such Company Sale on the terms proposed by the Electing Majority Members. Without limiting the foregoing, (A) if the proposed Company Sale is structured as a sale of assets or a merger or consolidation, then each Member shall vote or cause to be voted all Units that such Member holds or with respect to which such Member has the power to direct the voting and which are entitled to vote on such Company Sale in favor of such Company Sale and shall waive any dissenter’s rights, appraisal rights or similar rights which such Member may have in connection therewith, (B) if the proposed Company Sale is structured as or involves a sale or redemption of Units, then each Member shall agree to sell such Member’s pro rata share of Units being sold in such Company Sale on the same terms and conditions approved by the Electing Majority Members, and applicable to the Electing Majority Members (other than with respect to price per Unit, which will be determined in accordance with the distribution provisions set forth in this Agreement), and such Members shall execute all documents necessary or reasonably required to effectuate such Company Sale approved by the Electing Majority Members in connection with such Company Sale, (C) each Member shall be obligated to provide with respect to such Member the same representations, warranties, covenants and agreements (other than any non-compete or non-solicit covenant or agreement) that the Electing Majority Member agree to provide with respect to their ownership of the Units in connection with such Company Sale, and (D) each Member shall be obligated to join on a pro rata several and not joint basis (based on the relative consideration to be received in respect of the Units to be sold) in any indemnification obligations (including participating in any escrow arrangements) that the Electing Majority Members agree to provide or undertake with respect to itself and/or the Company in connection with such Company Sale; provided that, other than in the case of fraud, no Member’s obligations for indemnification and similar obligations shall exceed the aggregate cash proceeds received by, and any amount deposited into escrow on behalf of, such Member on account of the Units sold in such Company Sale; and provided, further, that no Member shall be obligated to enter into indemnification obligations with respect to any representations, warranties or covenants in the nature of those described in clause (C) to the extent relating to or in respect of any other Member or any other Person’s Membership Interests. Notwithstanding anything herein to the contrary, in the event that a Member would not be receiving any consideration upon the consummation of a Company Sale with respect to certain of the Units

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then held by such Member (as determined based on a deemed distribution in accordance with the distribution provisions set forth in this Agreement of the full equity value of the Company based on the aggregate sale proceeds to be received in such Company Sale), then such Units shall automatically be forfeited and cancelled without any further action or consideration required by any of the parties hereto.
(b)    Expenses. If the Company Sale is consummated, then each Member shall bear such Person’s pro rata share on a several and not joint basis (based upon the relative amount of consideration received by such Member) of the reasonable costs of any Company Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Member for such Person’s sole benefit shall not be considered costs of the transaction hereunder. Notwithstanding any other provision herein to the contrary, the Electing Majority Members shall have the right at any time prior to the consummation of the Company Sale to abandon the Company Sale, and none of the actions taken or requested to be taken by any Member or the Company prior to such abandonment shall in any way obligate the Company or the Electing Majority Members to consummate the Company Sale.
(c)    Consideration. In connection with any Company Sale to which this Section 11.6 applies, each Member shall receive in exchange for or in respect of, as applicable, the Units held by such Member, the same portion of the aggregate consideration per Unit from such Company Sale (the amount and value of such consideration shall be determined in good faith by the Board) received by the Electing Majority Members, but giving effect to the rights and preferences of the Units set forth in this Agreement, including Section 7.2, as in effect immediately prior to such Company Sale. Each Member shall take all necessary or reasonably required actions in connection with the distribution or allocation among the Company’s Members of the aggregate consideration from such Company Sale as necessary or otherwise reasonably requested by the Company for the purpose of effecting such distribution or allocation; provided that, in connection with any such Company Sale that is structured as an exchange by the Members of all or substantially all of the Units held by the Members, any Person holding rights to acquire Units prior to such Company Sale shall thereafter have the right to only receive the securities that were exchanged for the Units such Person previously had the right to acquire (and if the exchange was in part, a proportional amount thereof). In the event that any non-cash consideration is paid to the Electing Majority Members, each such Member shall be entitled to receive, on a pro rata basis, (i) the same proportionate amount of cash and non-cash consideration as received by the Electing Majority Members, (ii) substantially the same information and transfer rights received by the Electing Majority Members and (iii) the right to participate, pro rata, in any registration rights received by the Electing Majority Members.

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(d)    Representative. If the Company Sale involves the negotiation or a transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC may be available, each Member who is not an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act, will, at the request of the Company, appoint either a purchaser representative (as such term is defined in Rule 501 under the Securities Act) designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such holder will be responsible for the fees of the purchaser representative so appointed.
(e)    Proxy. Each Member hereby grants the Company such Member’s perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary and/or desirable to sell, transfer or otherwise dispose of all Units (and any other equity of the Company) held by such Member, in connection with the consummation of a Company Sale. Pursuant to such power of attorney, the Company shall have the right to execute any and all documents related to a Company Sale (including documents granting customary indemnities to a buyer of assets or securities consistent with this Agreement) on behalf of such Member. The Company shall exercise such power of attorney in good faith solely in compliance with the terms of this Section 11.6.
(f)    Termination. This Section 11.6 shall automatically terminate upon the earlier of the consummation of a Company Sale, a Drag Sale or an Initial Public Offering.
11.7    Right of First Offer. Prior to any Transfer by the Fugro Member of all or any of its Class A-2 Units (the “Subject Interest”) other than to a Permitted Transferee, the Fugro Member must first comply with the provisions of this Section 11.7:
(a)    The Fugro Member shall first deliver to each Class A Member (the “Offerees”) a written notice (the “Offer Notice”) that sets forth the number of its Class A-2 Units represented by the Subject Interest, the amount that the Fugro Member proposes to be paid for the Subject Interest (the “Sale Price”), the manner of payment and the material terms of such sale. The Offer Notice shall constitute an irrevocable offer by the Fugro Member to sell to the Offerees the Subject Interest for cash at the Sale Price on the terms set forth in the Offer Notice. Each of the Offerees shall have until the 20th Business Day following the delivery of the Offer Notice (the “Offer Period”) in which to notify the Fugro Member that it accepts such offer as to all or any portion of the Subject Interest offered to such Offeree for the Sale Price (or the applicable portion thereof based on the portion of the Subject Interest such Offeree elects to purchase) and on the payment terms set forth in the Offer Notice, which notice shall specify the maximum portion of the Subject Interest it wishes to purchase.
(b)    If more than one Offeree elects to purchase all or any portion of the Subject Interest prior to the expiration of the Offer Period and such Offerees in the aggregate elect to purchase an amount that exceeds the Subject Interest, the Subject Interest shall be allocated among such Offerees pro rata according to their respective Class A Percentage Interests up to the maximum portion of the Subject Interest specified by each such Offeree in its notice until the entire Subject Interest shall have been so allocated or each Offeree shall have been allocated the maximum portion of the Subject Interest specified by each such Offeree in its notice.

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(c)    If one or more Offerees accept such offer with respect to all but not less than all of the Subject Interest, a closing of the purchase of such Subject Interest shall take place at the principal office of the Company at 10:00 a.m. on the 15th Business Day after the date on which the Offer Notice was delivered unless the parties agree on a different place or time. The Sale Price shall be payable in accordance with the payment terms of the Offer Notice. The definitive agreements providing for the purchase of the Subject Interest by the Offerees shall include customary representations and warranties by the Fugro Member regarding its valid title to and ownership of the Subject Interest, free and clear of all liens, claims and encumbrances (excluding those arising under securities laws and this Agreement) and its authority, power and right to enter into and consummate the purchase of the Subject Interest.
(d)    If the Offerees do not elect to purchase all but not less than all of the Subject Interest for the Sale Price prior to expiration of the Offer Period, the Fugro Member shall have the right, subject to the other provisions of this Article XI, to sell the Subject Interest for a period of 120 calendar days (the “Sale Period”) at a price per share no less than the Sale Price and on other terms no more favorable to the Transferees thereof than offered to the Offerees in the Offer Notice; provided, however, that the Fugro Member shall not be permitted to sell the Subject Interest to a Prohibited Transferee. The Fugro Member shall be permitted to engage a qualified investment banking firm or professional adviser in connection with such proposed Transfer; provided that any fees and expenses payable to such investment bank or professional advisor shall be borne solely by the Fugro Member; provided, further, that the Fugro Member shall not be charged any fees or expenses for the management time of the officers of the Company and its Subsidiaries or for any of the other assistance set out in Section 11.7(e) below.
(e)    During the Sale Period, the Company shall reasonably cooperate with the Fugro Member in connection with such proposed Transfer, including, subject to the potential Transferee executing and delivering to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company, by (i) permitting any potential Transferee to conduct a due diligence review of the Company, its Subsidiaries and their respective businesses, operations, prospects, assets, liabilities, financial condition and results of operations and (ii) making available the officers of the Company and its Subsidiaries for the purpose of making presentations to any such potential Transferee and answering questions posed by them, which, in any case, shall be during normal business hours, upon reasonable advance notice; provided that the Company will not be subject to a due diligence process which imposes an unreasonable burden to the Company or its operations. If the Fugro Member does not Transfer the Subject Interest before the end of the Sale Period, it may not sell any Subject Interest without repeating the foregoing procedures. Upon the consummation by the Fugro Member of any Transfer pursuant to this Section 11.7(d) of a Subject Interest representing a Class A/A-1/A-2 Percentage Interest of at least fifteen percent (15%), the Fugro Member and its Transferee may, by written notice to the Company given contemporaneously with the consummation of such Transfer, elect to have the Transferee succeed to the specific rights and obligations of the Fugro Member under this Agreement in place of the Fugro Member, and such substitution of the Transferee for the Fugro Member shall take effect without any further action by the Company or the Members.

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11.8    Fugro Sale Process.
(a)    The process for the sale of the Membership Interests held by the Fugro Member or a sale of the Company as described in this Section 11.8 (a “Fugro Sale Process”) may be initiated by the Fugro Member by providing written notice to each other Members and the Company at any time on or after the fifth anniversary of the Fugro Acquisition Date; provided, however, that the Fugro Member shall only be permitted to initiate a Fugro Sale Process three (3) times; provided, further, that the Fugro Member shall only be permitted to initiate a Fugro Sale Process for so long as the Fugro Member and its Affiliates continue to hold, in the aggregate, at least 50% of the number of Class A-2 Units acquired by the Fugro Member as of the Fugro Acquisition Date; and provided, further, that, in the event that a Fugro Sale Process does not result in the consummation of a Fugro Member Sale or a Drag Sale, the Fugro Member shall be prohibited from initiating a subsequent Fugro Sale Process until the date which is twelve (12) months from the termination of such prior Fugro Sale Process.
(b)    In the event that the Fugro Member initiates a Fugro Sale Process, the HC2 Member and the Fugro Member shall each, at its own cost and expense, select and appoint a qualified investment banking firm (which firm shall be reasonably acceptable to the other Member). Each such investment banking firm shall determine the Fair Market Value of the Company as of such date and, based on such determination with respect to the Company, the Fair Market Value of all of the Membership Interests held by the Fugro Member (the “Fugro Interest”) as soon as practicable, but not later than twenty (20) Business Days after the date of its appointment. Within twenty (20) Business Days following the receipt of such Fair Market Value determination of both investment banking firms, the Fugro Member may, in its sole discretion, deliver a written notice (the “Fugro Offer Notice”) to the Class A Members (the “Fugro Offerees”), containing an irrevocable offer to sell the Fugro Interest to the Fugro Offerees for cash at the price equal to the average of the Fair Market Value of such Fugro Interest as determined by the investment banking firms (the “Average Price”), or at such lower price as the Fugro Member may determine in its sole discretion (the Average Price or such lower price, the “Fugro Offer Price”). Each of the Fugro Offerees shall have until the 20th Business Day following the delivery of the Fugro Offer Notice (the “Fugro Offer Period”) in which to notify the Fugro Member that it accepts such offer as to all or any portion of the Fugro Interest offered to such Fugro Offeree for the Fugro Offer Price (or the applicable portion thereof based on the portion of the Fugro Interest such Fugro Offeree elects to purchase) and on such payment terms as set forth in the Fugro Offer Notice, which notice shall specify the maximum portion of the Fugro Interest it wishes to purchase. If more than one Fugro Offeree elects to purchase all or any portion of the Fugro Interest prior to the expiration of the Fugro Offer Period and such Fugro Offerees in the aggregate elect to purchase an amount that exceeds the Fugro Interest, the Fugro Interest shall be allocated among such Fugro Offerees pro rata according to their respective Class A Percentage Interests up to the maximum portion of the Fugro Interest specified by each such Fugro Offeree in its notice until the entire Fugro Interest shall have been so allocated or each Fugro Offeree shall have been allocated the maximum portion of the Fugro Interest specified by each such Fugro Offeree in its notice. If one or more Fugro Offerees accept such offer with respect to all but not less than all of the Fugro Interest, a closing of the purchase of such Fugro Interest (a “Fugro Member Sale”) shall take place at the principal office of the Company at 10:00 a.m. on the 15th Business Day after the date on which the Fugro Offer Notice was delivered unless the parties agree on a different place or time; provided, however, that the Fugro Member Sale must be

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consummated within three (3) months of the date of the Fugro Offer Notice. The Fugro Offer Price shall be payable in accordance with the payment terms of the Fugro Offer Notice. The definitive agreements providing for the purchase of the Fugro Interest by the Fugro Offerees shall include customary representations and warranties by the Fugro Member regarding its valid title to and ownership of the Fugro Interest, free and clear of all liens, claims and encumbrances (excluding those arising under securities laws and this Agreement) and its authority, power and right to enter into and consummate the purchase of the Fugro Interest.
(c)    In the event that the Fugro Member delivers a Fugro Sale Notice, but a Fugro Member Sale is not consummated in accordance with Section 11.8(b), the Fugro Member may cause a sale of the Company in accordance with the remainder of this Section 11.8 (a “Drag Sale”). Upon the initiation of a Drag Sale by written notice from the Fugro Member to the Company, the HC2 Member and Zencor Holdings, HC2 Member and the Fugro Member shall jointly select and appoint a qualified investment banking firm to manage and oversee the process of the Drag Sale (the “Sale Process”); provided, however, that, if the HC2 Member and the Fugro Member fail or are unable to agree upon a mutually acceptable investment banking firm within fifteen (15) Business Days after the receipt of such notice, the HC2 Member and the Fugro Member shall each, at its own cost and expense, promptly designate a qualified investment banking firm which two firms shall, in turn, select a third a qualified investment banking firm (such jointly selected firm or the firm so selected, the “Independent Investment Bank”). The Company shall retain the Independent Investment Bank to manage and oversee the Sale Process, including offering the Company for sale, whether by means of a sale of all of the Membership Interests, merger, sale of all or substantially of the assets or otherwise. In addition to third parties, each Member (and any of their respective Affiliates) shall be entitled to bid for and purchase the Company pursuant to the Sale Process.
(d)    The Company shall (i) participate in, and cooperate in good faith with, the Sale Process, in each case as reasonably requested by the Independent Investment Bank and (ii) take all other necessary and desirable actions as are reasonably directed by the Independent Investment Bank or the Fugro Member in connection with the Sale Process, including, subject to the potential Transferee executing and delivering to the Company a confidentiality agreement in form and substance reasonably acceptable to the Company, by (i) permitting any qualified potential acquiror (as determined by the Independent Investment Bank) to conduct a due diligence review of the Company, its Subsidiaries and their respective businesses, operations, prospects, assets, liabilities, financial condition and results of operations and (ii) making available the officers of the Company and its Subsidiaries for the purpose of making presentations to any such potential acquirors and answering questions posed by them, which, in any case, shall be during normal business hours, upon reasonable advance notice; provided that the Company will not be subject to a due diligence process which imposes an unreasonable burden to the Company or its operations.
(e)    Upon completion of the Sale Process, the Independent Investment Bank shall advise the Board and the Members as to its recommendation (the “Recommended Offer”) of which bid represents the best offer for the Company, taking into account the type and amount of consideration offered as well as certainty of closing. Unless otherwise unanimously agreed by the HC2 Member, the Fugro Member and Zencor Holdings, the Company and the Members shall not be required to consummate a Drag Sale unless the price per Unit pursuant to such Recommended Offer is greater than the Average Price.

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(f)    Subject to Section 11.8(e), the Members, to the extent they have any right or standing to do so, shall vote for, consent to, and raise no objections to the Recommended Offer, and the Members and the Company shall take all other actions necessary or reasonably required to cause the consummation of a Drag Sale on the terms set forth in the Recommended Offer. Without limiting the foregoing, (A) if the Recommended Offer is structured as a sale of assets or a merger or consolidation, then each Member shall vote or cause to be voted all Units that such Member holds or with respect to which such Member has the power to direct the voting and which are entitled to vote on such Recommended Offer in favor of such Recommended Offer and shall waive any dissenter’s rights, appraisal rights or similar rights which such Member may have in connection therewith, (B) if the Recommended Offer is structured as or involves a sale or redemption of Units, then each Member shall agree to sell such Member’s pro rata share of Units being sold in such Recommended Offer, each on the same terms and conditions as set forth in the Recommended Offer (other than with respect to price per Unit, which will be determined in accordance with the distribution provisions set forth in this Agreement), and such Members shall execute all documents necessary or reasonably required to effectuate a Drag Sale in accordance with the Recommended Offer, (C) each Member shall be obligated to provide with respect to such Member customary representations, warranties, covenants and agreements (other than any non-compete or non-solicit covenant or agreement) with respect to their ownership of the Units in connection with such Drag Sale, and (D) each Member shall be obligated to join on a pro rata several and not joint basis (based on the relative consideration to be received in respect of the Units to be sold) in any indemnification obligations (including participating in any escrow arrangements) of the Company or the Members in connection with such Drag Sale, as set forth in the Recommended Offer; provided that, other than in the case of fraud, no Member’s obligations for indemnification and similar obligations shall exceed the aggregate cash proceeds received by, and any amount deposited into escrow on behalf of, such Member on account of the Units sold in such Drag Sale; and provided, further, that no Member shall be obligated to enter into indemnification obligations with respect to any representations, warranties or covenants in the nature of those described in clause (C) to the extent relating to or in respect of any other Member or any other Person’s Membership Interests. Notwithstanding anything herein to the contrary, in the event that a Member would not be receiving any consideration upon the consummation of a Drag Sale with respect to certain of the Units then held by such Member (as determined based on a deemed distribution in accordance with the distribution provisions set forth in this Agreement of the full equity value of the Company based on the aggregate sale proceeds to be received in such Drag Sale), then such Units shall automatically be forfeited and cancelled without any further action or consideration required by any of the parties hereto.
(g)    Expenses. If a Drag Sale is consummated, then the Company shall bear the reasonable costs of any Drag Sale to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the acquiring party. Costs incurred by or on behalf of a Member for such Person’s sole benefit shall not be considered costs of the transaction hereunder. Notwithstanding any other provision herein to the contrary, the Fugro Member shall have the right at any time prior to the consummation of the Drag Sale to abandon the Drag Sale, and none of the actions taken or requested to be taken by any Member or the Company prior to such abandonment shall in any way obligate the Company or the Members to consummate the Drag Sale.

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(h)    Consideration. In connection with any Drag Sale to which this Section 11.8 applies, each Member shall receive in exchange for or in respect of, as applicable, the Units held by such Member, the same portion of the aggregate consideration per Unit from such Drag Sale (the amount and value of such consideration shall be determined in good faith by the Board), but giving effect to the rights and preferences of the Units set forth in this Agreement, including Section 7.2, as in effect immediately prior to such Drag Sale. Each Member shall take all necessary or reasonably required actions in connection with the distribution or allocation among the Company’s Members of the aggregate consideration from such Drag Sale as necessary or otherwise reasonably requested by the Company for the purpose of effecting such distribution or allocation; provided, however, that, in connection with any such Drag Sale that is structured as an exchange by the Members of all or substantially all of the Units held by the Members, any Person holding rights to acquire Units prior to such Drag Sale shall thereafter have the right to only receive the securities that were exchanged for the Units such Person previously had the right to acquire (and if the exchange was in part, a proportional amount thereof). In the event that any non-cash consideration is paid in connection with any Drag Sale, each such Member shall be entitled to receive, on a pro rata basis, (i) the same proportionate amount of cash and non-cash consideration, (ii) substantially the same information and transfer rights and (iii) the right to participate, pro rata, in any registration rights provided in connection with such Drag Sale.
(i)    Representative. If the Drag Sale involves the negotiation or a transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC may be available, each Member who is not an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act, will, at the request of the Company, appoint either a purchaser representative (as such term is defined in Rule 501 under the Securities Act) designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such holder will be responsible for the fees of the purchaser representative so appointed.
(j)    Proxy. Each Member hereby grants the Company such Member’s perpetual and irrevocable power of attorney with full right, power and authority to take all actions necessary and/or desirable to sell, transfer or otherwise dispose of all Units (and any other equity of the Company) held by such Member, in connection with the consummation of a Drag Sale. Pursuant to such power of attorney, the Company shall have the right to execute any and all documents related to a Drag Sale (including documents granting customary indemnities to a buyer of assets or securities consistent with this Agreement) on behalf of such Member. The Company shall exercise such power of attorney in good faith solely in compliance with the terms of this Section 11.8.
(k)    This Section 11.8 shall automatically terminate upon the earlier of the consummation of a Company Sale, a Drag Sale or an Initial Public Offering.

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ARTICLE XII
Information Rights
12.1    Financial Statements. The Company shall, upon request, deliver to each Member:
(a)    within forty-five (45) days after the end of each quarterly accounting period in each Fiscal Year of the Company (other than any quarterly accounting period ending on the last day of a Fiscal Year of the Company), unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period (as well as unaudited consolidated statements of income of the Company and its Subsidiaries for the period from the beginning of the Fiscal Year to the end of such quarter) and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;
(b)    within one hundred and twenty (120) days after the end of each Fiscal Year of the Company, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year; provided that if any such financial statements are prepared for any Person in a manner to include customary managements’ discussion and analysis, the financial statements delivered to all Members shall include such discussion and analysis. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied; and
(c)    such other statements of financial information as the Board may reasonably request or approve.
12.2    Confidential Nature of Information. Each Member hereby agrees that any and all information delivered to, obtained by or that otherwise becomes in the possession of such Member or any of its Representatives or advisors pursuant to the provisions of this Section 12.2 shall be kept in strict confidence by such Member and/or its Representatives and/or advisors, except any of the same that (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which such Member or its Representatives or advisors are bound), (b) was disclosed to such Member by a third party not, to the knowledge of such Member, subject to any duty of confidentiality to the Company or any of its Affiliates, (c) is required to be disclosed pursuant to applicable law or an applicable stock exchange, (d) in the case of any such Member that is an investment fund, is disclosed in a customary manner to such Member’s investors or prospective investors, or (e) as otherwise approved by the Board.
12.3    Waiver of Section 18-305 of the Delaware Act. Except as otherwise required by any written agreement between the Company and any Member, each Member hereby irrevocably waives any and all rights that such Member may have to receive information from the Company pursuant to Section 18-305 of the Delaware Act.

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ARTICLE XIII
Registration Rights
13.1    Demand Registrations of Registrable Securities.
(a)    Subject to the provisions of this Article XIII (including the restrictions set forth in Section 13.1(c)), (x) at any time, the HC2 Member shall have the right to request, by delivering a written notice to the Company, registration under the Securities Act of all or any portion of the Registrable Securities held by the HC2 Member and, (y) at any time after the Company has consummated an Initial Public Offering, beginning the date that is one hundred eighty (180) days after the completion of such Initial Public Offering, the Fugro Member shall have the right to request, by delivering a written notice to the Company and in all other respects compliant with Section 13.5 below, a “shelf registration” on Form S-3 under the Securities Act of all or any portion of the Registrable Securities held by the Fugro Member. All registrations requested pursuant to this Section 13.1(a) are referred to herein as “Demand Registrations,” and either the HC2 Member or the Fugro Member, as applicable, is referred to herein as the “Requesting Holder” with respect to such registration. Each request for a Demand Registration shall specify the number of Registrable Securities to be included in such registration (the “Registration Request”). The Company shall give prompt written notice of such Registration Request in accordance with Section 13.2(a) (the “Registration Notice”) to all other holders of Registrable Securities and shall thereupon use reasonable best efforts to effect the Demand Registration under the Securities Act on any form available to the Company (provided that the Requesting Holder (if such Requesting Holder is the HC2 Member) may require such registration to be effected on Form S-1 (or any comparable or successor long form registration form) if the Requesting Holder concludes that the use of such Form S-1 (or any comparable or successor long form registration form) will be beneficial to the distribution of the Registrable Securities to be sold) of:
(i)    the Registrable Securities requested to be registered by the Requesting Holder, and all other Registrable Securities which the Company has received a written request to register within fifteen (15) calendar days after the Registration Notice is given;
(ii)    any securities of the Company proposed to be included in such registration by the Company for its own account; and
(iii)    any securities proposed to be included in such registration by the holders of any registration rights granted other than pursuant to this Agreement (“Other Registration Rights”).
(b)    If the sole or managing underwriter(s) of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering, or the marketability of such securities, then the Company shall include in such registration in the following order of priority:

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(i)    first, the greatest number of Registrable Securities proposed to be registered by Members which in the opinion of such underwriter(s) can be so sold, such amount to be allocated ratably among such Members based on the amount of Registrable Securities held by each such Member (or, if any Member requests to include less than its ratable share, then such excess shall be allocated ratably among those Members requesting to include more than their ratable share);
(ii)    second, after all Registrable Securities that the Members propose to register, the greatest number of securities proposed to be registered by Persons with Other Registration Rights which in the opinion of such underwriter(s) can be so sold, such amount to be allocated ratably among the respective holders thereof based on the amount of securities held by each such holder (or, if any holder requests to include less than its ratable share, then such excess shall be allocated ratably among those holders requesting to include more than their ratable share); and
(iii)    third, after all securities that the Members and the Persons with Other Registration Rights propose to register, the greatest number of securities proposed to be registered by the Company for its own account, which in the opinion of such underwriter(s) can be so sold;
provided that, notwithstanding the foregoing, if such registration is the Company’s Initial Public Offering, then (1) the Company may elect not to include securities proposed to be registered by Members who are (or their Affiliates are) employees of the Company or its Subsidiaries or holders of Class A-1 Units, Class B Units, Class C Units or Class D Units and (2) subject to the prior written consent of the Requesting Holder, such Initial Public Offering may be solely a primary Public Offering by the Company if the underwriter(s) believe(s) that any secondary Public Offering would be detrimental to the Initial Public Offering.
(c)    The Requesting Holder may request an unlimited number of Demand Registrations. Unless otherwise agreed by the Requesting Holder, any Demand Registration requested must be for a firmly underwritten Public Offering (to be managed by an underwriter(s) of recognized national standing selected by the Requesting Holder and reasonably satisfactory to the Company). If the Requesting Holder had the right to register and sell Registrable Securities in a Demand Registration, then the Company shall not be obligated to effect a Demand Registration within six (6) months after the effective date of such previous Demand Registration unless such Demand Registration was effected pursuant to a Registration Statement on Form S-3 (or any comparable or successor short-form registration form), in which case the Company shall not be obligated to effect a Demand Registration within ninety (90) calendar days of the effective date of such previous Demand Registration on Form S-3 (or any comparable or successor short-form registration form). The Company may defer but, unless it receives the consent of the Requesting Holder, not more than two times for a period not to exceed ninety (90) calendar days in the aggregate during any twelve (12)-month period from each receipt of the request to file a Registration Statement for a Demand Registration if the Board in good faith determines that such Demand Registration might reasonably be expected to have a materially adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other material transactions; provided that in such event, the Requesting Holder shall be entitled to withdraw such request.

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(d)    Any holder of Registrable Securities shall be entitled to withdraw such holder’s request to participate in any Demand Registration that is an underwritten offering at any time prior to the execution and delivery of the related underwriting agreement.
13.2    Piggyback Registration.
(a)    If at any time the Company proposes or is required to register any securities under the Securities Act (other than in connection with a business acquisition or combination or in connection with an employee benefit plan), whether in connection with a primary or secondary offering, then the Company shall give written notice to each holder of Registrable Securities at least twenty (20) calendar days prior to the initial filing of such Registration Statement with the SEC of the Company’s intent to file such Registration Statement and of such holder’s rights under this Section 13.2. Upon the written request of any holder of Registrable Securities made within fifteen (15) calendar days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company shall use all reasonable efforts to effect the registration (a “Piggyback Registration”) under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof; provided, however, that, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register or to delay registration of such securities, then the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 13.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 13.2 during the period that the registration of such other securities is delayed. If any Piggyback Registration is a firmly underwritten Public Offering, then the underwriter(s) in such Piggyback Registration shall be of recognized national standing and be selected by the Company with the prior written consent of the HC2 Member and the Fugro Member.
(b)    If the sole or managing underwriter(s) of a Piggyback Registration advises the Company in writing that in its opinion the number of Registrable Securities, if permitted hereunder, and other securities requested to be included exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability of such securities, then the Company shall include in such Piggyback Registration the Registrable Securities and other securities of the Company in the following order of priority:
(i)    first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account, which in the opinion of such underwriter(s) can be so sold;
(ii)    second, after all of the securities that the Company proposes to register, the greatest number of Registrable Securities proposed to be registered by the Members which in the opinion of such underwriter(s) can be so sold, such amount to be allocated ratably among the Members based on the amount of Registrable Securities held by each such

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Members (or, if any Member requests to include less than its ratable share, then such excess shall be allocated ratably among those Members requesting to include more than their ratable share); and
(iii)    third, after all securities that the Company and the Members propose to register, the greatest number of securities held by Persons with Other Registration Rights requested to be registered by the holders thereof which in the opinion of such underwriter(s) can be so sold, such amount to be allocated ratably among the respective holders thereof based on the amount of securities held by each such holder (or, if any holder requests to include less than its ratable share, then such excess shall be allocated ratably among those holders requesting to include more than their ratable share).
(c)    Any holder of Registrable Securities shall be entitled to withdraw such holder’s request to participate in any Piggyback Registration that is an underwritten offering at any time prior to the execution and delivery of the related underwriting agreement.
13.3    Holdback Agreements.
(a)    Each Member agrees not to effect any Public Sale of any Units or of any other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) calendar days prior to the date of the underwriting agreement of each underwritten offering made pursuant to a Registration Statement and ending on the earlier to occur of, (A)(1) in the case of the Company’s Initial Public Offering, the date that is one hundred and eighty (180) calendar days after the effective date of such Registration Statement, or (2) in the case of any other Public Offering, the date that is ninety (90) calendar days after the effective date of such Registration Statement, and (B) such earlier date as the sole or managing underwriter otherwise may permit (or such later date as the sole or managing underwriter may require with the prior written consent of the HC2 Member and the Fugro Member), other than, in each case, any Registrable Securities sold pursuant to such underwritten Public Offering.
(b)    The Company agrees (i) not to effect any Public Sale or distribution of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) during the period beginning seven calendar days prior to the date of the underwriting agreement of each underwritten offering made pursuant to a Registration Statement and ending on the later to occur of, (1)(a) in the case of the Company’s Initial Public Offering, the date that is one hundred and eighty (180) calendar days after the effective date of such Registration Statement, or, (b) in the case of any other Public Offering, the date that is ninety (90) calendar days after the effective date of such Registration Statement, and (2) such earlier date as the sole or managing underwriter otherwise may permit (or such later date as the sole or managing underwriter may require with the prior written consent of the HC2 Member and the Fugro Member), other than, in each case, as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination, and (ii) to use all reasonable efforts to cause each holder of at least three percent (3%) (on a fully diluted basis) of its equity securities (or any securities convertible into or exchangeable or exercisable for such securities) (collectively, the “3% Holders”) which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect

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any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted); provided that if all 3% Holders agree to such restrictions and the Company thereafter releases any one or more of the 3% Holders from such restrictions, then all of the 3% Holders shall be immediately released from such restrictions.
13.4    Registration Procedures. Whenever required under this Article XIII to effect the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and, pursuant thereto, the Company shall as expeditiously as possible:
(a)    prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use reasonable best efforts to cause each such Registration Statement to become effective;
(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) ninety (90) calendar days from the effective date, unless such Registration Statement is filed pursuant to Rule 415 (or any similar provisions then in force) under the Securities Act, in which case such Registration Statement shall be subject to the provisions of Section 13.5, and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the United States Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented;
(c)    notify each holder of Registrable Securities included in the applicable registration as promptly as reasonably practicable (but in any event within two Business Days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order (or threat of such issuance of a stop order) suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 13.4(j) cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, and (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state

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any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(d)    use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, then to obtain the withdrawal of any such order at the earliest possible moment;
(e)    furnish, upon request, to each holder of Registrable Securities to be included in such registration and the underwriter(s), if any, without charge, one original copy and such number of conformed copies of the Registration Statement and any post-effective amendment thereto, and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such Registration Statement and the underwriter(s), if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);
(f)    if requested by the sole or managing underwriter(s) if any, or any holder of Registrable Securities to be included in such registration in connection with any sale pursuant to a Registration Statement, promptly incorporate into a Registration Statement, or if such Registration Statement is already effective, in a prospectus supplement or post-effective amendment such information relating to the Company and/or such underwriting as the sole or managing underwriter(s) or such holder reasonably requests to be included therein; and make all required filings of such Registration Statement, prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such Registration Statement, prospectus supplement or post-effective amendment;
(g)    in connection with any sale pursuant to a registration, cooperate with the holders of Registrable Securities to be included in such registration and the sole or managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends including those set forth in Section 11.5) representing securities to be sold under such registration, and enable such securities to be in such denominations and registered in such names as the sole or managing underwriter(s), if any, or such holders may request;
(h)    prior to any Public Offering of Registrable Securities, to use all reasonable efforts to (i) register or qualify, and cooperate with each holder of Registrable Securities, the underwriter(s), if any, the sales agents, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” Laws of such jurisdictions within the United States of America as any holder of Registrable Securities or the sole or managing underwriter(s), if any, reasonably request in writing and (ii) to cause such Registrable Securities to

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be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable any holder of Registrable Securities to consummate the disposition of the Registrable Securities owned by such holder; provided, however, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 13.4(h), (2) subject itself to taxation in any jurisdiction or (3) consent to general service of process in any such jurisdiction where it is not then so subject;
(i)    upon the occurrence of any event contemplated by Section 13.4(c)(v), as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(j)    in the case of Registrable Securities distributed by means of an underwritten offering, enter into an underwriting agreement in such form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriter(s), with respect to the business of the Company and its Subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the sole or managing underwriter(s)), addressed to the underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriter(s); (iii) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriter(s), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 13.7 (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the sole or managing underwriter(s) or agents) with respect to all parties to be indemnified pursuant to Section 13.7 (and each of the foregoing shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder);
(k)    comply with all applicable rules and regulations of the SEC and make generally available to its stockholders an earnings statement satisfying the provisions of

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Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time prescribed under Regulation S-X (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriter(s) in a firm commitment or best efforts underwritten offering and (B) if not sold to underwriter(s) in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover such twelve (12)-month periods;
(l)    use commercially reasonable efforts to cause the appropriate officers of the Company to cooperate fully in any offering of Registrable Securities hereunder on a customary basis and upon reasonable notice, including (A) participation in meetings with potential investors, analysts and rating agencies and preparation of all materials for such investors, analysts and rating agencies, (B) taking other actions to obtain ratings for any Registrable Securities and (C) cooperating as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities; and
(m)    (A) use reasonable best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed on the principal securities exchange on which Common Stock is then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no Common Stock is then so listed, use reasonable best efforts to, either, at the Company’s election, (1) cause all such Registrable Securities to be listed on a national securities exchange or (2) secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the Financial Industry Regulatory Authority.
The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. The Company shall permit any holder of Registrable Securities that, in such holder’s judgment, may be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 13.4(c)(ii), 13.4(c)(iv) or 13.4(c)(v), such holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 13.4, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.
13.5    Shelf Registration. Subject to the provisions set forth in Section 13.4, if the Requesting Holders specify in the Registration Request that they desire the Company to undertake a shelf registration of any portion or all of the Registrable Securities held by the Requesting Holders,

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then the Company shall file with the SEC a Registration Statement under the Securities Act on the appropriate form pursuant to Rule 415 under the Securities Act (the “Required Registration”). The Company shall use reasonable best efforts to cause the Required Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall use reasonable best efforts to cause such Required Registration to remain effective for a period ending on the earlier of (a) the second anniversary of the effectiveness thereof, (b) the date on which all Registrable Securities have been sold pursuant to the Required Registration and (c) the date as of which there are no longer any Registrable Securities in existence.
13.6    Registration Expenses.
(a)    All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including all (i) registration and filing fees, including fees payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with state securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and expenses of counsel for the Company, (vii) fees and expenses for all independent certified public accountants (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (viii) fees and expenses of any special experts retained by the Company in connection with any registration, (ix) fees and expenses of custodians, transfer agents and registrars appointed in connection with any registration, (x) fees and expenses of underwriters, including the fees and expenses of any counsel thereto and the fees and expenses of any “qualified independent underwriter,” but in any event excluding any discounts, commissions or fees of underwriter(s), placement agents, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, (xi) expenses incurred in connection with any Securities Act liability insurance, (xii) expenses of any annual audit or interim review, (xiii) fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, (xiv) fees and expenses of any Person, including special experts, retained by the Company (except for those fees and expenses excluded pursuant to the preceding clause (x), (xv) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xvi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xvii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xviii) costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 13.4(l).
(b)    In connection with any registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable and documented fees and disbursements of not more than one counsel (together with appropriate local

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counsel) chosen by, (A) in the case of any Demand Registration, the Requesting Holder, and (B) in the case of any Piggyback Registration, the holders of a majority of the Registrable Securities to be included in such Piggyback Registration.
13.7    Indemnification; Contribution.
(a)    The Company shall, and shall cause each of its Subsidiaries to, jointly and severally, without limitation as to time, indemnify, defend and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, the partners, members, officers, directors, managers, agents, employees and Affiliates of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the partners, members, officers, directors, managers, agents and employees of each such controlling person and any financial or investment adviser (each, a “Covered Person”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), costs (including reasonable and documented costs of preparation and attorneys’ fees) and expenses (including reasonable and documented expenses of investigation) (as used in this Section 13.7, collectively, “Losses”), as incurred, arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus under which any Registrable Securities were registered or in any amendment or supplements thereto or in any preliminary prospectus (if used prior to the effective date of such Registration Statement), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Covered Person or the related holder of Registrable Securities expressly for use therein or (B) any violation by the Company of any federal, state or common law applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter(s) within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (1) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (2) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (3) the Company has complied with its obligations under Section 13.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person. If the Public Offering pursuant to any Registration Statement provided for under this Section 13.7 is made through underwriter(s), no action or failure to act on the part of such underwriter(s) (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to this Section 13.7. If the Public Offering pursuant to any Registration Statement provided for under this Article XIII is made through underwriter(s), the Company agrees to enter into an underwriting agreement in customary form with such underwriter(s) and the Company agrees to indemnify such underwriter(s), their officers, directors, managers, employees and agents, if any, and each Person,

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if any, who controls such underwriter(s) within the meaning of Section 15 of the Securities Act to the same extent as provided in this Section 13.7 with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director, manager or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.
(b)    In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information regarding such holder as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, defend and hold harmless to the fullest extent permitted by law, the Company, its directors, managers, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the partners, members, directors, managers, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information regarding such holder so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all taxes, fees and expenses incurred in connection therewith) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.
(c)    If any Person shall be entitled to indemnification or contribution pursuant to this Section 13.7 (an “Indemnified Party”), then such Indemnified Party shall give prompt notice to the party or parties from which such indemnity is sought (the “Indemnifying Parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (each, a

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“Proceeding”) with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties’ expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided that an Indemnified Party or parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (A) the Indemnifying Parties agree to pay such fees and expenses; (B) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Parties or an Affiliate of the Indemnifying Parties or such Indemnified Parties, and there may be one or more defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or parties. Whether or not such defense is assumed by the Indemnifying Parties, such Indemnifying Parties or Indemnified Party or parties shall not be subject to any liability for any settlement made without its or their consent (but such consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Parties shall not consent to entry of any judgment or enter into any settlement which (1) provides for other than monetary damages without the consent of the Indemnified Party or parties (which consent shall not be unreasonably withheld, conditioned or delayed) or (2) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or parties of a release, in form and substance satisfactory to the Indemnified Party or parties, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.
(d)    If the indemnification provided for in this Section 13.7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 13.7 would otherwise apply by its terms, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have an obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including

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any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 13.7(a) or 13.7(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 13.7(d). Notwithstanding the provisions of this Section 13.7(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
13.8    Rules 144 and 144A. At all times after the Company effects its Initial Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities in connection with such holder’s sale pursuant to Rule 144 or Rule 144A without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements and cause its counsel to prepare and deliver any needed legal opinions for sales under Rule 144 and 144A and pay for the cases thereof.
13.9    Underwritten Offerings. No holder of Registrable Securities may participate in any underwritten offering effected pursuant hereto unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Subject to Section 13.2(a), the underwriters of any underwritten offering shall be chosen by the Company.
13.10    No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Section 13.10 or otherwise conflicts with the provisions hereof without the written consent of the HC2 Member and the Fugro Member. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Common Stock or Common Stock

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equivalents. Except as provided in this Agreement, the Company shall not grant Other Registration Rights to any Persons without the prior written consent of the HC2 Member and the Fugro Member.
13.11    Initial Public Offering.
(a)    If at any time the Board desires to cause (i) a transfer of all or a substantial portion of (x) the assets of the Company or any of its Subsidiaries or (y) the Units to a newly organized corporation or other business entity (“Newco”), (ii) a merger or consolidation of the Company or any of its subsidiaries into or with a Newco as provided under Section 18-209 of the Delaware Act or otherwise, or (iii) another restructuring of all or substantially all of the assets or Units of the Company into a Newco, including by way of the conversion of the Company into a Delaware corporation (any such corporation, also “Newco”), in any case in anticipation of or otherwise in connection with a registered initial public offering of securities of a Newco or any of its Affiliates (an “Initial Public Offering”), each Member shall take such steps to effect such transfer, merger, consolidation, distribution or other restructuring as may be requested by the Board, including, without limitation, transferring or tendering such Member’s Units to a Newco in exchange or consideration for shares of capital stock or other equity interests of Newco, determined in accordance with the valuation procedures set forth in Section 13.11(b).
(b)    In connection with a transaction described in Section 13.11(a) Board shall, in good faith, determine the Fair Market Value of the assets and/or Units transferred to or merged into Newco, the aggregate Fair Market Value of Newco and the number of shares of capital stock or other equity interests to be issued to each Member in exchange or consideration therefor. Notwithstanding the foregoing, in determining the Fair Market Value of the Units, (i) the offering price of the applicable Initial Public Offering will be used by the Board to determine such Fair Market Value, and (ii) the impact of the provisions of Section 7.2 and Section 10.2(b) will be taken into account.
(c)    Each Member hereby makes, constitutes and appoints the Company, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of any vote or approval of Members required to give effect to this Section 13.11, including any vote or approval required under Section 18-209 of the Delaware Act. The proxy granted pursuant to this Section 13.11(c) is a special proxy coupled with an interest and is irrevocable.
13.12    Mergers and Consolidations. Any merger or consolidation of the Company with or into another entity shall require the approval of only a Majority in Voting Interest, except in connection with an Initial Public Offering, in which case, subject to the provisions of Section 13.11, the approval of the Board. The approval of any such merger or consolidation as provided in the immediately preceding sentence shall be deemed to meet all of the requirements of Member approval of a merger or consolidation, as the case may be, for purposes of the Delaware Act, including Section 18-209 of the Delaware Act.
ARTICLE XIV
Miscellaneous Provisions

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14.1    Notices.
(a)    All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, by facsimile transmission against facsimile confirmation, by electronic mail against written receipt by return electronic mail or mailed by internationally recognized overnight courier prepaid, to (i) any Member, at such Member’s address set forth on the Members Schedule, and (ii) the Company, to the Company’s Secretary at the Company’s principal place of business (or in any case to such other address as the addressee may from time to time designate in writing to the sender).
(b)    All such notices, requests and other communications will (i) if delivered personally to the address as provided in Section 14.1(a) be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in Section 14.1(a), be deemed given upon facsimile confirmation, (iii) if delivered by electronic mail to the electronic mail address as provided in Section 14.1(a), and (iv) if delivered by overnight courier to the address as provided in Section 14.1(a), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 14.1).
14.2    No Action for Partition; Waiver of Judicial Dissolution. No Member shall have any right to maintain any action for partition with respect to the property of the Company. Each Member agrees that irreparable damage would occur if any Member should bring or have brought on its behalf an action for judicial dissolution of the Company. Accordingly, each Member accepts the provisions under this Agreement as such Member’s sole entitlement on dissolution of the Company and waives and renounces all rights to seek or have sought for such Member a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.
14.3    Headings and Sections. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.
14.4    Amendments.
(a)    Except as otherwise expressly set forth in this Agreement, the Certificate and this Agreement may be amended or restated only upon the written consent of a Majority in Voting Interest and any such amendment or restatement to which such written consent is obtained will be binding upon the Company and each Member.
(b)    Notwithstanding anything in this Agreement to the contrary:
(i)    in addition to any approval required by clause (a) above, no amendment or restatement to Sections 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.2, 4.1, 4.2, 4.10, 11.1, 11.4, 11.6, 12.1, 13.1, 13.2, 13.10, this Section 14.4, Section 14.15 or any definition contained in Article I that is utilized in any of the aforementioned provisions may be made unless approved

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in advance in writing by a Majority of the Minority which approval shall not be unreasonably withheld or delayed, and which approval shall be deemed to have been given ten (10) Business Days after notice of the request for such approval was deemed to be delivered by the Company to the Members constituting at least a Majority of the Minority in accordance with the notice provisions of Section 14.1, unless Members constituting a Majority of the Minority shall provide the Company a written denial to such approval within such ten (10) Business Days period;
(ii)    in addition to any approval required by clause (a) and (b)(i) above, no amendment or restatement to Sections 3.1(i), 3.1(j), 4.11, 6.1(b), 11.7, 11.8 or 14.4 or any definition contained in Article I that is utilized in any of the aforementioned provisions may be made unless approved in advance in writing by the Fugro Member which approval shall not be unreasonably withheld or delayed, and which approval shall be deemed to have been given ten (10) Business Days after notice of the request for such approval was deemed to be delivered by the Company to the Fugro Member in accordance with the notice provisions of Section 14.1, unless the Fugro Member shall provide the Company a written denial to such approval within such ten (10) Business Days period; and
(iii)    no amendment or restatement that amends (A) in any adverse manner the rights and obligations of the holders of Class A-1 Units, Class B Units, Class C Units or Class D Units, as applicable, with respect to the Class A-1 Units, Class B Units, Class C Units or Class D Units, as applicable, vis-à-vis the other Members, or (B) the manner in which distributions on account of Class A Units, Class A-1 Units, Class B Units, Class C Units and Class D Units are allocated among the holders of Class A Units, Class A-1 Units, Class B Units, Class C Units and Class D Units as set forth in Sections 7.2, and 10.2 hereof, shall be effective unless and until such amendment or restatement has also been approved in writing by holders of a majority of the then outstanding Class A-1 Units, Class B Units, Class C Units and Class D Units.
(c)    Notwithstanding anything to the contrary in Section 14.4(b), this Agreement (other than Section 4.10) may be amended or restated with only the written consent of a Majority in Voting Interest (and any such amendment or restatement to which such written consent is obtained will be binding upon the Company and each Member) in order (i) solely to permit the creation or issuance of Units or any other equity interests that were issued in compliance Section 4.10 and Section 4.11, and the rights and preferences thereof; provided, however, that with respect to any newly created class or series of Units, any such amendment or restatement with respect to such Units shall only be made at or prior to the time of the creation or issuance of such Units (and not thereafter); (ii) to the extent permitted by Section 3.1(c), to provide any new Member with rights with respect to the election of Directors; (iii) to provide for rights and restrictions relating to the Transfer or registration of Units held by any Person that becomes a Member after the date hereof (other than a Permitted Transferee); and (iv) to provide any Person that becomes a Member after the date hereof with the right to consent to certain actions to be taken by the Company or its Subsidiaries. For purposes of clarity, in the event that there is any conflict between the provisions in Section 14.4(b) and this Section 14.4(c), the provisions of this Section 14.4(c) shall govern.

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14.5    Binding Effect. Except as otherwise provided to the contrary in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.
14.6    Counterparts; Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
14.7    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
14.8    Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Members agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
14.9    Business Days. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.
14.10    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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14.11    Construction. In this Agreement, unless otherwise specified or where the context otherwise requires:
(a)    the headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;
(b)    words importing any gender shall include other genders;
(c)    words importing the singular only shall include the plural and vice versa;
(d)    the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;
(e)    the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;
(f)    references to any Person include the successors and permitted assigns of such Person;
(g)    the use of the words “or,” “either” and “any” shall not be exclusive;
(h)    the phrase “to the extent” means the degree to which a thing extends, and does not simply mean “if”;
(i)    wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict;
(j)    references to any agreement, contract, schedule statute or regulation, unless otherwise stated, are to such agreement, contract, schedule statute or regulation as amended, modified or supplemented from time to time (subject to any restrictions on such amendments, modifications or supplements set forth herein); and
(k)    the parties hereto have participated jointly in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
14.12    Entire Agreement and Incorporation by Reference. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement (including, without limitation, any Subscription Agreement and any Grant Agreement) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

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14.13    Conflicting Agreements. Each Member represents that such Member has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Member shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.
14.14    GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE DELAWARE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
14.15    Venue and Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT (INCLUDING AGAINST ANY DIRECTOR OR OFFICER OF THE COMPANY) SHALL BE BROUGHT SOLELY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH MEMBER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH MEMBER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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IN WITNESS WHEREOF, the undersigned, have executed this Fourth Amended and Restated Limited Liability Company Agreement of Global Marine Holdings, LLC as of the date first written above.
GLOBAL MARINE HOLDINGS, LLC

By:	/s/ Dick Fagerstal Name: Dick Fagerstal Title: Chairman & CEO
HC2 HOLDINGS 2, INC.

By:	/s/ Michael Sena Name: Michael Sena Title: CFO
FUGRO CONSULTANTS INTERNATIONAL N.V.

By:	/s/ Paul Verhagen
Name: Paul Verhagen
Title: Director

ZENCOR HOLDINGS LLC

By:	/s/ Dick Fagerstal Name: Dick Fagerstal Title: Chairman & CEO

[Signature Page to Fourth Amended and Restated Limited
Liability Company Agreement of Global Marine Holdings, LLC]

COMMANDO PARTNERS LLC

By:	/s/ Fred C. Farkouh Name: Fred C. Farkouh Title: Manager

/s/ Ian Douglas
IAN DOUGLAS

/s/ Richard Fraser-Smith
RICHARD FRASER-SMITH

/s/ Bruce Neilson-Watts
BRUCE NEILSON-WATTS

[Signature Page to Fourth Amended and Restated Limited
Liability Company Agreement of Global Marine Holdings, LLC]

Exhibit A
FORM OF JOINDER TO
FOURTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
THIS JOINDER to the Fourth Amended and Restated Limited Liability Company Agreement of Global Marine Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of November 30, 2017, as amended or restated from time to time, by and among the Members of the Company (the “Agreement”), is made and entered into as of _________ by and between the Company and ________________ (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.
WHEREAS, on the date hereof, Holder has acquired ______ [Class [A/A-1/B/C/D] Units] and the Agreement and the Company require Holder, as a holder of such Units, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
1.    Agreement to be Bound. Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.
2.    Members Schedule. For purposes of the Members Schedule, the address of the Holder is as follows:
[Name]
[Address]
3.    Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.
4.    Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
5.    Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.E

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Fourth Amended and Restated Limited Liability Company Agreement of Global Marine Holdings, LLC as of the date set forth in the introductory paragraph hereof.
GLOBAL MARINE HOLDINGS, LLC

By:	___________________________________ Name: Title:
[HOLDER]

By:	___________________________________ Name: Title:

Exhibit B
CONSENT OF SPOUSE
I, ______________________________, spouse of __________________, acknowledge that I have read the Fourth Amended and Restated Limited Liability Company Agreement of Global Marine Holdings, LLC, a Delaware limited liability company, dated as of November 30, 2017, to which this Consent of Spouse is attached as Exhibit B (the “Agreement”) and that I know the contents of the Agreement. I am aware its provisions provide that certain rights are granted to certain other holders of equity securities of the Company upon the sale or other disposition of Class A-1 Units, Class B Units, Class C Units and Class D Units of the Company (or any other equity securities of the Company) which my spouse owns including any interest I might have therein. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.
I hereby agree that my interest, if any, in the Class A-1 Units, Class B Units, Class C Units and Class D Units (or any other equity securities of the Company) owned by my spouse subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Class A-1 Units, Class B Units, Class C Units and Class D Units (or any other equity securities of the Company) owned by my spouse shall be similarly bound by the Agreement.
I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent of Spouse. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.
Dated as of ______________ ___, 20___.

______________________________

(Signature)

______________________________

(Print Name)

#4853-2431-2109

#4837-3810-7979

Schedule B

BUSINESS AND BUSINESS STRATEGY OF THE COMPANY
For purposes of this Schedule B, Global Marine Holdings, LLC together with its subsidiaries and joint ventures is referred to collectively as the “Global Group”).
The Global Group is a global offshore engineering business focused on specialist subsea services across three market sectors, namely telecommunications, oil and gas, and offshore power. It is a leading independent operator in the subsea cable installation and maintenance markets. It aims to maintain its leading market position in the telecommunications maintenance segment and is seeking opportunities to grow its installation activities in the three main segments of the market while capitalizing on high market growth in the offshore power sector through expansion of its installation and maintenance services in that sector. In order to accomplish these goals, The Global Group has developed a comprehensive strategy which includes:

•	Developing opportunities in the offshore power market;

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Diversifying the business by pursuing growth within its three market segments (telecommunications, oil and gas, and offshore power), which it believes will strengthen its quality of earnings and reduce exposure to one particular market segment;

•	Retaining and building its leading position in telecommunications maintenance and installation;

•	Working to develop convergence of its maintenance services across all three market segments; and

•	Pursuing targeted mergers and acquisitions, joint ventures, partnerships and opportunities to build a larger operating platform that can benefit from increased operating efficiencies.
Telecommunications: The Global Group provides maintenance and installation services to its global telecommunications customers. Additionally, the Global Group provides installation of cable systems, including route planning, mapping, route engineering, cable-laying, trenching and burial.
Oil and Gas: The Global Group provides installation, maintenance and repair of fiber optic communication and power infrastructure to offshore platforms. Its primary activities include providing power from shore, enabling fiber-based communication between platforms and shore-based systems and installing permanent reservoir monitoring systems that allow customers to monitor subsea seismic data.
Offshore Power: Global Marine Energy (“GME”) a former subsidiary of Global Marine Systems Limited (“GMSL”) was established in 2011 as the vehicle for The Global Group’s significant offshore power activities, which included installing inter-array power cables for use in offshore wind farms and in the offshore wind market. GME was sold to Prysmian UK Group Ltd. (“Prysmian”) in November 2012. As part of this sale, the Global Group entered into a non-compete agreement regarding offshore power operations with Prysmian (the “Prysmian Non-Compete Agreement”) but retained certain key personnel and assets to ensure that The Global Group maintained its core capabilities and experience in the offshore power sector. Following entry into the Prysmian Non-Compete Agreement, The Global Group continued to install offshore power cables on behalf of Prysmian with chartered vessels through June 2014.
As a result of the expiration of the Prysmian Non-Compete Agreement in November 2015, The Global Group has been able to recommence bidding for projects in the high-growth, high-margin offshore power market. Given that renewable energy production is predicted to grow over the next decade, with a substantial proportion of that energy to be harvested offshore, The Global Group believes it is well positioned to capitalize on this anticipated growth of the offshore alternative energy market in construction as well as operations and maintenance. In 2016, The Global Group acquired 100% of CWind Limited (“CWind”), a UK-based specialist service provider in the offshore wind farm industry in the UK and northern Europe. The Global Group’s management believes the offshore wind farm operations and maintenance sub-sector represents a significant opportunity for The Global Group and, through its acquisition of CWind in 2016, The Global Group is developing strategies to realize that opportunity.
Product Research and Development
Over the years the Global Group has provided many important innovations to the subsea cable market. One such innovation was GEOCABLE, the Global Group’s proprietary Geographical Information System (GIS), which the Global Group believes to be the largest cable database in the market and was developed specifically to meet the needs of the cable industry.
In addition to GEOCABLE, the Global Group also develops and owns (in a consortium with other industry participants) intellectual property associated with the Universal Joint, a product which easily and effectively links together cables from different manufacturers.
The Global Group intends to conduct product research and development relating to its business on an ongoing basis.

Schedule C

CODE OF CONDUCT

HC2 HOLDINGS, INC.

CODE OF CONDUCT AND
WHISTLEBLOWER POLICY AND
PROCEDURES

I.    INTRODUCTION

A.	Purpose and Scope
This Code of Conduct and Whistleblower Policy and Procedures (the “Code”) of HC2 Holdings, Inc. (“HC2” and collectively with any successor thereto and the consolidated subsidiaries as defined in Schedule A, the “Company”) is a global document with uniform application across all of HC2’s operating geographies and job levels, full-time and part-time employees, executives and directors. Schedule A may be amended from time to time as necessary to reflect the acquisition, merger, sale or dissolution of entities. It is also expected that everyone working on the Company’s behalf, including consultants, agents, suppliers and business partners, will comply with the Code. The Code provides such persons with general standards of conduct and high-level guidance that are intended to allow many compliance situations to be addressed with a minimum of disruption to the Company’s business. The Code will help ensure that, as we work toward our key goals and objectives, we do so in a manner that is above reproach.
Obeying the law is the foundation on which this Company's ethical standards are built. Accordingly, the Company requires its employees, officers and directors to comply with all applicable laws, rules and regulations of the United States and the countries where the Company does business. Violation of domestic or foreign laws, rules and regulations may subject an individual, as well as the Company, to civil and/or criminal penalties. To ensure compliance with applicable laws, rules and regulations, the Company has established various policies and procedures, including those referred to in this Code. Employees, officers and directors have an obligation to comply with these policies and procedures and to promptly alert HC2’s Legal Department or your entity’s legal department (the “Legal Department”) of any deviation from them.
The Board of Directors of HC2 (the “Board”) has adopted this Code primarily to:

•	Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the United States Securities

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and Exchange Commission (the “SEC”) and in other public communications made by or on behalf of the Company;

•	Promote compliance with applicable governmental laws, rules and regulations;

•	Promote the protection of Company assets, including intellectual property and confidential information;

•	Ensure the prompt internal reporting of violations of the Code (sometimes known as whistleblower complaints) to an appropriate person or persons identified herein;

•	Provide guidance and procedures for the receipt, investigation and retention of whistleblower complaints; and

•	Ensure accountability for adherence to the Code.
As a condition of your directorship of and/or employment with the Company, you are required to read the Code, become familiar with its content, and acknowledge your compliance with the Code. The Code will allow you to have a better understanding of our compliance obligations and should be used as a resource for guidance on issues as they arise. In cases where a clear governing law, rule, regulation or other Company policy does not exist, the Code can help navigate through gray areas by allowing you to apply informed judgment and common sense to find a solution.
While the Code touches on many subjects, it cannot be expected to directly address every issue. It is a complex world and the ethical aspects or legality of many day-to-day decisions may not always be clear. For this reason, it is important that we seek advice and guidance when the best path is unclear. Moreover, each director and employee of the Company shares the common obligation to promptly speak up when we suspect violations of laws, rules, regulations, the Code or any other Company policy. The procedures for requesting guidance as to the application of, and reporting suspected violations of, laws, rules, regulations, the Code or any other Company policy are outlined in Section III of the Code.

B.	Expectations for Directors and Employees (Including Executives and Managers)
Every director and employee, regardless of position in the Company, is accountable for complying with applicable laws, rules, regulations and Company policies and observing high ethical standards when conducting business on the Company’s behalf. Compliance with the Code is a key director and employee responsibility and will be included in the regular performance evaluation process. All directors and employees are expected to:

•	Familiarize themselves with the Code as well as any policies, laws, rules and regulations that may be applicable to their job function;

•	Be alert for situations and promptly report any known or suspected business conduct that may violate laws, rules, regulations, the Code or any other Company policy;

•	Seek appropriate guidance when faced with an ethical or compliance-related challenge and when unsure how to proceed;

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•	Never let the needs of the business justify an improper action that violates laws, rules, regulations, the Code or any other Company policy;

•	Cooperate fully in any investigation of any suspected violation of laws, rules, regulations, the Code or any other Company policy; and

•	Certify their commitment to the principles and standards of the Code.
In addition to the obligations shared by all directors and employees, executives and managers of the Company must:

•	Lead by example and practice the highest standards of ethical business conduct;

•
Set a tone reinforcing the importance of integrity and compliance, embracing the Company’s open door and non-retaliation policies, and encouraging frank, honest communications within their business unit or functional area;

•	Engage employees in conversations about the Code, highlighting sections and policies with particular application to their business unit or functional area;

•	Support a positive work environment in which employees feel comfortable raising questions and concerns about the Code, other Company policies and business misconduct;

•	Ensure employees who raise an issue or report a suspected violation of laws, rules, regulations, the Code or any other Company policy are protected from any reprisal or retaliation; and

•	Regularly reinforce that business performance is never more important than ethical business conduct.
II.    THE CODE OF CONDUCT
A.    Behavior in the Marketplace
1.    Competition Law and Business Conduct
The Company operates in some of the most competitive industries and environments in the world. Free and open competition on a level playing field is in the Company’s best interest at all times. Because our products and services can compete on their own merits, the Company is committed to complying with the letter and spirit of competition and antitrust laws wherever we do business. The United States and other countries in which we operate have enacted antitrust and fair competition laws intended to encourage competition among businesses while protecting consumers from anti-competitive actions. While it is beyond the scope of the Code to cover these laws in detail, compliance with them by all Company directors and employees is essential, as violations can lead to significant reputational damage as well as penalties for both the Company and individual directors and employees, up to and including imprisonment. While competition laws and business conduct regulations are often complex and can be confusing, there are a few common

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sense guidelines to help ensure compliance with these laws, rules and regulations, including avoiding the following practices:

•	Discussing the allocation of markets, territories or customers with competitors;

•	Discussing price, credit terms, costs, or marketing information with competitors; and

•	Discussing boycotts of third parties (e.g., suppliers, distributors, etc.) with competitors, suppliers or customers.
Employees should be particularly careful at industry association or other professional trade meetings to avoid even the appearance of questionable interactions with competitors. If a competitor discusses any of these topics, no matter how casually, employees must stop the conversation immediately and report the incident to the Legal Department.
2.    Trade Practices, Consumer Laws and Responsible Sales and Marketing
Employees must endeavor to deal fairly with their colleagues as well as the Company’s customers, suppliers, competitors or others with whom they may come into contact. Honesty and truthfulness should be hallmarks of our reputation in the marketplace. As a company, we should never take advantage of anyone through manipulation, concealment, abuse of confidential information, misrepresentation of material facts or any other unfair or dishonest business practice, including with respect to our products and services and the products and services of our competitors.
3.    Confidential and Competitive Information
Gathering information about competitors and alternative product offerings in our marketplace is a key element of allowing us to effectively compete. The Company respects the confidential information and trade secrets of others, so it is essential that we obtain information in a legal and ethical manner. Legitimate sources for competitive information include news reports, company internet sites, industry/association surveys, and conference or trade show presentations. Employees are prohibited from actively seeking or acquiring proprietary information, trade secrets or other sensitive data without the owner’s consent. If an employee is in possession of confidential information in error, it should be reported to their manager and/or the Legal Department, as applicable, and returned to the rightful owner. Managers and executives should be particularly sensitive to the confidentiality obligations that employees may have with regard to former employers who may be our competitors. It is never permissible to pressure or otherwise attempt to coerce an employee into disclosing confidential information about a former employer in violation of their obligations.

4.    Vendors, Suppliers and Procurement
Due to the impact that suppliers, vendors, and subcontractors can have on our business, the Company is committed to working with people and companies whose standards and practices are consistent with the Code and our procurement policies. To ensure these expectations are clearly understood, any party signing an agreement with the Company should be provided with a link to the Code on our website.

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Employees with responsibilities that include sourcing, evaluating and acquiring materials or services on behalf of the Company must be consistent and objective with their analysis and any procurement decision should be based on obtaining the best overall value for the Company. Purchasing decisions must never be made on the basis of personal relationships and friendships or the opportunity for personal gain. Please refer to the “Conflicts of Interest” section of the Code for additional guidance.
5.    Export/Import Laws and Trade Restrictions
The United Nations, the United States and other countries and jurisdictions often impose international trade controls and restrictions to promote security around the world and advance foreign policy agendas. The Company is committed to trading lawfully and in compliance with all export and import laws, trade regulations and restrictions imposed by recognized national and international authorities. Employees engaged in international business are responsible for knowing and complying with both the laws, rules and regulations of the countries in which they operate as well as any U.S. laws, rules and regulations that apply outside U.S. borders. Laws and regulations regarding international trade are complex and change frequently, so it is essential that directors and employees contact the Legal Department for guidance when engaging in these types of transactions.

6.    Transactions with Prohibited Persons or Sanctioned Countries
The Company is prohibited from doing business with certain countries and individuals because of U.S. trade sanctions. The U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers economic sanctions and trade embargoes against targeted non-U.S. countries, regimes, terrorism-sponsoring organizations, and individuals (known as Specially Designated Nationals). All U.S. persons and corporations must comply with OFAC regulations. Therefore, it is essential that the appropriate level of due diligence is conducted on any transactions with an international element. For detailed guidance on these issues, directors and employees should contact the Legal Department.

7.    Corporate Responsibility and the Environment
The Company is committed to being a responsible corporate citizen. We comply with all environmental laws, rules, and regulations wherever we do business and expect our suppliers, vendors and contractors to do the same. Beyond environmental compliance, the Company is committed to being a responsible environmental steward, and directors and employees are asked to be aware of and actively participate in reducing the environmental burdens related to our business. All Company facilities will be operated in an environmentally responsible and safe manner. Employees whose work involves the management of potentially hazardous materials (e.g., fire suppression chemicals) should be particularly mindful of proper handling and reporting obligations.

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B.    Conflicts of Interest
The Company respects the rights of its directors and employees to manage their personal affairs and investments. At the same time, directors and employees must avoid conflicts of interest that occur when their personal interests (or the interests of an immediate family member) may interfere or could reasonably appear to interfere with the performance of their jobs or the best interests of the Company. Perceptions of a conflict of interest can often be just as damaging as an actual conflict. Any decision taken by a director or employee on behalf of the Company should be impartial and objective. A conflict of interest arises when a director or employee competes with the Company, takes advantage of their position at the Company, or misuses confidential or proprietary information for personal gain (or the gain of an immediate family member). Examples of conflicts of interest include, but are not limited to the following:

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Corporate Opportunities. Directors and employees are generally prohibited from taking personal gain or other advantage from opportunities that are discovered through the use of Company property, information or position. This prohibition includes, but is not limited to, business or investment opportunities, discounts on personal purchases of a supplier’s or customer’s products or services, as well as preferential allocations of stock or offers to participate in initial public offerings from companies that either conduct or could be expected to conduct business with the Company. However, the Company may from time to time renounce its interest in certain corporate opportunities pursuant to applicable law, in which case no conflict of interest will exist with respect thereto.

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Investments in other Companies. Directors and employees should disclose any significant financial interests that they or their immediate family may have in a customer, supplier or competitor of the Company. Investments in companies that are customers, suppliers or competitors of the Company may create an improper conflict of interest, depending on the circumstances, and must be evaluated to determine appropriate steps to mitigate or eliminate the conflict or its potential effects. Investments that are made through mutual funds or other investment instruments where a director or employee has no influence over investment decisions in individual companies are not prohibited by the Code.

•
Related-Party Transactions. Directors and executives of the Company must familiarize themselves and comply with all rules regarding related-party transactions established and enforced by the SEC and Company policies regarding related-party transactions. All material related-party transactions involving any director or employee must be approved by the Board or a duly authorized committee thereof and will be publicly disclosed as required by applicable law, rule and regulation.

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Family and Friends. Mixing family or personal relationships with work relationships can often create special challenges. Directors and employees should be aware of the complications that can arise when a member of their family or a close personal friend is involved with the Company or in another activity that could reasonably appear to impact a director’s or employee’s objectivity managing Company business. Directors and employees are not permitted to directly supervise or indirectly influence the job activities of another employee with whom they have

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a close personal relationship. In addition, directors and employees may not circumvent the Code by having a family member or others with whom they have a close personal relationship do something indirectly that the director or employee is prohibited from doing under the Code.

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Outside Employment. Directors and employees should generally not accept a position with or run an outside business that has the potential to interfere with their responsibilities to the Company. Employment by a customer, supplier or others with whom the Company does business is generally discouraged, but outside employment or business ventures may be permissible, depending on the circumstances, including if the entity does not compete with the Company or provide services to any Company competitor.

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Board Memberships. Employees are generally prohibited from serving on the board of directors of a company or organization that has the potential to create a significant conflict of interest – such as customers, suppliers and competitors. Subject to the foregoing standard, employees may serve on the board or an advisory committee of a for-profit or non-profit entity if it is determined that the service will not negatively impact the fulfillment of their responsibilities to the Company.

•	Company Loans. Even if permitted under applicable law, loans to directors, employees or their respective immediate family members may create improper conflicts of interest.
Conflicts of interest are generally prohibited as a matter of Company policy, unless authorized, mitigated or eliminated, by action of the Legal Department, the Chief Compliance Officer or HC2’s Audit Committee (the “Audit Committee”), and/or the Board or a duly authorized committee thereof, as appropriate and to the extent permissible pursuant to applicable law, rule or regulation.

Conflicts of interest are not always clear-cut. As a result, when dealing with actual, apparent or potential conflicts of interest, disclosure is an essential first step in managing the situation and limiting disruption to the business, as described below in Section III. As part of the disclosure and analysis process with respect to conflicts of interest, directors and employees will be asked to summarize the details of the transaction, which will help to identify the issues presented and provide a framework for discussions to analyze and authorize, mitigate or eliminate such issues. Directors and employees are expected to fulfill any remediation actions requested by the Company.
C.    Gifts, Entertainment and Travel
Business gifts, entertainment and travel are often an integral part of building relationships with our customers, suppliers and others with whom the Company does business and all are appropriate to the extent they are not provided with the intention of unduly influencing a business decision. Infrequent exchanging of logoed promotional items, hosting an occasional lunch or dinner at a moderately priced restaurant, and attending a local athletic or cultural event are all generally considered acceptable forms of business gifts and entertainment.

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Directors and employees are accountable for the exercise of good judgment and common sense when managing gift, entertainment and travel issues. Gifts, entertainment and travel that directors and employees either offer or receive in connection with their work should always be reasonable and proportionate for the Company’s relationship with the other party, and in terms of value and frequency. It is also good practice to check with a customer prior to offering a gift or extending an invitation, as many companies have rules that restrict their receipt. In general, directors and employees must:

•	Never solicit gifts, travel or entertainment;

•	Only offer or accept gifts of a nominal value;

•	Never offer or accept gifts of cash or cash equivalents (e.g., gift cards);

•	Never offer or accept gifts, entertainment or travel during a proposal or bidding process with another involved party if the employees are involved in the procurement decision process;

•	Only offer or accept gifts, entertainment or travel that do not impair objectivity, improperly influence a decision, or have the potential to be misconstrued or misinterpreted by third parties; and

•	Never offer or accept gifts, entertainment or travel that would be illegal.
Additionally, directors and employees must always obtain pre-approval from the Legal Department prior to offering gifts, entertainment or travel, of any kind or value, to government or public officials.

Directors and employees are responsible for ensuring that any expense reimbursement reports accurately reflect the relevant details for any gifts, entertainment and travel that may have been provided. In addition to the standard expense report data, directors and employees must be sure to include the names, titles, and employers of the recipients as well as the purpose for the expenditures.
D.    Political and Charitable Activity/Contributions
1.    Charitable Activity
It is in the Company’s best interest to have a positive and beneficial impact upon the communities in which we operate, so directors and employees are encouraged to actively participate in their communities and charitable organizations of their choice. However, directors and employees should make it clear that they are acting in a personal capacity and ensure that the activities do not interfere with their responsibilities to the Company. Additionally, directors and employees are prohibited from pressuring other employees or Company business partners to either participate in or make a contribution to any charitable organization. Charitable contributions on behalf of the Company are permitted with the approval of the Board or a duly authorized executive, with appropriate consultation of the Legal Department.  Any contribution should not be made with the intent or expectation that the Company will either obtain or retain business as a result of such contribution.

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2.    Political Activity
Directors and employees are free to support candidates and causes and make political contributions on an individual basis as long as these activities are separate and distinct from their work at the Company and do not create any real or perceived conflicts of interest. Political contributions or expenditures on behalf of the Company are permitted only when allowed under local law and with the approval of the Board or a duly authorized executive, with appropriate consultation of the Legal Department.  Any contribution or expenditure should not be made with the intent or expectation that the Company will either obtain or retain business as a result of the contribution or expenditure.

3.    Political Office
To ensure that any potential conflicts of interest are addressed in a timely manner, directors and employees should promptly notify the Legal Department if they are either seeking or have been elected/appointed to any political office or other government/public position.
4.    Lobbying
The Company will not attempt to exert improper influence on any governmental agency, representative or official to produce a beneficial outcome. Lobbying is a legitimate pursuit and the Company will comply with any applicable local, state, and/or federal laws, rules and regulations governing this activity in the jurisdictions in which we do business. Directors and employees should not, directly or indirectly, contact any government official in an attempt to influence legislation or other government policy on behalf of the Company without the written pre-approval of the Legal Department.
E.    Intellectual Property
Intellectual property can mean many things, ranging from concepts and inventions to business processes and software. While some intellectual property is protected by law, such as copyrights and trademarks, it is the responsibility of employees to safeguard the Company’s intellectual property and to respect the intellectual property rights of others. To the extent permitted by law, the Company’s intellectual property includes everything that is either created or modified by employees in the course of their work for the Company.
Compliance with these standards can take many forms, including without limitation the appropriate use of authorized and fully licensed software and refraining from hiring someone in an attempt to obtain a competitor’s confidential information. The laws, rules and regulations around intellectual property can be complex and confusing, so employees are encouraged to seek guidance on these issues as appropriate, from their the Legal Department.

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F.    Books and Records
The Company is committed to creating and maintaining transparent, accurate and reliable business records, which allow us to make informed business decisions, properly prepare financial statements and timely make required SEC reports and other public disclosures. All business information and records, financial or otherwise, along with Company disclosures and communications, must be accurate, consistent, and conform to required accounting and reporting principles as well as the Company’s internal policies. Employees are never permitted to make false or misleading entries into any books, records or accounts of the business and Company funds may never be used for any purpose other than as detailed on the documentation supporting the payment.
1.    Financial Personnel
Employees responsible for any aspect of the Company’s internal controls over financial reporting must be particularly careful to ensure that entries are honest, accurate and consistent with all applicable legal and accounting requirements. Senior executives (e.g., CEO, CFO, etc.) and other employees with these responsibilities have strict obligations to ensure that the principles laid out in this section of the Code are adhered to by Company employees and that any deviation from the internal control policies or financial reporting requirements are resolved on a timely basis. In addition, senior financial staff will regularly assess the effectiveness of the Company’s internal controls, implement improvements and remediate any detected weaknesses that could affect our ability to make full, fair and understandable filings with the SEC.
2.    Audits and Investigations
Employees are prohibited from attempting, directly or indirectly, to influence, coerce, manipulate or otherwise mislead any internal or external party engaged in the performance of an audit. Employees are required to cooperate and be forthcoming with any auditors or investigators retained by the Company to evaluate any financial matter.
3.    Records and Information Management
The Company’s management of business records and destruction practices reflect legal requirements and internal control procedures. Business records can include documents, emails, and spreadsheets, regardless of their physical form or storage format. Employees should never tamper with, remove or destroy business records except in accordance with the Company’s records management guidelines. Any records that have been placed on a “legal hold” by the Legal Department should never be destroyed until the Legal Department provides notice that the hold has been lifted. If an employee is notified that business records in their possession may be relevant to an investigation, audit or litigation, care must be taken to ensure that the records are not copied, altered, overwritten, or otherwise changed from their current form.

G.    Anti-Corruption
The Company is subject to a number of anti-corruption laws around the world (e.g., the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials) that generally prohibit companies from providing anything of value (including gifts and entertainment) to foreign government officials and other parties in an attempt to improperly influence behavior, maintain or

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secure business, or obtain some other business advantage or benefit. Bribes are against the law and a violation of the Code, regardless of what “local custom” may be. Directors and employees may not provide or accept from any public official, private individual or other entity, a bribe or other exchange of value.
It is important that directors and employees seek guidance when contemplating an offer of gifts, entertainment and/or travel for another party, but it is mandatory to seek pre-approval from the Legal Department before extending these offers to any foreign officials (including government employees or employees of government owned entities) well in advance of the anticipated action.

On occasion, it may be necessary for the Company to engage agents or other third party representatives (“Agents”) to assist the Company in countries where we have no staff or limited operational experience. Agents must operate at all times in accordance with our Code, so it is important that these relationships be established with a clear understanding of both the business objectives involved and the Company’s expectations for compliance and integrity. Regardless of local custom or cultural norm, Agents are never authorized to do indirectly what the Company and its directors and employees are prohibited from doing directly.
Agents in countries with traditionally high corruption rates should be subject to an appropriate level of due diligence as part of any pre-agreement screening process. While each due diligence exercise is different based on the potential risks involved, the objective is always the same – ensure that the Company only does business with qualified and reputable parties. Beyond verifying business qualifications, effective due diligence can include looking at an Agent’s personal and professional relationships, such as its reputation and that of its clients in the marketplace as well as any ties with local business, banks and governments.
When establishing engagements with Agents, employees must ensure that the written agreement governing the relationship is in full compliance with applicable laws, rules and regulations of the United States and any other countries involved and provides for a commission, fee or other form of compensation that is reasonable and commensurate with the functions or services to be provided. Additionally, the agreement must require the Agent to affirmatively agree to abide by our standards for integrity and compliance with anti-corruption laws. Once a relationship has been established, it is the responsibility of the applicable engagement manager to confirm that an Agent’s ongoing behavior is consistent with the Code and the terms of the engagement agreement. Ignorance of an Agent’s actions on our behalf will not be tolerated, and any detected violation must be brought to the attention of the Legal Department.

H.    Securities Compliance
Many of the countries in which we operate have securities laws, rules and regulations that potentially govern transactions in Company securities as well as those of many of our customers, suppliers and other companies with whom we do business. In the course of working at the Company, directors and employees may be exposed to material non-public information about the Company or third parties. Material non-public information is any information that has not been publicly disclosed that could affect an investor’s decision to buy or sell securities. Examples include, but are not limited to, changes in senior management, potential mergers and acquisitions, financial results, major changes in strategy, or new product and service offerings. Using material non-public information in connection with a decision to sell or purchase securities (also known as “insider

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trading”) is unethical and prohibited by law. Additionally, it is also a violation to share this information (also known as “tipping”) with other parties who may in turn act on it or otherwise use it for personal advantage. In order to assist with compliance with laws against insider trading, the Company has adopted the HC2 Holdings, Inc. and Subsidiaries Amended and Restated Insider Trading Policy (the “Insider Trading Policy”) governing trading in securities of the Company by directors and officers. If you have any questions regarding the Insider Trading Policy, please consult HC2’s Chief Legal Officer.
I.    Use of Company Assets, Proprietary and Confidential Information
All employees should protect the Company's assets and seek to ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Company assets should be used for legitimate business purposes only. Any suspected incident of fraud or theft should be immediately reported for investigation. Company equipment should not be used for non-Company business, though incidental personal use may, in some circumstances, be permitted.
The obligation of employees to protect the Company's assets includes its proprietary information. The Company’s proprietary and confidential information is an important asset upon which our continued success depends. Directors and employees must properly protect and use the proprietary and confidential information of the Company and its customers, suppliers, other business partners and fellow employees. Proprietary and confidential information may only be disclosed when authorized by the Legal Department, or as may be required by law or regulation. Proprietary and confidential information includes any information that if disclosed might be of use to competitors of the Company or harmful to the Company, its customers, suppliers or other business partners. Examples include, but are not limited to, financial documents, vendor contracts, non-public presentations, consumer personally identifiable information, employee personnel files, and internal reports and memoranda. Proprietary and confidential information should only be shared internally with employees who have a “need to know” – when in doubt, it is always best to treat information as confidential and to only share it when specifically authorized to do so. Directors and employees should also take care to refrain from discussing proprietary and confidential information with family and friends or when in public spaces such as elevators and restaurants.
Employees must return all Company documents and other materials containing confidential information upon conclusion of their employment with the Company. In addition, employees are reminded that obligations related to the protection of confidential information may continue even after employment by the Company concludes. The Company is committed to compliance with all applicable laws related to the storage, access and use of confidential and/or personal information. Many countries in which the Company operates have their own legal requirements, so it is essential that employees with questions about local laws, rules and regulations regarding the management of confidential information, privacy or data protection contact the Legal Department for guidance.
The Company respects the privacy of its directors and employees and is committed to protecting personal and confidential information entrusted to us by directors and employees as part of their directorship and/or employment, respectively. Director and employee personal and confidential information and related data is strictly confidential and should only be accessed and used by authorized individuals for legitimate business purposes.

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Directors and employees should have no expectation of privacy when using technologies provided by the Company such as computers, mobile phones and voicemail and email services. The Company may monitor director and employee activity to ensure company resources are being utilized appropriately and may at its discretion inspect messages, software or other data and information stored on these devices or transmitted over the Company’s electronic networks.
J.    Behavior in the Workplace
1.    Respect
The Company and its employees are committed to treating each other as well as our customers, suppliers and others with whom we do business with the utmost dignity and respect. Without exception, every Company employee should experience a work environment that is safe, productive and free from discrimination, bullying or harassment of any type, whether visual, verbal, written or physical. Definitions of such terms may vary from country to country, but what is important is the effect of the action, not the intent of the offender. Employees should report any known or suspected incidents of discrimination, bullying or harassment as provided herein.
2.    Equal Opportunity
The Company is an equal opportunity employer. Employment decisions, including, but not limited to, recruiting, hiring, compensation, promotions, discipline and termination, will be made based on consistent, objective criteria in full compliance with any applicable law or regulation. In addition, the Company will make reasonable accommodations for any qualified applicants or employees in compliance with applicable law or regulation.
3.    Diversity
The diversity of the Company's employees is a tremendous asset. We are firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. We comply with laws concerning discrimination and equal opportunity that specifically prohibit discrimination on the basis of certain differences. In particular, we must not use race, color, religion, gender, national origin or any other characteristic protected by law as a factor in hiring, firing or promotion decisions or when determining terms or conditions of employment, or in retaliating against an employee because he or she has made a complaint of discrimination in good faith, or is or has been a participant in a related investigation. The Company’s employees are expected to treat others with respect in the workplace and not engage in any harassment, including making derogatory comments based on racial or ethnic characteristics or unwelcome sexual advances.

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4.    Safe and Secure Workplace
The Company is committed to providing a safe, healthy and nonthreatening workplace for our employees and those who may work for us or visit our facilities. To support this commitment, employees are expected to observe all safety and health related work rules, and report any work-related accident or injury promptly. Unsafe working conditions or other workplace safety issues should be immediately reported as provided herein.
5.    Workplace Violence
An important aspect of the Company’s commitment to providing a safe and secure workplace is a zero tolerance for workplace violence. Violent or threatening behavior, even if made in a seemingly joking manner, will not be tolerated and should be reported immediately as provided herein. “Violence” can include, but is not limited to, threats or acts of violence, intimidation to instill fear of physical harm, pushing, harassing, brandishing weapons, and threatening to engage in these activities. Employees are not permitted to possess weapons of any kind when on the job or at Company facilities. For purposes of this policy, “weapons” will be interpreted broadly to include guns, knives, explosives or any other item with the potential to inflict harm or destruction. As detailed above, employees have a responsibility to report any unsafe behavior or conditions; however, if an employee believes that they or someone they know are in immediate danger, local law enforcement should be contacted before reporting the matter internally. Employees who violate any of these provisions of the Code will be subject to disciplinary action, up to and including termination of employment, and when appropriate, referral for criminal prosecution.
6.    Drugs and Alcohol
Alcohol and drug abuse are serious issues in our society and can endanger the health and safety of Company employees as well as our customers, suppliers and the companies with whom we do business. Company employees are required to work free from the influence of any substance, including drugs and alcohol, which have the potential to impact their ability to work safely and effectively. This includes both prescription and non-prescription drugs that could impair an employee’s alertness or judgment while on the job and therefore jeopardize their safety and the safety of others. With the exception of moderate, responsible consumption of alcohol during Company-sponsored events or when attending business entertainment functions, employees may not purchase, manufacture, sell, possess, consume or distribute illegal drugs and alcohol when on or using Company property or conducting Company business.
7.    Electronic Systems and Technology
The Company’s computer systems and networks are provided to enable employees to conduct our internal business operations and to serve our customers. The information transmitted, received and stored using these systems are valuable Company assets that must be protected. Employees must maintain compliance with all applicable security and use policies designed to protect the confidentiality, integrity and availability of our systems, and the information they manage. Fundamental to these protections are safeguarding user IDs, passwords and access to our computer and network facilities.

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Employees must use the Company’s computer systems and networks appropriately at all times. In general, employee use of electronic systems (e.g., email, Internet, telephone, etc.) should be limited to Company business and any non-business use should be incidental, infrequent, and not distract from work obligations. Under no circumstances are employees permitted to use these systems to access or download inappropriate online content or distribute communications that others may find to be harassing, threatening, offensive or discriminatory. Given the spectrum of possible uses for these systems, the Company relies upon the common sense and good judgment of employees to ensure their appropriate use.
8.    External Communications
As a public company, the Company is subject to close scrutiny from many sources, including news organizations, government regulators and the investment community. As such, it is essential that all Company external communications and disclosures be consistent, accurate and delivered on a timely basis. To ensure that the Company complies with applicable disclosure laws, rules and regulations, external communications should only be made by directors and employees or third parties authorized to speak on behalf of the Company. Any director, employee or third party who is not so authorized and receives an inquiry from the media, government regulators or the investment community regarding the Company should refer the party to Andrew Backman, at abackman@hc2.com or (212) 339-5836.
9.    External Organizations and Presentations
Occasionally, directors and/or employees may be invited to participate in professional groups or deliver presentations at industry conferences. In these circumstances, it is important that directors and employees make it clear that the opinions expressed are their own and not necessarily representative of the Company’s position on a particular issue or subject. Additionally, such directors and employees should submit any presentation decks to the Legal Department for pre-approval.

10.    Social Media
While the format may be different, the foregoing rules also apply when directors and employees use online venues (e.g., blogs, chat rooms, and social media) to communicate with others. In addition to not disclosing any confidential or proprietary information, directors and employees must be sure to choose their words carefully in these settings, as even a seemingly harmless comment or blog posting could be misconstrued as an official Company statement and viewed by potentially thousands of individuals and organizations.
11.    Government Inquiries
The Company cooperates with appropriate requests from governmental authorities. All information provided by directors and employees must be truthful and accurate. It is never permissible to mislead an investigator, alter or destroy records, or withhold information in response to an investigation. Directors and employees who receive a subpoena, court order or other request for information or inquiry from a law enforcement or other governmental agency should contact the Legal Department for guidance on how to proceed.

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K.    Waivers
The Code is approved by the Board or a duly authorized committee thereof and the Board or such committee must approve any subsequent amendment to the Code. The Company reserves the right to amend, alter or terminate the Code at any time for any reason. The most current version of the Code can be found on the Company’s website. In extremely limited circumstances, a director or employee may make a request for a waiver to the Code in writing to HC2’s Chief Legal Officer. Any waivers for executive officers and directors can only be approved by the Board or a duly authorized committee thereof and will be promptly disclosed as required by applicable law, regulation or stock exchange rule.
L.    Non-Exclusivity
The Code is not a comprehensive document that addresses every compliance issue that may arise or covers every law or policy that could apply to the Company’s businesses around the world. Many of the topics included in the Code are addressed in greater detail in other Company materials, including other Company policies, any applicable handbooks, country-specific policies and departmental operating procedures. Directors and employees have an ongoing obligation to familiarize themselves with any laws, rules, regulations and Company policies that may be applicable to their positions within the Company. The Code has Company-wide application and a global reach; therefore, any direct conflict between a non-Board approved policy and the letter or spirit of the Code is to be resolved in favor of the Code. Individual business units and departments are permitted to adopt policies that are more restrictive than those found in the Code or other specific policies. If a particular country’s local laws, rules or regulations conflict with the Code, then the Company will follow the local law.
M.    Enforcement and Discipline
The consequences of non-compliance with the Code can include damage to our reputation in the marketplace, significant fines and penalties, and even criminal liability for individuals or the Company. Failure to comply with the standards detailed by the Code will result in disciplinary action. All discipline will be applied in a manner consistent with the Company’s policies, procedures and applicable law. Certain violations may require the Company to refer the matter to an appropriate governmental or regulatory authority for additional investigation or prosecution.
III.    WHISTLEBLOWER PROCEDURES
A.    Purpose
In recognition of the value that an empowered and informed workforce can offer, the Company has established these whistleblower procedures (the “Whistleblower Policy”) to provide guidance and procedures for the receipt, investigation and retention of reports of suspected violations of laws, rules, regulations, the Code or other Company policies, sometimes known as whistleblower complaints. These procedures reinforces the protections afforded to individuals who come forward, including anonymously, to make reports or voice concerns about violations of the Code, Company policy or suspected violations of law or regulations that govern the Company’s operations. The Company appreciates that individuals will raise concerns only if they know that doing so will make a difference; therefore, all requests for guidance and reports of misconduct will be treated seriously

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and the Company is committed to taking corrective action whenever necessary to ensure the appropriate and timely resolution and remediation of matters.
B.    Non-Retaliation
An empowered workforce, free to ask the tough questions or report suspected wrongdoing, is integral to an open environment of integrity and compliance. The Company prohibits any form of retaliation or adverse action against an employee for, in good faith, either raising an issue or reporting a suspected violation of laws, rules, regulations, the Code or any other Company policy or procedure or assisting with an investigation. Violators will be subject to disciplinary action up to and including termination of employment.
C.    Seeking Guidance and Reporting
Employees, other than executives, that have a concern are encouraged to discuss such matters first with their supervisors, managers or other appropriate personnel such as local Human Resources, or local legal counsel. Concerns relating to the employment terms or matters at the local workplace such as conflicts with colleagues and managers, disciplinary sanctions, correct and timely payment of wages and benefits should normally be resolved locally, unless the matter is exceptionally serious as described below or cannot be reported through the normal reporting line.
Complaints that involve or may have the potential to involve either HC2’s Chief Legal Officer or HC2’s Chief Administrative Officer should be submitted directly to the Chairman of the Audit Committee.
This Policy is intended for serious and sensitive concerns that could have an adverse impact on the operations and performance of the business of the Company, and which due to the nature of the concern, cannot be reported through your normal reporting line, such as:

•	unlawful activity;

•	financial fraud (for example accounting manipulation, non-compliance with internal controls procedures, misappropriation of assets or fraudulent statements);

•	bribery or corruption (for example conflicts of interest, bribery, sponsorships and donations, gifts or facilitation payments);

•	serious endangerment to environment, health and safety; and

•	activities which otherwise by law, treaty or agreement, amount to serious improper conduct.
Individuals seeking to report serious and sensitive concerns have a number of reporting options available that allow for confidential, and if they so choose, anonymous reports:

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The Compliance Hotline • Toll-free (+1-888-475-8376) • Available 24x7, 365 days a year • Managed by Navex Global • Able to take reports on an anonymous basis	The Audit Committee Regular mail marked “Confidential” HC2 Holdings, Inc. Attn.: Audit Committee Chairman 450 Park Ave, 30th Floor New York, NY 10022
Compliance Email compliance@hc2.com

D.    Contents of Report
In order for the Company to properly respond and investigate a report under this Policy, the report should set forth facts and evidence, rather than speculation and innuendo. Preferably, the report should include, but is not limited to, the following:

•	The event or issue that is the subject of the report;

•	To the extent applicable, the approximate date, time and location of any specific event(s);

•	The name(s) of the person(s) involved; and

•	Any documentary or other evidence to support the report.
E.    Treatment of Complaints
All reports to HC2’s Chief Legal Officer and HC2’s Chief Administrative Officer (the “Compliance Officers”) or otherwise will be treated confidentially, to the extent practicable and legally permissible. Directors and employees have the option of remaining anonymous, although there may be instances where the investigation of a report may be negatively impacted if the Compliance Officers or other personnel are unable to follow up with an anonymous caller to obtain additional information. All investigations will be conducted in a fair and impartial manner, consistent with Company policies and any applicable law.
Individuals making an anonymous report to the Compliance Hotline will be given a reference number to allow for follow-up on the matter including the opportunity to respond to additional questions from those responsible for investigating the matter.
Reports of misconduct must always be made in good faith, which means that individuals must believe the information they are providing is complete and truthful.
Directors and employees are expected to cooperate fully with an investigation and any failure to do so may lead to disciplinary action. When the circumstances and findings of a completed investigation permit, the Compliance Officers or other personnel will contact the party making the original report to close out the matter.

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The Compliance Officers will conduct a preliminary review of the facts and circumstances of reports captured by internal resources and contact the Audit Committee Chairman to provide a high-level overview of the allegation and to seek approval for the anticipated plan of investigation. At its discretion, the Audit Committee can remove an allegation from the internal investigative process and assign the matter to an independent third-party for investigation. If a third-party investigator is chosen, the Company will provide the Audit Committee with funding to compensate the third-party investigator.
The conclusions of the investigation shall be submitted to the Audit Committee. The Audit Committee may decide on placing any investigation report before the Board depending on the gravity and magnitude of the violation.
F.    Retention of the Records
The Company shall retain a copy of all complaints or concerns, investigation reports and all relevant documentation thereof. The Audit Committee shall decide the period of retention of all these records by the Company, subject to limitations in applicable legislation.
G.    Policy Updates and Exceptions
The Compliance Officers, while working with appropriate internal or external parties, is required to review and propose amendments to the Whistleblower Policy as may be necessary to ensure continuous alignment with all applicable laws, rules and regulations. Any updates to the Whistleblower Policy must be approved by the Audit Committee. Exceptions to the Whistleblower Policy can only be approved by the Audit Committee to the extent that such exceptions may be permitted by law, regulation and exchange listing standard.
H.    Other Majority-Owned Subsidiaries
The Company will share this Policy with other majority-owned subsidiaries who have installed similar Whistleblower Policies and Procedures, see Schedule B. All majority-owned subsidiaries are required to report to the Company any Whistle Blower activity and results of investigations on a quarterly basis, and may request to present to the Board at its next regularly scheduled Board meeting.

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IV.    CERTIFICATION
By signing this statement, I acknowledge that I have reviewed, understand, and agree to adhere to the Company’s Code of Conduct and Whistleblower Policy and Procedures. I am not personally aware of any violations of the Code and furthermore, I understand that if the Company determines my conduct warrants it, I may be subject to disciplinary action.

Signature    _____________________________

Name        _____________________________
(Please print)

Date         _____________________________

Approved: May 8, 2014
Amended and Restated: November 3, 2016
Amended and Restated: May 4, 2017
Schedule A Updated: November 27, 2017

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Schedule A

Subsidiaries Included in Policy
(Updated as of 11/27/17)

704Games Company
ANG Holdings, Inc.
Benevir Biopharm, Inc.
Continental Insurance Group, LTD
Continental LTC, Inc.
Continental General Insurance Company
DBM Global Inc.
Genovel Orthopedics, Inc.
Global Marine Holdings, LLC
HC2 Broadcasting Holdings, Ic.
Nervve Technologies, Inc.
PTGi International Carrier Services, Inc.
PTGi International Carrier Services, LTD
Pansend Life Sciences, LLC
R2 Dermatology Incorporated

Schedule B

Subsidiaries with Own Policy

Global Marine Systems Limited

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HC2 GLOBAL ANTI-CORRUPTION, TRADE AND ANTI-BOYCOTT COMPLIANCE PROGRAM

INTRODUCTION
HC2 Holdings, Inc. and all of its domestic and international subsidiaries, divisions and controlled affiliates (collectively, “HC2” or “the Company”) are committed to complying with all applicable laws, including but not limited to the anti-corruption, economic sanctions, export controls, and anti-boycott laws of the United States and other countries where the Company conducts business.  As part of this company-wide commitment, it is important that all HC2 directors, officers, and employees (collectively, “HC2 Personnel”) familiarize themselves with the policies contained in this Global Anti-Corruption, Trade and Anti-Boycott Compliance Program.  The Company also expects and requires its agents, contractors (to the extent they act on behalf of the Company), consultants, joint venture partners and other persons acting for or on behalf of the Company (collectively, “Business Partners”) to comply with all such policies where applicable.

Non-compliance with the requirements enunciated in the policies and procedures set forth in the Company’s Global Anti-Corruption, Trade and Anti-Boycott Compliance Program will not be tolerated, and failure by any HC2 Personnel or Business Partners to adhere to these requirements may result in disciplinary action up to and including termination of employment or other business relationships.  Please consult with your business unit’s compliance officer or the office of the Chief Legal Officer if you have any questions or concerns regarding these policies.

ANTI-CORRUPTION COMPLIANCE POLICY

1.    PURPOSE OF POLICY
HC2 Holdings, Inc. and all of its domestic and international subsidiaries, divisions and controlled affiliates (collectively, “HC2” or the “Company”) are committed to complying with all applicable anti-corruption laws, including but not limited to the U.S. Foreign Corrupt Practices Act (“FCPA”) and U.K. Bribery Act. It is a long-standing policy of the Company to maintain company-wide awareness of the importance of anti-corruption compliance.
HC2 strictly prohibits both bribery of public officials and commercial bribery among private parties. HC2 does not condone direct or indirect provision or receipt of any improper payment or other benefits for the purpose of gaining any commercial advantage.
2.    APPLICABILITY OF POLICY
This Policy applies to all directors, officers, and employees of the Company (collectively, “HC2 Personnel”), regardless of where they are located. The Company also expects and requires its agents, contractors (to the extent they act on behalf of the Company), consultants, joint venture partners and other persons acting for or on behalf of the Company (collectively, “Business Partners”) to comply with all applicable anti-corruption laws and adhere to the principles enunciated in this Policy. Failure to comply with or adhere to this Policy may result in sanctions, including termination.
3.    OVERVIEW OF THE APPLICABLE LAWS
All HC2 Personnel and Business Partners must adhere to the following principles:

•
General Requirements to Prevent Bribery and Corruption: HC2 Personnel and Business Partners may not directly or indirectly give, offer, promise, approve, or authorize to give to anyone – or accept or solicit from anyone – anything of value (including without limitation a bribe, kickback or other unlawful incentive) to induce the recipient to take improper action that would bestow a commercial benefit or advantage on HC2 or any other party. Such behavior is prohibited by the anti-corruption laws in virtually all jurisdictions.

•
Dealing with Public Officials: While it is both the policy of HC2 and the laws of most jurisdictions to prohibit bribery of any kind, interactions with Public Officials (defined below) must be handled with particular care. Bribery of Public Officials is subject to heightened scrutiny in every country and often carries severe criminal penalties for both the HC2 Personnel and the Company. In addition, a number of countries, including the United States, penalize the bribery of Public Officials in countries other than their own. For purposes of this Policy, a “Public Official” includes:

◦
any officer or employee of a government or any department, agency, or instrumentality thereof (including, for example, a government-owned or government-controlled state enterprise) or of a public international organization (such as the World Bank, the International Monetary Fund, the World Intellectual Property Organization, the World Trade Organization, the OECD, and the Organization of American States);

◦
any person acting in an official capacity for or on behalf of any of the foregoing (including, for example, a civil servant, administrative or judicial personnel, a member of the military, or a consultant who holds a government position); or

◦	any political party or official thereof, or any candidate for political office.
Though they are not themselves Public Officials, interactions with family members of, and others closely associated with, Public Officials are subject to the same restrictions as interactions with Public Officials.
It is not uncommon for HC2 Personnel or Business Partners to come into contact with employees of state-owned or state-controlled enterprises, who are considered Public Officials under the laws of most jurisdictions and this Policy. HC2 Personnel and Business Partners should exercise extra care in dealing with employees of state-owned or state-controlled enterprises, particularly if such employees are in a position to purchase, administer, recommend, or arrange for the purchase of HC2 products or services.

•
Dealing with Persons Who May Engage in Bribery: HC2 Personnel or Business Partners may not give, offer, promise, approve, or authorize to give to any person anything of value if circumstances reasonably suggest a high probability that such person has offered or given, or will offer or give, anything of value for the purpose of inducing improper action.

•
Books and Records: Certain anti-corruption and other laws require that HC2’s books and records accurately and completely reflect the Company’s transactions and activities, including the nature and purpose of the transaction or activity. Accordingly, HC2 Personnel and Business Partners must not make any false, inaccurate, incomplete, or misleading entry in Company books or records for any reason.

•
Engagement of Business Partners: Anti-corruption laws generally prohibit improper payments made indirectly or otherwise through a third party. Under certain circumstances, HC2 may be held liable for violations of applicable anti-corruption laws committed by its Business Partners. Accordingly, HC2 Personnel must exercise particular care when engaging Business Partners to act on behalf, or in the interest, of the Company.

4.    PROCEDURES
While HC2 Personnel must comply with the general requirements of this Policy at all times, detailed procedures regarding certain activities are important for anti-corruption compliance. Accordingly, all HC2 Personnel must understand and comply with the following procedures and related requirements.

•
Gifts, Entertainment/Meals, and Hosted Travel for Public Officials: HC2 Personnel must consult and comply with the following chart before providing any gift, entertainment, meal, or hosted travel. Please note that the requirements here apply to all types of gifts, entertainment, meal, or hosted travel provided to Public Officials (or their family members and/or other persons closely associated with the Public Official) regardless of what they are called (e.g. compensation for the Public Officials’ time, consulting fee, promotional rebates or rewards, etc.).

	Allowed	Not Allowed Without Prior Approval from the office of Chief Legal Officer
Gifts
Gifts that (1) are not cash or cash equivalents, (2) have market value not exceeding $50 at any one time or $100 in total in any calendar year, (3) are incidental to promoting, demonstrating or explaining HC2’s products/services and bear the Company’s name or logo, (4) are not a kickback, reward, or rebate conditioned on the sale of HC2’s services or products, (5) are presented openly with complete transparency, and (6) clearly are allowed under local laws.

Cash or cash equivalents (e.g., gift cards, travelers’ checks, gift certificates, pre-paid telephone or shopping cards).
Any gift that functions as a kickback, reward, or rebate linked to the sale of HC2’s services or products.
Any gift with a market value greater than $50; or gifts to one Public Official and/or persons closely associated with the Public Official with an aggregate value exceeding $100 in a calendar year.
Jewelry, electronics, art work, home furnishings, wine or alcoholic products or other items that are personal in nature and have no connection to HC2’s business.
Any gift that is not clearly allowed under local laws.

Entertainment/Meals
Meals that (1) are modest by local standards and in any case do not exceed $50 per person or $200 in total, (2) are incidental to legitimate informational discussions in which HC2’s services or products are being promoted, explained or demonstrated, (3) involve the presence of HC2 Personnel, (4) do not involve any family member or guest of the Public Official, and (5) clearly are allowed under local laws.

Any form of entertainment (e.g., theater or sports events, vacation trips, etc.).
Any meal that exceeds $50 per person or $200 in total.
Any meal that is not incidental to legitimate business discussions. Examples include (1) meals that are considered luxurious by local standards; (2) meals at which no HC2 Personnel are present; (3) meals at which family members or guests of the Public Official are also present.
Any meal for which the payment is made through reimbursement to the Public Official.
Any meal that is not clearly legal under local laws.

Hosted Travel
Payment of reasonable travel and accommodation expenses that (1) are not considered luxurious by local standards and in any case do not exceed $50 per person or $200 in total, (2) are associated solely with inviting the Public Official to attend legitimate business/informational meetings for the purpose of promoting, explaining, demonstrating HC2’s products or services, (3) do not cover the expenses of the Public Official’s family members or guests, (4) do not include any cash per diems or “pocket money,” and (5) clearly are allowed under local laws.

Paying for expenses that exceed $50 per person or $200 in total.
Paying for travel for family members or guests.
Paying for “side trips” or sight-seeing trips or hotel stays longer than necessary to conduct legitimate business meetings for the purpose of promoting or demonstrating company products and services.
Cash per diems or “pocket money.”

	Allowed	Not Allowed Without Prior Approval from the office of Chief Legal Officer
Other benefits	Not Applicable	Internship (paid or unpaid) Employment opportunities Any benefit that functions as an incentive or reward linked to the sale of HC2’s services or products

•
Facilitating Payments to Public Officials: HC2 does not allow facilitating payments (i.e., small-sum payments to low-level Public Officials to facilitate routine, non-discretionary government functions). Before making or authorizing any forms of payment that may be perceived as facilitating payments, HC2 Personnel, Business Partners or any person acting on behalf of the Company must contact your business unit’s compliance officer or the office of the Chief Legal Officer for prior approval. Please note that legally mandated fees for expedited administrative services are not prohibited facilitating payments for the purpose of this provision if such fees are set in an open and transparent manner and if proper receipt is provided.

•
Political Contributions and Charitable Donations: Political contributions and charitable donations on behalf of HC2 require prior approval from the Chairman of the Company. While HC2 Personnel may make personal political or charitable contributions allowed by applicable laws, any such payments must be made in a way that makes clear to an outside observer that they are purely personal in nature and are unrelated to any business of HC2. In this regard, HC2 Personnel or Business Partners should exercise extra caution when the personal political or charitable donation is suggested or recommended by a party that has an existing or potential business relationship with HC2.

•
Accounting: HC2 Personnel must not under any circumstance record any entry in Company books or records in a way that may conceal the true nature of a transaction. All Company operations and record keeping shall be conducted in accordance with the following principles:

◦	Transactions are executed in accordance with management’s general or specific authorization;

◦
Transactions are accurately recorded in sufficient detail as necessary to: (i) permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements; and (ii) maintain accountability for assets;

◦	Access to assets is permitted only in accordance with management’s general or specific authorization;

◦	The recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

◦	No undisclosed or unrecorded fund or asset of the Company shall be established or maintained for any purpose.

•
Engagement of Non-U.S. Business Partners: HC2 Personnel may not engage a non-U.S. Business Partner on behalf of HC2 without consulting with your business unit’s compliance officer or the office of the Chief Legal Officer. HC2 Personnel who wish to retain or engage a non-U.S. Business Partner must conduct pre-engagement due diligence, obtain written compliance commitments and certifications, and undertake appropriate post-engagement supervision and oversight of non-U.S. Business Partners’ activities on behalf of the Company.

◦	Before engaging a non-U.S. Business Partner, HC2 Personnel must:

▪	Determine that there is a legitimate business-related reason for engaging the non-U.S. Business Partner;

▪
Conduct appropriate due diligence to ensure that the non-U.S. Business Partner is reputable, such as through an in-person interview, a visit to the Business Partner’s premises, reviewing the credentials of the Business Partner, and obtaining independent business references;

▪	Confirm that the non-U.S. Business Partner is qualified to perform the required service and has sufficient capacity to do so;

▪	Ensure that the non-U.S. Business Partner’s proposed compensation is based on prevailing industry standards and is commensurate with his/her experience and the services to be rendered;

▪	Obtain answers to the Questionnaire for Prospective Non-U.S. Business Partner attached as Appendix 1; and

▪	Fill out the HC2 Internal Form for Engaging a Non-U.S. Business Partner attached as Appendix 2.

◦	When finalizing the engagement of a non-U.S. Business Partner, HC2 Personnel must:

▪
Discuss the Company’s anti-corruption compliance expectations, as reflected in this Policy and applicable anti-corruption laws, with the non-U.S. Business Partner, and bring to the attention of your business unit’s compliance officer or the office of the Chief Legal Officer any concerns or suspicions that the non-U.S. Business Partner might not meet those expectations;

▪	Using the information provided by a non-U.S. Business Partner in Appendix 1:

o
Screen the non-U.S. Business Partner and its key personnel against the U.S. Government’s Consolidated Screening List of Restricted Parties, which is available at http://2016.export.gov/ecr/eg_main_023148.asp (click on “CSL Search Engine” in the “Tools” section); and

o	Contact your business unit’s compliance officer or the office of the Chief Legal Officer to perform a detailed screening through the Company’s web-based subscription with Dow Jones Risk & Compliance;[1]

▪
Include in all contracts with non-U.S. Business Partners provisions requiring compliance with applicable anti-corruption laws and providing indemnification for any costs or penalties stemming from the Business Partner's violations of anti-corruption laws. A sample Anti-Corruption Provision to Appear in Contracts with Non-U.S. Business Partners is attached as Appendix 3.

◦	After engaging a non-U.S. Business Partner, HC2 Personnel must:

▪
Actively monitor the Non-U.S. Business Partner’s actions and activities on behalf of HC2 and report any suspicious activities to your business unit’s compliance officer or the office of the Chief Legal Officer;

▪	Collect the HC2 Anti-Corruption Compliance Certification for Non-U.S. Business Partners attached as Appendix 4.

▪
In appropriate circumstances, or as directed by your business unit’s compliance officer or the office of the Chief Legal Officer, provide, or arrange for, compliance training of the non-U.S. Business Partner and auditing of the non-U.S. Business Partner’s business operations.

•
Personnel Training and Certification: In consultation with the office of the Chief Legal Officer, each business unit will determine which of its respective employees should receive anti-corruption compliance training and how often such training will be provided. The compliance officers for each business unit shall submit an annual report and proposal for training for the following year to the office of the Chief Legal Officer by no later than December 15 of each year.

•
Compliance with This Policy: Compliance with the requirements and procedures set forth in this Policy, whether or not involving any adverse consequences to the Company, will be an important consideration in HC2 Personnel's annual evaluation and decisions concerning HC2 Personnel's promotion and continuing employment.

•
Reporting Violations: HC2 Personnel must report all known or suspected violations of this Policy and/or applicable anti-corruption laws. The Company has established procedures for submitting complaints, reports, and concerns by HC2 Personnel regarding violations of this Policy as well as other questionable accounting or auditing matters. These procedures are published on the Company’s website, at www.HC2.com, under the link chain “Investors - Corporate Governance - Whistleblower Reporting”. Such complaints, reports or concerns may be communicated to the Company’s office of the Chief Legal Officer or the Chairman of the Audit Committee through a toll-free hotline at 1-888-475-8376 (available 24x7, 365 days a year) or by email at compliance@hc2.com. In accordance with the Company’s policy, no person who in good faith reports violations or suspected violations of this Policy shall be subject to retaliation.

•	Contact Information for Additional Guidance: Any questions regarding this Policy should be directed to the office of the Chief Legal Officer at compliance@hc2.com.
Approved by the Board of Directors of HC2 Holdings, Inc. on May 4, 2017.
_______________________________

1    Each business unit with international operations, must obtain a separate license to perform these searches. For information on obtaining a seat, the business unit's compliance officer should contact Jeanne E. Rouleau at jrouleau@hc2.com.

Appendix 1
Questionnaire for Prospective Non-U.S. Business Partners
Full Legal Name of Company:

Please attach separate sheets to this form if additional space is needed.
Basic Company Information

1.	Your company's location, website, and contact information (please provide both a phone number and an email address)

2.	Full legal names of owners, principals, and key personnel of company

a.    Owners/major shareholders
b.    Chairman/president
c.    Managing director
d.    Other senior company officers

3.	Please provide one or more general references (persons/firms familiar with your company).

Interactions with Government Officials

4.	Are any governmental interactions, approvals or licenses required or needed for this project?
Yes ____ No ____
If the answer is yes, please describe.

5.	a. Does any current or former government official, political party official, candidate for political office, or relative of such a person have a direct or indirect ownership interest in your company?

Yes ____ No ____

b.	Is any current or former government official, political party official, candidate for political office, or relative of such a person an employee, officer or director of the Company?

Yes ____ No ____
If the answer to either (a) or (b) above is “yes”, please state the name(s) and official position(s) of such person(s).

6.	Is your company in any way affiliated with one or more state-owned entities?

Yes ____ No ____
If the answer is yes, please provide the full legal name(s) of such state-owned entit(ies).

7.
Does your company or any employee of your company have any business, familial, or other association(s) with any current or former government department, government official, political party official, candidate for political office, or relative of such a person?

Yes ____ No ____
If the answer is yes, please describe.

Contemplated Business Relationship with HC2

8.	Description of the work to be performed for HC2

9.	Countries and territories where the work at issue will be performed

Full legal names of individuals who will perform the work at issue (if more than five individuals, please list the names of individuals who will supervise the work)

10.	Description of the background of individuals performing the work at issue and explanation on why you believe they are qualified to perform the work

11.	Bank account into which your company will be paid:
a.    Bank name and location
b.    Account number
c.    Name on account
Anti-Corruption Compliance

12.
Has your company, any associated entity, any prior entity, any prior associated entity, any present or former employee of your entity been suspended from doing business in any capacity, been charged with any criminal act, or been the subject of any allegation of fraud, misrepresentation, bribery, or other related activities?

Yes ____ No ____

If the answer is yes, please explain.

13.	Have you reviewed the attached HC2 Anti-Corruption Compliance Policy and HC2 Anti-Corruption Compliance Certification for Non-U.S. Business Partners?
Yes ____ No ____

14.	Will your company comply with applicable anti-corruption laws and the compliance expectations in the attached HC2 Anti-Corruption Compliance Policy?
Yes ____ No ____

15.
Will your company be willing to cooperate with HC2 if HC2 has any inquiries regarding the work your company performs for HC2 (including allowing HC2 to audit your company’s books and records related to the work performed for HC2) and provide to HC2 the signed HC2 Anti-Corruption Compliance Certification for Non-U.S. Business Partners annually during the terms of the work at issue?

Yes ____ No ____

I certify that, to my best knowledge and belief, the above answers are complete and accurate.

Authorized Representative Signature:

Printed Name of Representative:

Representative Title:

Company:

Date:

Appendix 2
HC2 Internal Form for Engaging a Non-U.S. Business Partner
Individual and Business Unit requesting approval:
Please fill out this form after you review the completed HC2 Questionnaire for Prospective Non-U.S. Business Partners and conduct due diligence on the prospective Non-U.S. Business Partner. Please attach separate sheets to this form if additional space is needed.
Contemplated Business Relationship with HC2

1.	How were you referred to the prospective Non-U.S. Business Partner? If applicable, please provide name and contact information of the person/entity that provides the referral.

2.	Who at HC2 will supervise the work done by the prospective Non-U.S. Business Partner?

3.
Please describe the business reason for engaging the prospective Non-U.S. Business Partner. If there are other parties offering similar services, please explain why HC2 should engage the prospective Non-U.S. Business Partner rather than such other parties.

4.	Please describe the compensation to be provided to the prospective Non-U.S. Business Partner.

5.	Please explain why you believe the compensation to the prospective Non-U.S. Business Partner is commercially reasonable.

Due Diligence

6.
Please describe the due diligence conducted regarding the prospective Non-U.S. Business Partner (e.g. interview of company officers, visits to company offices, review of company books and records, internet search, third-party references, etc.).

7.
Based on your review of the prospective Non-U.S. Business Partner’s answers to the HC2 Questionnaire for Prospective Non-U.S. Business Partners and the due diligence you conducted, can you confirm that the answers are both complete and, to your best knowledge after conducting due diligence, accurate?

Yes ____ No ____
If the answer is no, please explain.

8.
Is the bank account provided by the prospective Non-U.S. Business Partner in the prospective Non-U.S. Business Partner’s name and lawfully organized in the country where the prospective Non-U.S. Business Partner does business?

Yes ____ No ____
If the answer is no, please explain.

9.	Do you believe that the prospective Non-U.S. Business Partner will strictly comply with applicable anti-corruption laws and the compliance expectations in the HC2 Anti-Corruption Compliance Policy?
Yes ____ No ____
If the answer is no, please explain.

10.
Do you expect that the prospective Non-U.S. Business Partner will be willing to (1) cooperate with HC2 if HC2 has any inquiries regarding the work performed for HC2 (including allowing HC2 to audit the prospective Non-U.S. Business Partner’s books and records related to the work performed for HC2) and (2) provide to HC2 the signed HC2 Anti-Corruption Compliance Certification for Non-U.S. Business Partners annually during the terms of the work at issue?

Yes ____ No ____
If the answer is no, please explain.

11.
Please identify any potential areas of risks associated with the prospective Non-U.S. Business Partner that would cause the prospective Non-U.S. Business Partner to fail to strictly comply with applicable anti-corruption laws and the HC2 Anti-Corruption Compliance Policy. You are encouraged to be as forthcoming and as specific as possible in answering this question (attaching additional pages if needed). Identification of potential risks will not necessarily mean that the prospective Non-U.S. Business Partner will not be engaged, and failure to report risk areas that HC2 Personnel reasonably should have known after due inquiries could adversely impact HC2 Personnel’s evaluations and continuing employment at HC2).

I certify that, to my best knowledge after due inquiries, the above answers are complete and accurate.

HC2 Personnel Signature:

Printed Name of HC2 Personnel:

HC2 Personnel Title:

Division/Office:

Date:

APPROVAL BY HC2 DIVISIONAL SUPERVISOR/OFFICE OF THE CHIEF LEGAL OFFICER

Signature:

Name:

Date:

Appendix 3
Anti-Corruption Provision to Appear in Contracts with Non-U.S. Business Partners

Compliance with Laws: {NON-U.S. BUSINESS PARTNER} agrees that it will adhere to and comply with all applicable laws, including but not limited to all applicable anti-corruption laws. {NON-U.S. BUSINESS PARTNER} hereby, as appropriate, represents, warrants, affirms and agrees that:
1.    None of the principals, officers or employees of {NON-U.S. BUSINESS PARTNER} is a government official, an official of any public international organization, a political party official, a candidate for political office, or an officer, director or employee of an enterprise owned or controlled by a government (referred to collectively herein as “Public Official”).
2.    In connection with the performance of {NON-U.S. BUSINESS PARTNER’S} obligations under this Agreement, {NON-U.S. BUSINESS PARTNER} and any person acting on {NON-U.S. BUSINESS PARTNER’S} behalf shall comply with all applicable anti-corruption laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act (the “FCPA”) and the U.K. Bribery Act (the “UKBA”). In particular, {NON-U.S. BUSINESS PARTNER} and any person acting on {NON-U.S. BUSINESS PARTNER’S} behalf shall not, directly or indirectly, make, promise, approve, authorize or offer to give to anyone – or accept or solicit from anyone – anything of value (including but not limited to cash payments) to induce the recipient (whether or not such person is a Public Official) to take improper action that would bestow a commercial benefit or advantage on HC2 or any other party.
3.    If there are any additional owners in, or changes in the ownership of, {NON-U.S. BUSINESS PARTNER}, {NON-U.S. BUSINESS PARTNER} shall notify HC2 of the identity of the new owner(s) within fifteen (15) business days after such ownership change. HC2 may terminate this Agreement if HC2 disapproves of such ownership change.
4.    Before retaining or engaging any other party to perform the Services under this Agreement, {NON-U.S. BUSINESS PARTNER} shall obtain written approval from HC2 and require the other party to agree in writing to the same anti-corruption compliance representations and warranties provided herein.
5.    {NON-U.S. BUSINESS PARTNER} shall, upon request of HC2, sign and provide a certification, attached as Annex [___], to HC2 confirming {NON-U.S. BUSINESS PARTNER’S} compliance with the aforementioned compliance commitments.
6.    {NON-U.S. BUSINESS PARTNER} shall fully cooperate with HC2’s request for internal anti-corruption compliance investigations, and shall allow HC2 (or its representatives) to audit the {NON-U.S. BUSINESS PARTNER’S} books and records with respect to the work performed on behalf of HC2 at any time.
7.    {NON-U.S. BUSINESS PARTNER} shall provide periodic training on applicable anti-corruptions laws and regulations, including without limitation the FCPA and the UKBA, to its employees who are or may be involved in performing the Services under this Agreement.
8.    If HC2 believes that a breach of any of the anti-corruption compliance representations and warranties described herein has occurred or will occur, HC2 may withhold further commission payments until it has received confirmation to its satisfaction that no breach has occurred or will occur. HC2 shall not be liable to {NON-U.S.

BUSINESS PARTNER} for any claims, losses, interests, or damages related to its decision to withhold commission payments under this provision.
9.    If {NON-U.S. BUSINESS PARTNER} or any person acting on behalf of {NON-U.S. BUSINESS PARTNER} fails to comply with the anti-corruption compliance representations and warranties described herein, (i) HC2 has the right to terminate this Agreement, notwithstanding any other provision of the Agreement to the contrary, (ii) {NON-U.S. BUSINESS PARTNER} shall forfeit any commissions owed to it by HC2, (iii) {NON-U.S. BUSINESS PARTNER} shall immediately return to HC2 any commissions paid by HC2 arising from any transaction in violation of the anti-corruption compliance representations and warranties described herein, (iv) {NON-U.S. BUSINESS PARTNER} shall keep HC2 fully and effectively indemnified against any and all losses, claims, damages, charges, expenses, liabilities, demands, proceedings, and actions which HC2 or HC2's affiliates may sustain or incur by reason of {NON-U.S. BUSINESS PARTNER'S} failure to comply with the anti-corruption compliance representations and warranties described herein.
10.    All payments due to {NON-U.S. BUSINESS PARTNER} under the Agreement shall be made by bank wire transfer to a lawful business account of {NON-U.S. BUSINESS PARTNER} at a designated bank in the country/countries where performances of {NON-U.S. BUSINESS PARTNER’S} obligations under this Agreement will take place.
11.    In no event shall HC2 be obligated under this Agreement to take any action that HC2 believes in good faith would cause it to be in violation of any anti-corruption laws of any country, including, without limitation, the FCPA and the UKBA.
12.    All of the information and certifications {NON-U.S. BUSINESS PARTNER} has provided to HC2 was and remains accurate and complete. If subsequent developments cause such information or the certifications provided herein to no longer be accurate or complete, {NON-U.S. BUSINESS PARTNER} shall immediately notify HC2 of such change in circumstances.

Appendix 4
HC2 Anti-Corruption Compliance Certification for Non-U.S. Business Partners

My company,                                                      , which has a business relationship with HC2 or its affiliates (hereinafter "HC2" or the "Company"), hereby as appropriate represents, warrants, affirms, acknowledges and agrees that:

1.    Throughout the duration of my company’s business relationship with HC2, my company has complied and will comply with all of the requirements set forth in the “Compliance with Laws” provision in the agreement between my company and HC2.

2.    In particular, my company and any person acting on my company's behalf have complied and will comply with all applicable laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act. In this regard, those who represent or perform work for HC2 have reviewed and complied with, and will comply with, the HC2 Anti-Corruption Compliance Policy throughout the duration of my company’s business relationship with HC2.

3.    All of the information and certifications my company has provided to HC2 were and remain accurate and complete. If subsequent developments cause such information or the certifications provided herein to no longer be accurate or complete, my company shall immediately notify HC2 of such change in circumstances.

4.    My company authorizes HC2 to use any information contained in this Certification in any litigation, arbitration, or other proceeding in connection with my company's representation and/or performance of work for HC2.

Authorized Representative Signature:

Printed Name of Representative:

Representative Title:

Company:

Date:

HC2 HOLDINGS, INC.
EXPORT CONTROLS AND SANCTIONS COMPLIANCE POLICY

1.	PURPOSE OF POLICY

HC2 Holdings, Inc. and all of its domestic and international subsidiaries, divisions and controlled affiliates (collectively, “HC2” or “the Company”) are committed to complying with all applicable U.S. economic sanctions and export control laws and regulations (collectively, “U.S. Sanctions” and “Export Controls”).

2.	APPLICABILITY OF POLICY

This policy applies to all directors, officers, and employees of the Company (collectively, “HC2 Personnel”), regardless of where they are located. The Company also expects and requires its agent, contractors (to the extent they act on behalf of the Company), consultants, joint venture partners and other persons acting for or on behalf of the Company (collectively “Business Partners”) to comply with all applicable U.S. Sanctions and Export Controls and adhere to the principles enunciated in this Policy. Failure to comply with or adhere to this Policy may result in sanctions, including termination.

3.	OVERVIEW OF THE APPLICABLE LAWS

All HC2 Personnel and Business Partners must adhere to the following principles:

•
General Requirements of U.S. Sanctions and Export Controls: U.S. Sanctions and Export Controls are primarily administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) and the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”). U.S. Sanctions are intended to protect and promote the national security, foreign policy and economy of the United States and are composed of various distinct sanctions programs, consisting of comprehensive economic sanctions against certain countries and territories and targeted economic sanctions against individuals and entities worldwide. With limited exceptions, economic sanctions programs are generally applicable only to U.S. persons and do not directly restrict the activities of foreign persons when such activities involve no U.S. nexus (e.g., no involvement of goods, software or technology subject to U.S. law, or payments in U.S. Dollars that have to clear through the U.S. financial system). U.S. Export Control restrictions “follow the goods,” meaning that non-U.S. persons may also have obligations under Export Control laws when dealing in goods, software or technology (collectively, “Items”) subject to U.S. law (either due to its origin or level of controlled U.S. content in Items made outside the United States).

o
Exceptions to General Rules: U.S. Sanctions contain several important exceptions that have extraterritorial applications. Specifically, U.S. Sanctions against Cuba and Iran contain provisions that require non-U.S. entities that are “owned or controlled” by U.S. entities to comply with the same restrictions as their U.S. parent company. Because HC2 portfolio companies are “owned or controlled” by HC2, a U.S. Company, all HC2 portfolio companies and all HC2 Personnel and Business Partners acting for or on behalf of the Company must comply with U.S. Sanctions against Cuba and Iran.

o
Joint Ventures: For purposes of U.S. Sanctions, joint ventures in which an HC2 portfolio company holds a 50% or greater stake are subject to the same restrictions as any HC2 portfolio company. For JVs in which an HC2 portfolio company holds less than a 50% stake, restrictions may still apply depending upon the specific facts and circumstances. Consultation with the Chief Legal Officer is required before any dealings by HC2 Personnel detailed or seconded to, or otherwise working with, such a JV in connection with any JV activities involving a sanctioned country.

•
Restricted Parties: U.S. Sanctions and Export Controls impose restrictions on dealings with a number of individuals and entities (collectively, “Restricted Parties”). These restrictions can range from limitations on specific kinds of activities to a total prohibition on nearly all dealings involving a Restricted Party in any capacity. There are a number of different lists of Restricted Parties, the most important of which include the following:

o
Specially Designated Nationals: Individuals and entities embargoed or “blocked” pursuant to U.S. Sanctions are generally included on OFAC’s Specially Designated and Nationals and Blocked Persons List (“SDN List”). The SDN List identifies individuals and entities that have engaged in sanctionable conduct or have been determined to be owned or controlled by, or to be acting on behalf of, OFAC-sanctioned governments, entities or individuals. The SDN List also identifies other individuals and entities that have been designated as sanctions targets pursuant to sanctions programs that are not country-specific (e.g., terrorists, narco-traffickers, arms dealers, etc.). U.S. persons are generally prohibited from transferring, paying, exporting, withdrawing or otherwise dealing in the property or interests in property of any Specially Designated National (“SDN”), as well as any entity in which an SDN owns, or two or more SDNs own collectively, directly or indirectly, an interest of 50% or more, even if such entity is not separately identified on the SDN List.

o
Sectoral Sanctions: OFAC has designated a number of entities, primarily in Russia, on the Sectoral Sanctions Identification List (“SSIL”). SSIL entities are subject to narrower restrictions than SDNs, but certain activities (e.g., providing services for certain deepwater, Arctic offshore, or shale oil projects, extensions of credit beyond certain specified time periods) are prohibited.

o
Foreign Sanctions Evaders: OFAC also maintains the Foreign Sanctions Evaders List (“FSE List”), which identifies foreign individuals and entities determined to have violated, attempted to violate or caused a violation of U.S. Sanctions against Syria or Iran or facilitated deceptive transactions for or on behalf of persons subject to U.S. Sanctions (each such individual or entity, an “FSE”). Transactions involving an FSE are generally prohibited when the activity has any U.S. nexus.

o
Entity List: BIS maintains a number of lists, including the Entity List (“Entity List”), which identifies foreign individuals and entities that have engaged in activities contrary to U.S. national security and/or foreign policy interests. Transactions with entities on the Entity List that involve U.S.-origin Items, or foreign-origin items containing greater than a de minimis quantity of U.S.-origin controlled content, generally require a license from BIS.

•
Due Diligence Required: OFAC, BIS, and other U.S. Government agencies maintain additional lists of sanctioned entities and individuals that prescribe more limited restrictions on dealings, which may also be relevant depending on the circumstances. Therefore, consulting the SDN List, the FSE List, the SSIL, the Entity List, and other U.S. Government restricted party lists (collectively, the “Consolidated Screening List”) and conducting adequate background checks with respect to all counterparties, including agents, suppliers, and customers, is critical to ensuring compliance with U.S. Sanctions and Export Controls.

•
Export Control Licensing Requirements: U.S. Export Controls impose compliance requirements beyond merely avoiding certain dealings with Restricted Parties, and may impose a licensing requirement for the transfer of U.S.-origin Items or foreign-origin Items containing greater than a de minimis quantity of U.S.-origin controlled content, even to persons and countries that are not subject to U.S. Sanctions, including many European countries, or for certain end users (for example, for use in targeted oil/gas exploration projects in Russia, even if no designated parties are involved). Accordingly, all exports of such Items must be screened by the your business unit’s compliance officer or the office of the Chief Legal Officer to determine any potential licensing obligations before they are exported.

4.	PROCEDURES

While HC2 Personnel must comply with the general requirements of this Policy at all times, detailed procedures regarding certain activities are important for U.S. Sanctions and Export Controls compliance. Accordingly, all HC2 Personnel must understand and comply with the following procedures and related requirements.

•
New Business Intake: Prior to pursuing or engaging in any dealings with a potential customer, agent, consultant, third-party service provider, intermediary or business partner (each a “Counterparty”), all HC2 Personnel must conduct due diligence in accordance with the following procedures in furtherance of ensuring full compliance with U.S. Sanctions:

o
Step 1 – Determine the location, domicile, and nationality of the Counterparty: U.S. Sanctions prescribe broad prohibitions on dealings in, with and involving certain countries and territories, as well as persons owned or controlled by, or acting on behalf of, persons who are domiciled, or who are nationals of, such countries and territories.

▪
If the Counterparty is located or domiciled in, or is a national of or ordinarily resident in, a country/territory categorized as “red” or “orange” in the below table of Sanctioned Countries and Territories, do not engage in any further communications with the Counterparty without first contacting your business unit’s compliance officer or the office of the Chief Legal Officer and obtaining guidance and approval with regard to any dealings with such Counterparty.

•	It is highly likely that dealings with a Counterparty that is located or domiciled in, or that is the national of, a “red” country/territory will be prohibited under U.S. Sanctions.

•
It is likely that dealings with a Counterparty that is located or domiciled in, or that is the national of, an “orange” country or territory will also be prohibited under U.S. Sanctions if they involve certain industries or projects (e.g., oil and gas) or a certain part of the territory (i.e., the Crimea region of Ukraine/Russia – please note that Crimea is itself listed as a “red” territory but when dealing with Ukraine or Russia, you need to ensure that a transaction does not involve the Crimea region itself).

▪
If the Counterparty is located or domiciled in, or is a national of, a country/territory categorized as “yellow” or “green” in the below table of Sanctioned Countries and Territories, proceed to Step 2 below.

o
Step 2 – Obtain the legal name and the address of the Counterparty: Provide such legal name and address to your business unit’s compliance officer or the office of the Chief Legal Officer for screening against the Consolidated Screening List. Do not proceed with any further communications or dealings with such Counterparty until your business unit’s compliance officer or the office of the Chief Legal Officer has confirmed that such Counterparty is not designated or that any designation does not give rise to a prohibition under U.S. Sanctions on relevant dealings with such Counterparty.

o	Step 3- Obtain additional information regarding the Counterparty: Obtain any additional information needed to confirm that the Counterparty is not owned or controlled by, or acting on behalf of, any entities or individuals (i) that are located or domiciled in, or nationals of or ordinarily resident in, sanctioned countries or territories or (ii) are designated persons or entities. Important questions to ask a Counterparty in this regard include:

▪	Who are the officers and directors of the Counterparty? Where are they located or domiciled? Of which countries are they nationals?

▪
Who are the owners (including ultimate beneficial owners, not just immediate corporate owners in the case of multi-layered structures) of the Counterparty and what are the levels of their respective ownership interests? Where are they located or domiciled?

▪
Does the Counterparty maintain any significant connections with sanctioned countries/territories under U.S. Sanctions? Does the Counterparty engage, or has it engaged in the past, in dealings with entities or individuals that are the subject or target of U.S. Sanctions?

o
Once such information is obtained, it should be provided to your business unit’s compliance officer or the office of the Chief Legal Officer, who will assess the compliance risks associated with dealings with the Counterparty.

Sanctioned Countries and Territories*
Country or Territory	Protocol
Cuba, Crimea, Iran, Sudan (North Sudan)**, Syria, North Korea	Avoid. Do not engage in any communications with the Counterparty without first contacting your business unit’s compliance officer or the office of the Chief Legal Officer.
Russia, Ukraine	Proceed with extreme caution. Do not engage in any communications with the Counterparty without first contacting your business unit’s compliance officer or the office of the Chief Legal Officer.
Balkans, Belarus, Burundi, Central African Republic, Democratic Republic of Congo, Iraq, Lebanon, Libya, Somalia, South Sudan, Venezuela, Yemen, Zimbabwe	Proceed to STEP 2
All other countries/territories	Proceed to STEP 2

*For further information regarding the various countries and territories sanctioned under U.S. Sanctions, please refer to the OFAC Sanctions Compliance Matrix, attached hereto at Appendix 1, and contact your business unit’s compliance officer or the office of the Chief Legal Officer.
**Sudan sanctions are currently subject to an OFAC general license authorizing most transactions that are otherwise prohibited under the Sudanese Sanctions Regulations – however, this general license is scheduled to be reviewed by July 2017. Unless and until such time as the U.S. Government revokes the Sudan sanctions, it is HC2’s policy to continue treating Sudan as a “red” country for compliance purposes.

Approved by the Board of Directors of
HC2 Holdings, Inc. on May 4, 2017

Appendix 1
OFAC Sanctions Compliance Matrix
The following matrix is intended as a reference guide to be used to facilitate compliance with U.S. Sanctions and is not comprehensive as to the full scope of all relevant laws and regulations, nor does it address sanctions imposed by the EU and other jurisdictions. For example, certain non-geographic sanctions programs, such as counter narcotics trafficking or counterterrorism sanctions, are not included in this matrix. Therefore, all transactions must be screened against the Consolidated Screening List to ensure that any SDNs designated under non-geographic sanctions programs (or other restricted parties) will be captured; while the countries listed below are particularly likely to raise compliance concerns, SDNs or other restricted parties may be found in any country. Please consult your business unit’s compliance officer or the office of the Chief Legal Officer for further guidance.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Balkans-Related Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in extremist violence in the former Yugoslav Republic of Macedonia, southern Serbia, the former Federal Republic of Yugoslavia or elsewhere in the Western Balkans region. These sanctions are not territorial in nature (they do not apply to all of the countries in the Western Balkans region); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult the office of your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Belarus Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in, or responsible for, activity that has undermined the democratic process in Belarus, human rights abuses related to political oppression in Belarus or public corruption in Belarus. The entire government of Belarus is not designated but several high-ranking officials, including the President, are SDNs, so dealings with the government can raise issues if such SDNs are involved, including as a signatory for agreements.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Burundi-Related Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in large-scale human rights abuses in Burundi. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Central African Republic Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in large-scale human rights abuses in the Central African Republic. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Cuba Sanctions	• Comprehensive country-based sanctions program that prohibits virtually all dealings in, with or involving Cuba and Cuban nationals.
•    DO NOT ENGAGE IN ANY ACTIVITIES RELATED TO DEALINGS IN, WITH OR INVOLVING CUBA OR NATIONALS OF CUBA WITHOUT FIRST CONSULTING WITH YOUR BUSINESS UNIT’S COMPLIANCE OFFICER OR THE OFFICE OF THE CHIEF LEGAL OFFICER.

Democratic Republic of Congo-Related Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in large scale human rights abuses in the Democratic Republic of Congo. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Iran Sanctions
•    Comprehensive country-based sanctions program that prohibits most dealings in, with or involving Iran and Iranian nationals.
•    Includes certain extraterritorial, “secondary sanctions” applicable to non-U.S. persons and directs the imposition of penalties, such as restrictions on accessing the U.S. financial system and ineligibility for contracting with U.S. government entities (among others), on foreign persons determined to have engaged in certain dealings in, with or involving Iran or Iranian nationals.

•    DO NOT ENGAGE IN ANY ACTIVITIES RELATED TO DEALINGS IN, WITH OR INVOLVING IRAN OR NATIONALS OF IRAN WITHOUT FIRST CONSULTING WITH YOUR BUSINESS UNIT’S COMPLIANCE OFFICER OR THE OFFICE OF THE CHIEF LEGAL OFFICER.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Iraq-Related Sanctions	• Prohibits dealings with individuals and entities determined to be associated with the former regime of Saddam Hussein.
•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Lebanon-Related Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in actions designed to undermine Lebanon’s legitimate and democratically elected government. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Libya Sanctions
•    Prohibits dealings with individuals and entities determined to be associated with the former regime of Muammar al-Gaddafi. These sanctions are no longer territorial in nature (they do not apply to the whole country and do not target the entire Government of Libya any more); instead, these are list-based restrictions that apply to designated parties/SDNs, and continue to restrict access to certain assets of the Libyan Investment Authority (and its owned/controlled entities) that were blocked as of September 2011 in the United States, or within possession/control of U.S. persons.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

North Korea Sanctions	• Broad, country-based program that prohibits certain dealings in, with or involving North Korea and certain North Korean entities and individuals, including the Government of North Korea.
•    DO NOT ENGAGE IN ANY ACTIVITIES RELATED TO DEALINGS IN, WITH OR INVOLVING NORTH KOREA OR NATIONALS OF NORTH KOREA WITHOUT FIRST CONSULTING WITH YOUR BUSINESS UNIT’S COMPLIANCE OFFICER OR THE OFFICE OF THE CHIEF LEGAL OFFICER.

Somalia Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in acts that directly or indirectly threaten the peace, security, or stability of Somalia. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Sudan Sanctions	• Broad, country-based program that prohibits certain dealings in, with or involving Sudan (North Sudan) and certain Sudanese entities and individuals, including the Government of Sudan.
•    DO NOT ENGAGE IN ANY ACTIVITIES RELATED TO DEALINGS IN, WITH OR INVOLVING SUDAN OR NATIONALS OF SUDAN WITHOUT FIRST CONSULTING WITH YOUR BUSINESS UNIT’S COMPLIANCE OFFICER OR THE OFFICE OF THE CHIEF LEGAL OFFICER.
•    Note: On January 17, 2017, OFAC issued a general license authorizing all transactions prohibited by the Sudanese Sanctions Regulations. This license is currently scheduled for review by July 2017. Unless and until such time as the U.S. Government revokes the Sudan sanctions, it is HC2’s policy to continue treating Sudan as a “red” country for compliance purposes.

South Sudan-Related Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in acts that directly or indirectly threaten the peace, security, or stability of South Sudan. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Syria Sanctions	• Broad, country-based sanctions program that prohibits certain dealings with respect to Syria and certain entities and individuals associated with the Syrian government.
•    DO NOT ENGAGE IN ANY ACTIVITIES RELATED TO DEALINGS IN, WITH OR INVOLVING SYRIA OR NATIONALS OF SYRIA WITHOUT FIRST CONSULTING WITH YOUR BUSINESS UNIT’S COMPLIANCE OFFICER OR THE OFFICE OF THE CHIEF LEGAL OFFICER.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Ukraine/Russia-Related Sanctions including Comprehensive Sanctions on the Crimea region
•    Prescribes broad restrictions on dealings in, with or involving Crimea region of Ukraine/Russia.
•    Targets certain individuals and entities – most of which are domiciled or located in Ukraine or Russia – determined to be involved in activities that undermine democratic processes and institutions in Ukraine, threaten the peace, security, stability, sovereignty and territorial integrity of Ukraine or contribute to the misappropriation of the assets of Ukraine.
•    Parties sanctioned under so-called “sectoral” sanctions and subject to more limited restrictions (compared to SDNs) may be designated under the Sectoral Sanctions Identifications List, which carries restrictions regarding certain dealings by U.S. persons with such designated parties. Sectoral sanctions also target certain projects in Russia’s oil and gas sector, not just parties in the financial and defense sectors.
•    Parties subject to asset freeze restrictions are independently designated under the SDN List.

•    DO NOT ENGAGE IN ANY ACTIVITIES RELATED TO DEALINGS IN, WITH OR INVOLVING CRIMEA OR CRIMEAN PERSONS WITHOUT FIRST CONSULTING WITH YOUR BUSINESS UNIT’S COMPLIANCE OFFICER OR THE OFFICE OF THE CHIEF LEGAL OFFICER.
•    With respect to any other dealings in, with or involving Ukraine or Russia, before engaging in any such dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Venezuela-Related Sanctions
•    Prohibits dealings with individuals or entities determined to be involved in activities that undermine democratic processes and institutions in Venezuela, or who have participated in serious human rights abuses or the corruption of public officials in the Government of Venezuela. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

OFAC Sanctions Program by Country	Description of Sanctions Program	Recommended Action
Yemen-Related Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in acts that directly or indirectly threaten the peace, security or stability of Yemen. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

Zimbabwe Sanctions
•    Prohibits dealings with individuals and entities determined to be involved in undermining democratic processes or institutions in Zimbabwe. These sanctions are not territorial in nature (they do not apply to the whole country); instead, these are list-based restrictions that apply to designated parties/SDNs.

•    Before engaging in any dealings: (i) screen all counterparties, including agents, suppliers and customers, against the Consolidated Screening List; and (ii) conduct adequate background checks regarding such counterparties to ensure that they are not owned, controlled or acting on behalf of any sanctioned parties.
•    If any counterparty is designated on the Consolidated Screening List or suspected to be owned, controlled or acting on behalf of a sanctioned party, cease contact with such counterparty, do not proceed with the contemplated dealings and consult your business unit’s compliance officer or the office of the Chief Legal Officer immediately.

HC2 HOLDINGS, INC.
U.S. ANTI-BOYCOTT REGULATIONS COMPLIANCE POLICY

1.	PURPOSE OF POLICY

HC2 Holdings, Inc. and all of its domestic and international subsidiaries, divisions and controlled affiliates (collectively, “HC2” or the “Company”) are committed to complying with U.S. anti-boycott laws and regulations. It is the policy of the Company to maintain company-wide awareness of the importance of anti-boycott compliance.

2.	APPLICABILITY OF POLICY

This Policy applies to all directors, officers, and employees of the Company (collectively, “HC2 Personnel”), regardless of where they are located. The Company also expects and requires its agents, contractors (to the extent they act on behalf of the Company), consultants, joint venture partners and other persons acting for or on behalf of the Company (collectively, “Business Partners”) to comply with all applicable anti-boycott laws and adhere to the principles enunciated in this Policy. Failure to comply with or adhere to this Policy may result in sanctions, including termination.

3.	OVERVIEW OF THE APPLICABLE LAWS

All HC2 Personnel and Business Partners must adhere to the following principles:

•
General Requirements: U.S. Anti-boycott Regulations prohibit HC2, including its non-U.S. controlled subsidiaries, from engaging in activities that directly or indirectly support international boycotts opposed by the United States, such as (but not limited to) the Arab League boycott of Israel. This includes activities such as agreeing to comply with all laws of a boycotting country, refusing to do business with an entity in a boycotted country, responding to a request to provide information about business relationships with boycotted countries or blacklisted persons, or entering into contracts or agreements with prohibited boycott-related language.

•
Reporting Requirements: The applicable regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) and the U.S. Department of the Treasury’s Internal Revenue Service (“IRS”) also require reporting to the U.S. Government the receipt of a request to engage in boycott-related activities, even if the Company does not respond or agree to the request.

4.	PROCEDURES

•
Review: In reviewing transaction documentation (e.g. letters of credit, requests for proposals, bid invitations, proposed contracts, purchase orders, shipping documents), HC2 Personnel should flag any suspected boycott-related language or requests and must report such language to your business unit’s compliance officer or the office of the Chief Legal Officer. Boycott-related language or requests can come in any form, written or oral, and from any party, regardless of location. Consult Appendix 1 for examples of boycott-related language or requests. The following countries are currently listed by the U.S. Government as Boycotting Countries:

•	Iraq - Libya - Saudi

•	Kuwait - Qatar - Syria

•	Lebanon - United Arab Emirates - Yemen

Boycott-related requests and language can, however, be received from any country. In particular, transactions involving the following countries may generate boycott requests:

•	Bahrain - Oman

•	Bangladesh - Pakistan

•	Malaysia

•
Contact Legal: HC2 Personnel who receive a boycott-related request or language should not respond to the request in any way, and should immediately contact your business unit’s compliance officer or the office of the Chief Legal Officer with a general explanation of the circumstances of the request/language and a copy of the request/language. Your business unit’s compliance officer or the office of the Chief Legal Officer will review the suspected boycott-related language or requests to determine whether reporting is required under the relevant Anti-boycott Regulations and will provide guidance to employees as to whether the language must be removed, amended or other action taken.

•	Quarterly Reporting: HC2 must report to BIS quarterly whether it received any boycott-related requests and what actions were taken in response to any request.

•
Annual Reporting: HC2 must report to the IRS, on Form 5713 filed in conjunction with its annual federal corporate tax return, any operations HC2 has in or related to Boycotting Countries, as well as whether it has received requests and what actions were taken in response to any request.

•	Training: HC2 shall maintain and disseminate training materials for appropriate personnel to increase awareness of Anti-boycott Regulations compliance.

•
Recordkeeping: HC2 shall maintain records of all Anti-boycott-related documents, including boycott requests, related correspondence, legal advice, and the company’s response to any boycott requests. Such records must be maintained for a minimum of five years.

Approved by the Board of Directors of
HC2 Holdings, Inc. on May 4, 2017

Appendix 1
Anti-boycott Regulations Compliance: Examples and Tips

The following examples will help identify when a potential boycott request has been received and must be reported to your business unit’s compliance officer or the office of the Chief Legal Officer.

1.	Boycott-related Language or Requests

Boycott-related language or requests can include:

•	Request to certify that the company’s goods are not Israeli

•	Request to certify that the company will “comply with” local laws of a Boycotting Country

•	Request to certify that the company is not blacklisted

•	Requirement in an RFP that no “blacklisted” suppliers are eligible

•	Provisions or sections of contracts or other documents titled “Israel Boycott” or “Import Embargo”

•	Agreements that seek confirmation that no company employees are nationals of Israel

•	Requests to certify that vessels carrying goods are “eligible to enter Arab ports”

•	Agreements which require that packaging used on the company’s products not include any “six pointed stars”

•	Requests not to provide service or instructions in Hebrew

•	Requests to provide a boycott certification letter during product registration

2.	Examples of Common Boycott-related Language or Requests

•	The Contractor shall comply in all respects with the requirements of the law of Country X relating to the boycott of Israel.

•	The Contractor shall comply in all respects with the laws of Country X.

•
Company shall at its own expense and at all times comply with all laws, rules, regulations or requirements of the Government of State X and Country X and any bodies having jurisdiction over the site and the access thereto and therefrom including, but not limited to, the Boycott of Israel Regulations.

•
All relevant laws, rules and regulation of all duly constituted government authorities of State X of Country X, including laws with respect to boycott of Israel, shall apply in the performance of this purchase order.

•	Supplies of our purchase order should never be consigned or shipped by steamers included on Israel Boycott list.

•
A signed statement from the shipping company, or its agent, stating the name, flag, and nationality of the carrying vessel and confirming…that it is permitted to enter the ports of Country X in accordance with the laws and regulations of Country X.

•	The following questions should be answered on behalf of the Company and all its branch companies:

o	Do you have or ever have had a branch or main company, factory or assembly plant in Israel or have sold to an Israeli?

o	Do you have or ever have had general agencies or offices in Israel for your Middle Eastern or international operations?

•
In order for Company to be paid under the letter of credit, Company agrees to provide a certificate at port of entry into Country X that the goods do not contain any parts manufactured by blacklisted companies.

•	Requirement for the registration of pharmaceutical companies: certification letter regarding the boycott of Israel (i.e. do not comprise any parts, raw materials, labor or capital or Israeli origin).

•	Company agrees that no goods provided under this contract shall be manufactured by companies located in Israel, or by subsidiaries or affiliates of such companies.

3.	Key “Issue Spotting” Phrases

•	“Israel” or “Israeli”

•	“Boycott”

•	“Blacklist” or “Blacklisted”

•	“Whitelist” or “Whitelisted”

•	References to ethnicity or religious affiliation

•	“Comply with” vs “Apply” local law

•	Destination restrictions

•	Eligible source country restrictions

•	Eligible to enter ports of boycotting country

•	Negative certificates of origin (i.e. goods are not of Israeli origin)

4.	What To Do Next

•	If you have received a possible boycott-related request, immediately transmit the document to your business unit’s compliance officer or the office of the Chief Legal Officer for review.

•	Do not respond to the request until you have received guidance from your business unit’s compliance officer or the office of the Chief Legal Officer

•
You may be asked by your business unit’s compliance officer or the office of the Chief Legal Officer to take certain actions in the company’s response, such as removing language, implementing revisions or making other modifications to an RFP, bid, offer, contract, or purchase order.

•	Retain copies of the original request, related correspondence, legal guidance, and the company’s response for a minimum of five years.

5.	Questions or Concerns?

Please contact Jeanne E. Rouleau at jrouleau@hc2.com or at 954-663-1147 with any questions or concerns regarding this document.

HC2 Holdings, Inc.
HC2 Global Anti-Corruption, Trade and Anti-Boycott Compliance Program
HC2 Personnel Compliance Certification
Please complete, sign, date and return this form to your Human Resources Department with a copy to the Legal Department, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.
I, the undersigned:

(i)	acknowledge that I have received and reviewed the HC2 Global Anti-Corruption, Trade and Anti-Boycott Compliance Program effective May 4, 2017 (the “Policy”);

(ii)
fully understand that, in connection with my work for HC2, I have an obligation to fully adhere to the Policy and all applicable (i) anti-corruption laws and regulations, including but not limited to the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act, (ii) U.S. economic sanctions and export control laws and regulations, and (iii) U.S. anti-boycott laws and regulations;

(iii)	agree to comply fully with the Policy in the future;

(iv)
understand that, in order to ensure that the Policy remains in compliance with current laws and regulations, among other reasons, HC2 may, at its option, change, delete, suspend, or discontinue any part or parts of the Policy at any time and without prior notice; and

(v)	understand any violation of this Policy or applicable laws or regulations may be considered grounds for termination of my employment or other disciplinary action by HC2.

HC2 Personnel Signature

Name (Please Print)

Business Unit/Office:

Date:

HC2 HOLDINGS, INC.

2017 INSIDER TRADING POLICY
Purpose
The purpose of this Insider Trading Policy (the Policy”) is to promote compliance with applicable securities laws by HC2 Holdings, Inc. (the “Company”) and all directors, officers and employees thereof, in order to preserve the reputation and integrity of the Company as well as that of all persons affiliated with it.
Scope
This Policy applies to (i) all directors, officers and employees of the Company, its subsidiaries and controlled affiliates (collectively, the “Subsidiaries”) and their respective immediate family members living in their households (“Immediate Family Members”), (ii) other persons as may be designated from time to time by the Legal Department in consultation with the Chief Executive Officer and Chief Financial Officer, and (iii) any entities controlled by individuals subject to the Policy, including any corporations, partnerships or trusts (collectively referred to as “Covered Persons”). Transactions by the entities described in the foregoing clause (iii) should be treated for the purposes of this Policy and applicable securities laws as if they were for the individual’s own account.
The Policy applies to any and all transactions in the Company’s securities. For purposes of this Policy, the Company’s securities include without limitation its common stock, options to purchase or sell its common stock, preferred stock, convertible and non-convertible debentures, warrants and other similar instruments, and exchange-traded options or other derivative securities related thereto (collectively, “Company Securities”). The Policy also governs similar transactions in the securities of other entities, including without limitation (i) Subsidiaries, (ii) any other company in which the Company has a direct or indirect beneficial ownership interest, and (iii) for Restricted Security Persons (as defined below) only, companies included on the prohibited trading list maintained by the Company’s Legal Department (as such list may be amended from time to time, the “Prohibited Trading List”).
For the purposes of this Policy, the term “HC2 Entity” means (a) for all Covered Persons who are Restricted Security Persons, any company meeting the definition of the foregoing clauses (i), (ii) or (iii), and (b) for all Covered Persons who are not Restricted Security Persons, any company meeting the definition of the foregoing clauses (i) or (ii). The Prohibited Trading List shall contain a list of companies with which the Company has entered into a non-disclosure or other confidentiality agreement with respect to a potential investment or acquisition or any other potential investment or aquisition. Companies shall be added to and removed from the Prohibited Trading List at the discretion of the Chief Executive Officer in consultation with the Legal Department. Before entering into a transaction potentially covered by this Policy with respect to a company, a Restricted Security Person shall first be required to confirm with the Legal Department or his or her designee that such company is not on the Prohibited Trading List, as more fully set forth in the “Transaction Pre-approvals” section of this Policy.
For the purposes of this Policy, “Restricted Security Persons” include (i) all directors of the Company, (ii) those officers and other employees of the Company and its Subsidiaries who regularly work on mergers and acquisitions and related investment opportunities, (iii) other employees of the Company and its Subsidiaries as may be designated from time to time by the Chief Executive Officer in consultation with the Chief Financial Officer and the Legal Department, and (iv) the respective Immediate Family Members of any person covered by clauses (i), (ii) or (iii) of this paragraph. The Legal Department shall maintain a list of all persons covered by this paragraph (the “Restricted Security Person List”).
Prohibited Activities in Company Securities
No Covered Person may trade, buy, sell, transfer, dispose of or acquire Company Securities while in possession of material, non-public information concerning the Company and for one (1) full trading day after the date such material information has been publicly released. Notwithstanding the foregoing, this Policy shall not be deemed to prohibit:

•	purchases of Company Securities by a Covered Person from the Company or sales of Company Securities by a Covered Person to the Company;

•
the exercise of employee stock options or other equity awards or the surrender of shares to the Company in payment of the exercise price or in satisfaction of any tax withholding obligations in a manner permitted by the applicable equity award agreement, or vesting of equity-based awards, that in each case do not involve a market sale of Company Securities (the “cashless exercise” of a Company stock option through a broker does involve a market sale of Company Securities, and therefore would not qualify under this exception);

•	bona fide gifts of Company Securities that do not satisfy a legal obligation; or

•
purchases or sales of Company Securities made pursuant to a properly established 10b5-1 Plan (as defined below under “Rule 10b5-1 Trading Plans”) that has been approved in writing by the Chief Legal Officer (or in the case of the Chief Legal Officer, by the Chief Executive Officer or Chief Financial Officer) in accordance with this Policy and has not been modified in any respect after such initial approval without such modification being approved in writing in accordance with this Policy.

No Covered Person may “tip” or disclose material, non-public information to any outside person (including spouses, parents, children, siblings or other family members, investors, or members of the investment community and/or news media), unless in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information. Furthermore, no Covered Person may give trading advice of any kind about the

Company or Company Securities to anyone, whether or not such Covered Person is aware of material, non-public information.
Prohibited Activities in HC2 Entity Securities
Acquisitions
No Covered Person may acquire any securities (including without limitation common stock, options to purchase or sell common stock, preferred stock, convertible and non-convertible debentures, warrants and other similar instruments, and exchange-traded options or other derivative securities related thereto) of an HC2 Entity (“HC2 Entity Securities”) at any time, whether or not such securities are publicly traded and whether or not the Covered Person is in possession of material non-public information about the applicable HC2 Entity.
Notwithstanding the foregoing, this Policy shall not be deemed to prohibit grants of HC2 Entity Securities to a Covered Person pursuant to an incentive compensation plan, employee benefit plan, employment agreement or director compensation plan.
Sales, Dispositions and Tipping
No Covered Person may sell, transfer or dispose of HC2 Entity Securities as to which the Covered Person is in possession of material, non-public information. In addition, no Restricted Security Person may sell, transfer, or dispose of the securities of any company included on the Prohibited Trading List.
No Covered Person may “tip” or disclose material, non-public information regarding any HC2 Entity to any outside person, unless in accordance with the Company’s policies regarding the protection or authorized external disclosure of such information. Furthermore, no Covered Person may give trading advice of any kind about any HC2 Entity or HC2 Entity Securities to anyone, whether or not such Covered Person is aware of material, non-public information about that company.

Prohibited Activities in Other Companies’ Securities

No Covered Person may, while in possession of material, non-public information about any other public company gained in the course of his or her relationship with the Company, trade in the securities of the other public company while aware of such material, non-public information concerning that company, “tip” or improperly disclose such material, non-public information concerning that company to anyone or give trading advice of any kind to anyone concerning the other public company while aware of such material, non-public information about that company.

No Covered Person shall engage in a transaction intended to circumvent or otherwise achieve a result inconsistent with the purpose and intent of this Policy. For example, a Covered Person should not transact in an index investment in which Company Securities are a meaningful component if the basis for such transaction is material, non-public information concerning the Company Securities.

Material, Non-Public Information
Information about the Company or any other company is “material” when a reasonable investor would consider it important in making an investment decision to buy or sell such company’s securities. In simple terms, material information is any type of information that could reasonably be expected to affect the price of a company’s securities. While it is not possible to identify all information that would be deemed material, examples of information that would generally be considered material include the following:

•	financial performance;

•	potential mergers, acquisitions, dispositions or recapitalizations;

•	new major contracts, orders, suppliers, customers, or finance sources, or the loss thereof;

•	significant changes in volume, market share or product pricing;

•	stock splits, public or private securities/debt offerings, or changes in a company’s dividend policies or amounts;

•	significant changes in senior management;

•	actual, threatened or potential exposure to major litigation, or the resolution of such litigation;

•	approvals or denials of requests for regulatory approval by government agencies of significant products, patents or trademarks;

•	the contents of forthcoming publications that may affect the market price of a company’s securities;

•	significant changes in accounting treatment, write-offs or effective tax rate; and

•	impending bankruptcy or financial liquidity problems of the company.
Material, non-public information is material information that has not been disclosed generally to the marketplace. Information is considered “non-public” until it has been widely disseminated to the public through a Securities and Exchange Commission (the “SEC”) filing, press release, or other non-exclusionary method of disclosure reasonably designed to provide public access, and there has been sufficient time for the market to digest that information.
Any Covered Person who is unsure whether the information that he or she possesses constitutes material, non-public information should consult the Chief Executive Officer or the Legal Department for guidance before trading in any Company Securities.

Pledges and Margin Loans
Covered Persons are prohibited from pledging Company Securities or HC2 Entity Securities as collateral to secure loans or purchasing Company Securities on margin. Purchasing on margin means borrowing from a brokerage firm, bank or other entity in order to purchase Company Securities (other than in connection with a cashless exercise of stock options through a broker under the Company’s equity plans).
Hedging
Covered Persons are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company Securities or HC2 Entity Securities and from engaging in any other type of transaction in Company Securities or HC2 Entity Securities that would have similar economic consequences.
Short Sales
Covered Persons are prohibited from engaging in short sales (and uncovered short derivative positions) of Company Securities and HC2 Entity Securities.
Other Transactions
Covered Persons are encouraged to consult with the Legal Department before entering into arrangements involving any Company Securities or HC2 Entity Securities under circumstances that are not expressly contemplated in this Policy (“Other Transactions”), which may also be subject to the foregoing restrictions. Other Transactions by Restricted Security Persons and Blackout Persons (as defined below) are subject to the “Transaction Pre-approvals” section of this Policy.
Blackout Periods
In addition to the foregoing restrictions, Blackout Persons are presumed to be in possession of material, non-public information in the ordinary course of their duties with the Company, and therefore are subject to more restrictive limitations on when they may buy or sell Company Securities, as follows:
Quarterly Restrictions.
Blackout Persons are prohibited from buying, selling or otherwise transferring or trading in any Company Securities beginning from twenty (20) calendar days before the end of a fiscal quarter and ending upon the completion of the first full trading day after the Company has publicly disseminated its financial results for such fiscal quarter (any such period, a “Blackout Period”). For example, see below for an illustration of when a Blackout Period begins and ends:

Exceptions to the Blackout Period policy may be approved only by the Chief Legal Officer (or, in the case of an exception for the Chief Legal Officer or persons or entities subject to this Policy as a result of their relationship with the Chief Legal Officer, the Chief Executive Officer or Chief Financial Officer or, in the case of exceptions for directors or persons or entities subject to this Policy as a result of their relationship with a director, the Board of Directors).
Trades by Blackout Persons outside of Blackout Periods may take place provided that (a) the Blackout Person does not then have knowledge of material, non-public information and (b) the proposed trade would not otherwise violate federal securities laws or the terms of this Policy.
For purposes of this Policy, “Blackout Persons” include (i) all Restricted Security Persons, (ii) all directors and officers of the Company and its Subsidiaries, (iii) other employees of the Company and its Subsidiaries as may be designated by the Chief Executive Officer, Chief Financial Officer or the Legal Department and (iv) the respective Immediate Family Members of any person covered by clauses (i), (ii) or (iii) of this paragraph.
Additional Restrictions in Specific Circumstances.
From time to time, the Chief Executive Officer, the Chief Financial Officer or the Legal Department may recommend, or require, that directors, officers, designated employees and others refrain from trading because of developments known to the Company and not yet disclosed to the public. In such a case, the persons so advised shall not engage in any transaction involving the purchase, sale or other transfer of Company Securities or HC2 Entity Securities until advised that the restriction has been terminated and should not disclose to others inside or outside of the Company the fact that such a trading restriction has been imposed. Restricted Security Persons are at all times prohibited from trading in the securities of any company included on the Prohibited Trading List.
Transaction Pre-Approvals
Restricted Security Persons and Blackout Persons are required to obtain the written approval of the Chief Legal Officer (or in the case of the Chief Legal Officer, the written approval of the Chief Executive Officer or the Chief Financial Officer) before buying, selling, transferring or otherwise trading any Company Securities or selling, transferring or otherwise disposing of HC2 Entity Securities, regardless of whether they are subject to a Blackout Period at the time they intend to transact. Furthermore, Restricted Security Persons and Blackout Persons also are required to obtain the written approval of the Chief Legal Officer (or in the case of the Chief Legal Officer, the

Chief Executive Officer or Chief Financial Officer) before entering into Other Transactions and entering into any arrangement with respect to Company Securities or HC2 Entity Securities that is not otherwise expressly contemplated in this Policy. A request for approval of a transaction should be made at least three (3) business days in advance of the proposed transaction. In addition, the Restricted Security Person or Blackout Persons must execute a certification (in a form approved by the Legal Department) that he, she or it is not aware of material, nonpublic information about the company whose securities he, she or it wishes to trade. Should the Company, at some time in the future, determine to automate this pre-approval process through the use of financial tracking software, all Restricted Security Persons and Blackout Persons will be required to register with the software vendor and follow instructions provided for proper compliance through such software program.
All trades that are approved by the Chief Legal Officer (or in the case of the Chief Legal Officer, the Chief Executive Officer or Chief Financial Officer) must be effected within five (5) business days of receipt of such approval unless a specific exception has been granted by the Chief Legal Officer, Chief Executive Officer or Chief Financial Officer, as applicable. A pre-approved trade (or any portion of a pre-approved trade) that has not been effected during the five (5) business day period must be approved again prior to execution. Notwithstanding receipt of approval from the Chief Legal Officer, Chief Executive Officer or Chief Financial Officer, as applicable, if the Restricted Security Person or Blackout Person becomes aware of material, non-public information or becomes subject to a Blackout Period or other trading suspension before the transaction is effected, the transaction may not be completed.
Rule 10b5-1 Trading Plans
Rule 10b5-l under the Exchange Act was adopted by the SEC to protect persons from insider trading liability for transactions under a written contract, instruction or plan previously established at a time when the insider did not possess material, non-public information and entered into in good faith and in accordance with all applicable federal and state laws. Under a properly established 10b5-1 plan (a “10b5-1 Plan”), Covered Persons may complete transactions in Company Securities at any time, including during Blackout Periods and other times when the Covered Person possesses material, non-public information. Thus a 10b5-1 Plan offers an opportunity for Covered Persons to establish a systematic program of transactions in Company Securities over periods of time that might include periods in which such transactions would otherwise be prohibited under the federal securities laws or this Policy. A variety of arrangements can be structured to meet the requirements of Rule 10b5-1. In particular, a 10b5-1 Plan can take the form of a blind trust, other trust, pre-scheduled stock option exercises and sales, pre-arranged trading instructions and other brokerage and third-party arrangements over which the Covered Person has no control once the plan takes effect. Covered Persons should note that Rule 10b5-1 only provides an affirmative defense in the event there is an insider trading lawsuit. It does not prevent someone from bringing a lawsuit.
Covered Persons who desire to implement a 10b5-1 Plan must first obtain approval of the plan by the Chief Legal Officer (or in the case of the Chief Legal Officer, the Chief Executive Officer or the Chief Financial Officer). In order to be eligible for approval, the 10b5-1 Plan (a) must be established only when a Covered Person is not in possession of material, non-public information about the Company and outside of a Blackout Period; (b) must be in writing; (c) must either irrevocably set forth the future date or dates on which purchases or sales of securities are to be made and the prices at which the securities are to be purchased or sold, or provide a formula for determining the price of the securities to be purchased or sold and the date or dates on which the transactions are to be completed (provided that no aspect of the formula may permit the direct or indirect exercise of any influence over the timing or terms of the purchase or sale by the Covered Person); (d) must set forth the broker who will be responsible for effecting the transactions (or method of transaction if not through a broker); and (e) may not take effect until at least thirty (30) days after the plan is established. The Legal Department will maintain a copy of all 10b5-1 Plans.
The Covered Person must provide the Chief Legal Officer (or in the case of the Chief Legal Officer, the Chief Executive Officer or Chief Financial Officer) written notice of any proposed modification or termination of a 10b5-1 Plan. In the case of a proposed modification, such modification must be approved in writing by the Chief Legal Officer (or in the case of the Chief Legal Officer, the Chief Executive Officer or Chief Financial Officer), following consultation with outside counsel, and may not take effect until at least thirty (30) days after the modification is made. Any modification must be made in good faith, outside of a Blackout Period and at a time when the Covered Person does not possess material, non-public information.
Termination of a 10b5-1 Plan should occur only in unusual circumstances, and any proposed termination of a 10b5-1 Plan must be approved in writing by the Chief Legal Officer (or in the case of the Chief Legal Officer, the Chief Executive Officer or Chief Financial Officer). Once a 10b5-1 Plan has been terminated, the Covered Person must wait at least thirty (30) days before trading outside of a 10b5-1 Plan and one (1) year before establishing a new 10b5-1 Plan.
The foregoing provisions relating to the implementation, modification and termination of a 10b5-1 Plan also apply to any 10b5-1 Plan entered into or proposed to be entered into for the purpose of selling HC2 Entity Securities.

Section 16 Insider Reporting Obligations
All transactions in Company Securities, including transactions effected pursuant to a 10b5-1 Plan and transactions involving restricted stock and other equity awards granted by the Company, by directors and officers that are subject to Section 16 of the Exchange Act (“Section 16 Insiders”) must be executed only through brokers that agree to confirm approval of the transaction pursuant to this Policy before executing the transaction. At least three (3) business days prior to executing the transaction, Section 16 Insiders shall provide written notice to, and obtain the written approval of, the Chief Legal Officer (or in the case of the Chief Legal Officer, the Chief Executive Officer or Chief Financial Officer) for each transaction in Company Securities that may be reportable on SEC Form 4 or Form 5. The requisite notice shall include all information necessary to accurately report the transaction on SEC Form 4 or 5 (with the exception of the final price and date of execution, which shall be confirmed by either the Section 16 Insider or the broker as soon as the transaction is executed).
In addition to transactions for the Section 16 Insider’s own account, Section 16 of the Exchange Act requires Section 16 Insiders to report transactions in Company Securities in which the Section 16 Insider beneficially owns a direct or indirect “pecuniary interest” (i.e., where the Section 16 Insider has the opportunity, directly or indirectly, to profit or share in any profit from a transaction in Company Securities). Section 16 Insiders may be deemed to beneficially own Company Securities held or acquired by:

•	the Section 16 Insider’s immediate family sharing the same household;

•	trusts (including living or family trusts) in which the Section 16 Insider is a settlor or has or shares investment control;

•	trusts in which the Section 16 Insider, or any member of his or her immediate family, is a beneficiary;

•	general partnerships in which the Section 16 Insider is a general partner;

•	limited partnerships where the Section 16 Insider is a general partner or has or shares investment control over the limited partnership’s portfolio securities;

•	corporations where the Section 16 Insider is a controlling shareholder or has or shares investment control over the corporation’s portfolio securities; and

•
limited liability companies in which the Section 16 Insider is a member, if structured like a general partnership, or where the Section 16 Insider has control or has or shares investment control over the limited liability company’s portfolio securities, if structured like a limited partnership or corporation.

Under Section 16 of the Exchange Act, Section 16 Insiders face strict liability for effecting non-exempt purchases and sales (or sales and purchases) in Company Securities (including Company Securities deemed to be beneficially owned by Section 16 Insiders) within a six-month period that result in a “short swing profit” (whether this profit is actual or imputed). The statute compels the Section 16 Insider to disgorge all profits gained in the transactions to the Company.
All Section 16 Insiders shall execute a special power of attorney in form and substance satisfactory to the Legal Department empowering each of the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Chief Legal Officer or such other person as may be designated by the Chief Legal Officer, to execute and timely file with the SEC the required reports with respect to any transaction in Company Securities on behalf of the Section 16 Insider. Although the Legal Department will assist Section 16 Insiders in preparing and filing the required reports with the SEC, Section 16 Insiders retain responsibility for filing the required reports under the federal securities laws.
Any person who is unsure whether they are subject to Section 16 of the Exchange Act, whether they may be deemed to beneficially own Company Securities held or acquired by members of their immediate family or trusts, partnerships, corporations or limited liability companies over which they exercise control or in which they have an interest, whether a contemplated transaction in Company Securities is reportable on Form 4 or Form 5 or whether a contemplated transaction in Company Securities may result in liability for short-swing profits should consult the Legal Department for guidance.

Reporting of Violations
Any Covered Person who violates this Policy or any federal, state or exchange rule or law governing insider trading, including tipping, or knows of any such violation by any other Covered Person, must report the violation immediately to the Legal Department. Upon learning of any such violation, the Legal Department, in consultation with the Company’s legal counsel, will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.
Compliance with the Insider Trading Policy
The Chief Legal Officer is responsible for supervising compliance with this Policy by Covered Persons. The Chief Legal Officer may designate one or more individuals who may perform the Chief Legal Officer’s duties in the event that the Chief Legal Officer is unable or unavailable to perform such duties.
As a condition to present and continued employment with the Company or any Subsidiary of the Company, as applicable, each Covered Person, shall acknowledge their receipt, understanding and compliance with, the Policy on an annual basis through (i) the use of the Company’s online tracking software or (ii) in the event the online tracking software is unavailable to the Covered Person, by executing an Acknowledgement, substantially in the form attached hereto as Appendix A. In the case of a Covered Person’s Immediate Family Members, the Covered Person shall make a representation that his or her Immediate Family Members are in compliance with the Policy and will continue to comply with the Policy in the future.
Potential Civil, Criminal and Disciplinary Sanctions

A.	Civil and Criminal Penalties
The consequences of prohibited insider trading or tipping can be severe.  Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to $1 million, and serve a jail term of up to ten (10) years.  The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties.

B.	Company Discipline
Violation of this policy or federal or state insider trading or tipping laws by any Director, Senior Officer, or Employee, or their family members, may subject the Director to removal proceedings and the Senior Officer or Employee to disciplinary action by the Company, up to and including termination for cause.

Inquiries
Please direct all inquiries regarding any of the provisions or procedures of this Policy to the Legal Department.
* * * *

Approved: November 9, 2011
Amended and Restated: August 4, 2016
Amended and Restated: March 2, 2017

APPENDIX A
HC2 Holdings, Inc.
Insider Trading Policy
ACKNOWLEDGEMENT FORM

Please complete, sign, date and return this form to your Human Resources Department with a copy to the Legal Department, HC2 Holdings, Inc., 450 Park Ave 30th Floor, New York, NY 10022.

I, the undersigned:

(i)	acknowledge receipt of the HC2 Holdings, Inc. (“HC2”) 2017 Insider Trading Policy, effective as of March 2, 2017 (the “Policy”);

(ii)
certify that, if I have been designated as a Blackout Person or a Restricted Security Person, I (a) will comply with the additional restrictions for Blackout Persons and Restricted Persons, and (b) acknowledge that I cannot trade in securities listed on the Prohibited Trading List maintained by the Company’s Legal Department;

(iii)	certify that, to the best of my knowledge, I and my Immediate Family Members complied fully with the Policy during the prior year;

(iv)	agree to comply fully with the Policy in the future;

(v)
understand that, in order to ensure that the Policy remains in compliance with current laws and regulations, among other reasons, HC2 may, at its option, change, delete, suspend, or discontinue any part or parts of the Policy at any time and without prior notice; and

(vi)	understand any violation of this Policy or applicable laws or regulations may be considered grounds for termination of my employment or other disciplinary action by HC2.

Covered Person Signature

Name (Please Print)

Date: